SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                                 AMENDMENT NO. 2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       Commission File Number:  333-142100

                         PETROSEARCH ENERGY CORPORATION
                         ------------------------------
        (Exact name of small Business Issuer as specified in its charter)


                 NEVADA                                    20-2033200
                 ------                                    ----------
    (State or other jurisdiction of            (IRS Employer Identification No.)
     incorporation or organization)
                                                              1311
                                                              ----
                                                  (Primary Standard Industrial
                                                      Classification Code)
      675 BERING DRIVE, SUITE 200
            HOUSTON, TEXAS                                    77057
            --------------                                    -----
(Address of principle executive offices)                    (Zip Code)


                                 (713) 961-9337
                                 --------------
                 Issuer's telephone number, including area code

                                 RICHARD D. DOLE
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                         PETROSEARCH ENERGY CORPORATION
                           675 BERING DRIVE, SUITE 200
                              HOUSTON, TEXAS  77057

                                   Copies to:

                             ROBERT D. AXELROD, ESQ.
                        AXELROD, SMITH & KIRSHBAUM, P.C.
                         5300 MEMORIAL DRIVE, SUITE 700
                              HOUSTON, TEXAS  77007
                                 (713) 861-1996

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

                                   CALCULATION OF REGISTRATION FEE
                                   -------------------------------

----------------------------------------------------------------------------------------------------
                                                       PROPOSED         PROPOSED
                                                        MAXIMUM          MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE   OFFERING PRICE      AGGREGATE      REGISTRATION
        TO BE REGISTERED            REGISTERED (1)     PER UNIT      OFFERING PRICE      FEE (2)
----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.001 par value (3)        4,599,290  $          1.36  $     6,255,034  $       192.03
----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.001 par value/           7,000,000  $          1.36  $     9,520,000  $       292.26
Underlying Secured Convertible
Promissory Note  (4)
----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $0.001 par value/            575,000  $          0.92  $       529,000  $        16.24
Underlying Warrants (5)
----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $0.001 par value/             96,429  $          2.00  $       192,858  $         5.92
Underlying Warrants (6)
----------------------------------  --------------  ---------------  ---------------  --------------

----------------------------------  --------------  ---------------  ---------------  --------------
TOTAL                                   12,270,719              N/A  $ 16,496,892.00  $       506.45
----------------------------------------------------------------------------------------------------

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock which may become issuable by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without consideration which results in an increase in the number of registrant's outstanding shares of common stock.
(2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457 under the Securities Act of 1933, as amended.
(3)  Shares  of  Common  Stock  issued  to  selling  stockholders.
(4) Represents shares issuable upon the partial conversion of the principal of an 8% Senior Secured Convertible Promissory Note.
(5) Represents shares issuable upon the exercise of warrants with an exercise price of $0.92 per share.
(6) Represents shares issuable upon the exercise of warrants with an exercise price of $2.00 per share.

DELAYING AMENDMENT UNDER RULE 473(A): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

The information in this prospectus is subject to completion or amendment. The securities covered by this prospectus cannot be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.
[_]

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             PRELIMINARY PROSPECTUS
                   SUBJECT TO COMPLETION, DATED JULY 5, 2007


                         PETROSEARCH ENERGY CORPORATION
                        12,270,719 SHARES OF COMMON STOCK

This prospectus relates to the offering for resale of up to 4,599,290 shares of our common stock, $0.001 par value currently held by certain selling stockholders, 7,000,000 shares of our common stock, $0.001 par value issuable upon the partial conversion of a Secured Convertible Promissory Note and 671,429 shares of common stock underlying warrants currently held by certain selling stockholders. For a list of the selling stockholders, please see "Selling Stockholders." We are not selling any shares of our Common Stock in this offering and therefore will not receive any proceeds from the sale thereof. We may, however, receive proceeds upon the exercise of the warrants held by certain selling stockholders for whom we are registering the underlying shares in the event that such warrants are exercised and paid for. We will bear all expenses, other than selling commissions and fees of the selling stockholders, in connection with the registration and sale of the shares being offered by this prospectus.

These shares may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our Common Stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Our Common Stock currently trades on the OTC Bulletin Board and is quoted on OTC Bulletin Board Quotation Systems under the symbol "PTSG.OB." On April 3, 2007 the last reported sales price of our Common Stock was $1.43 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISKS. PLEASE REFER TO THE "RISK FACTORS" BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS ____________ __, 2007.

                         PETROSEARCH ENERGY CORPORATION
                           675 BERING DRIVE, SUITE 200
                              HOUSTON, TEXAS  77057
                                 (713) 961-9337

                                TABLE OF CONTENTS
                                -----------------

PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . .  1
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
CAUTIONARY STATEMENT CONCERNING
  FORWARD LOOKING STATEMENTS. . . . . . . . . . . . . . . . . . . . .  6
THE BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
DESCRIPTION OF PROPERTIES . . . . . . . . . . . . . . . . . . . . . .  9
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . .  13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATION. . . . . . . . . . . . . . . . .  13
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS. . . . . . .  22
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
  ON ACCOUNTING AND FINANCIAL DISCLOSURE. . . . . . . . . . . . . . .  23
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS. . . . .  23
EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . .  25
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS
  AND MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .  28
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS. . . . . . . . .  30
SELLING STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . .  30
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . .  36
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . .  37
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
RESERVE ENGINEERS . . . . . . . . . . . . . . . . . . . . . . . . . .  42
COMMISSION POSITION OF INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES. . . . . . . . . . . . . . . . . . . . .  42
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . .  42
FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . .  F-1

                               PROSPECTUS SUMMARY
                               ------------------

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled "Where you can find more information" in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the "Company," "we," "us," and "our" refer and relate to Petrosearch Energy Corporation and its consolidated subsidiaries.

THE  COMPANY

Petrosearch Energy Corporation (the "Company"), a Nevada corporation formed in November 2004, is an independent crude oil and natural gas exploration and production company. We are the successor of Petrosearch Corporation, a Texas corporation formed in August 2003. (All references to capitalization and business operations herein apply to our current capitalization and operating history, including our predecessor, Petrosearch Texas.) We are a resource based energy company with operations focused in three core areas of the lower 48 states of the United States with existing production in North Dakota, Texas and Oklahoma. A majority of our effort over the next 12 months will focus on growth  through  the  drill  bit  in  our  three  Core  Areas:

     -    The  Barnett  Shale project through our participation in DDJET Limited
          LLP;
     -    The  Texas  Panhandle  water  flood  that  we  operate;  and
     - Development of the Garwood field in the Wilcox trend of South Texas that we operate.

Our goal is to develop additional production and reserves from our existing resource base. We are the successor to the business of Petrosearch Corporation, a Texas corporation that was formed in August 2003. In November 2004, shareholders of Petrosearch Corporation approved a 6.5-to-1 reverse stock split which took effect immediately prior to its merger with the Company on December 30, 2004. The effect of the merger, among other things, was to re-domicile to Nevada. Upon the completion of the merger, shareholders of Petrosearch Corporation were issued shares of our common and preferred stock representing 100% of the then issued and outstanding common and preferred shares.

Our common shares have been publicly traded on the OTC Bulletin Board under the symbol "PTSG" since November, 2005. Our principal offices are located at 675
Bering Drive, Houston, Texas 77057, and our telephone number is 713-961-9337. Our website is www.petrosearch.com.
                  -------------------

THE  OFFERING

Outstanding     38,857,485 shares (as of April 3, 2007)
Common Stock

Common Stock    Up to  4,599,290  shares of common stock held by certain selling
Offered         stockholders, 7,000,000  shares  of our common stock, $0.001 par value issuable  upon  the  partial  conversion  of  an 8% Senior
                Secured Convertible Promissory Note and 575,000 shares of common stock issuable upon the exercise of warrants, which have an exercise price of $.92 per share and 96,429 shares of common stock issuable upon the exercise of warrants which have an exercise price of $2.00 per share.

Offering Price  Determined at the time of sale by the selling stockholders.

Proceeds We will not receive any proceeds from the sale of the common stock offered by the selling stockholders that may be sold pursuant to this prospectus. We will, however, receive proceeds of approximately $721,858 upon the exercise of and payment for the warrants held by certain selling stockholders for which we have registered the underlying shares, if all such warrants are exercised. Proceeds, if any, received from the exercise of warrants will be used for general corporate purposes.

                                  RISK FACTORS
                                  ------------

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below before deciding to purchase shares of our Common Stock. If any of the events, contingencies, circumstances or conditions described in the risks below actually occurs, our business, financial condition or results of operations could be seriously harmed. The trading price of our Common Stock could, in turn, decline and you could lose all or part of your investment.

RISKS  RELATED  TO  THE  COMPANY
--------------------------------

OUR LIMITED HISTORY MAKES AN EVALUATION OF US AND OUR FUTURE EXTREMELY DIFFICULT, AND PROFITS ARE NOT ASSURED.

We have a limited operating history, having begun commercial drilling operations in August 2003. There can be no assurance that we will be profitable in the future or that the shareholders' investments in us will be returned to them in full, or at all, over time. In view of our limited history in the oil and gas exploration business, an investor must consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. There can be no assurance that we will be successful in undertaking any or all of the activities required for successful commercial drilling operations. Our failure to undertake successfully such activities could materially and adversely affect our business, prospects, financial condition and results of operations. In addition, there can be no assurance that our exploration and production activities will produce oil and gas in commercially viable quantities, if any at all. There can be no assurance that sales of our oil and gas production will ever generate significant revenues, that we will ever generate additional positive cash flow from our operations or that we will be able to achieve or sustain profitability in any future period.

WE HAVE EXPERIENCED RECENT SUBSTANTIAL NET LOSSES AND MAY INCUR ADDITIONAL OPERATING LOSSES IN THE FUTURE.

During the twelve month period ended December 31, 2006 we incurred a net loss of $2,321,925, and for the quarter ended March 31, 2007, we incurred a net loss of $1,602,405. In the event we are unable to increase our gross margins, reduce our costs and/or generate sufficient additional revenues to offset our increased costs, we may continue to sustain losses and our business plan and financial condition will be materially and adversely affected.

IF WE DEFAULT UNDER THE FEBRUARY 2007 SENIOR SECURED CONVERTIBLE PROMISSORY NOTE THE PRINCIPAL AND ACCRUED INTEREST WOULD BECOME DUE AND PAYABLE WHICH COULD SUBJECT OUR ASSETS WHICH ARE PLEDGED AS COLLATERAL TO FORECLOSURE AND WOULD SUBSTANTIALLY HARM OUR CASH POSITION AND BUSINESS PROSPECTS.

In February 2007, we borrowed $10,000,000 under an 8% Senior Secured Convertible Promissory Note. The Promissory Note contains events of default which, if triggered, would require us to pay the principal and accrued interest under the Promissory Note immediately (after the expiration of applicable cure periods). If an event of default occurs under the Promissory Note and the holder declares all outstanding principal and interest immediately due and payable, we may not be able to pay the Promissory Note and our collateral would be subject to foreclosure by the lender. If we are not able to pay the Promissory Note, our cash position and business prospects would be substantially harmed.

THE TRADING PRICE OF OUR COMMON STOCK ENTAILS ADDITIONAL REGULATORY REQUIREMENTS, WHICH MAY NEGATIVELY AFFECT SUCH TRADING PRICE.

The trading price of our common stock is below $5.00 per share. As a result of this price level, trading in our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock. As a consequence, the market liquidity of our common stock could be severely affected or limited by these regulatory requirements.

WE  ARE  DEPENDENT  ON  KEY  PERSONNEL.

We depend to a large extent on the services of certain key management personnel, including our executive officers and other key consultants, the loss of any of which could have a material adverse effect on our operations. Specifically, we rely on Mr. Richard Dole, Chairman, President and CEO, to maintain the strategic direction of the Company. We also rely on Mr. Wayne Beninger, Chief Operating Officer, to oversee the technical evaluation of projects as well as operations of the Company. Although Messrs. Dole and Beninger currently serve under employment agreements, there is no assurance that they will continue to be employed by us. We do not maintain, nor do we plan to maintain, key-man life insurance with respect to any of our officers or directors.

WE  ARE  SUBJECT  TO  POTENTIAL  LIABILITY  FROM  OPERATIONS.

We are subject to potential liability from our operations, such as injuries to employees or third parties, which are inherent in the management of oil and gas programs. While we intend to obtain and maintain appropriate insurance coverage for these risks, there can be no assurance that our operations will not expose us to liabilities exceeding such insurance coverage or to liabilities not covered by insurance.

WE  MAY  EXPERIENCE  POTENTIAL  FLUCTUATIONS  IN  RESULTS  OF  OPERATIONS.

Our future revenues may be affected by a variety of factors, many of which are outside our control, including (a) the success of project results; (b) swings in availability of drilling services needed to implement projects and the pricing of such services; (c) a volatile oil and gas pricing market which may make certain projects that we undertake uneconomic; (d) the ability to attract new independent professionals with prospects in a timely and effective manner; and
(e) the amount and timing of operating costs and capital expenditures relating to conducting our business operations and infrastructure. As a result of our limited operating history and the emerging nature of our business plan, it is difficult to forecast revenues or earnings accurately, which may fluctuate significantly from quarter to quarter.

WE  PARTICIPATE  IN  OIL  AND  GAS  LEASES  WITH  THIRD  PARTIES.

We may own less than 100% of the working interest in certain leases acquired by us, and other parties will own the remaining portion of the working interest. Financial risks are inherent in any operation where the cost of drilling, equipping, completing and operating wells is shared by more than one person. We could be held liable for the joint activity obligations of the other working interest owners such as nonpayment of costs and liabilities arising from the actions of the working interest owners. In the event other working interest owners do not pay their share of such costs, we would likely have to pay those costs. In such situations, if we were unable to pay those costs, we could become insolvent.

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE, WHICH COULD CAUSE DILUTION TO ALL SHAREHOLDERS.

We may seek to raise additional equity capital in the future. Any issuance of additional shares of our common stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock.

EXPANSION  OF OUR EXPLORATION PROGRAM WILL REQUIRE CAPITAL FROM OUTSIDE SOURCES.

We do not currently have the financial resources to explore and drill all of our currently identified prospects. Absent raising additional capital or entering into joint venture agreements, we will not be able to increase our exploration and drilling operations at the projected rate. This could limit the size of our business. There is no assurance that capital will be available in the future to us or that capital will be available under terms acceptable to us. We will need to raise additional money, either through the sale of equity securities (which could dilute the existing stockholders' interest), through the entering of joint venture agreements (which, while limiting our risk, could reduce our ownership interest in particular assets), or from borrowings from third parties (which could result in additional assets being pledged as collateral and which would increase our debt service requirements).

WE  DEPEND  ON INDUSTRY VENDORS AND MAY NOT BE ABLE TO OBTAIN ADEQUATE SERVICES.

We are and will continue to be largely dependent on industry vendors for the success of our oil and gas exploration projects. These contracted services include, but are not limited to, accounting, drilling, completion, workovers (remedial down hole work on a well) and reentries (entering an existing well and changing the direction and/or depth of a well), geological evaluations, engineering, leasehold acquisitoin (landmen), operations, legal, investor relations/public relations, and prospect generation. We could be harmed if we fail to attract quality industry vendors to participate in the drilling of prospects which we identify or if our industry vendors do not perform satisfactorily. We often have, and will continue to have, little control over factors that would influence the performance of our vendors.

WE  RELY  ON  THIRD  PARTIES  FOR PRODUCTION SERVICES AND PROCESSING FACILITIES.

The marketability of our production depends upon the proximity of our reserves to, and the capacity of, facilities and third party services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or lack of capacity of such services and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. A shut-in or delay or discontinuance could materially adversely affect our financial condition. In addition, federal and state regulation of oil and natural gas production and transportation affect our ability to produce and market oil and natural gas on a profitable basis.

WE  MAY  NOT  OPERATE  ALL  PROJECTS.

We may not operate all properties in which we have an interest; as a result, we may have limited ability to exercise influence over, and control the risks associated with, operations of these properties. The failure of a well operator to adequately perform operations, an operator's breach of the applicable agreements or an operator's failure to act in ways that are in our best interest could reduce our production and revenues. The success and timing of our development activities on properties operated by others therefore depend upon a number of factors outside of our control, including the operator's timing and amount of capital expenditures; expertise and financial resources; inclusion of other participants in drilling wells; and use of technology.

THERE  IS  LIMITED  LIQUIDITY  IN  OUR  SHARES.

There is a limited market for our shares of common stock and an investor may not be able to liquidate his or her investment regardless of the necessity of doing so. The prices of our shares are highly volatile. This could have an adverse effect on developing and sustaining the market for our securities. If the market price of our common stock declines significantly, you may be unable to resell your common stock at or above the public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly, including a decline below the public offering price, in the future. In addition, the stock markets in general can experience considerable price and volume fluctuations.

GENERAL  RISKS  OF  THE  OIL  AND  GAS  BUSINESS
------------------------------------------------

WE  ARE  SUBJECT  TO  DRILLING  AND  OPERATIONAL  HAZARDS.

The oil and gas business involves a variety of operating risks, including blowouts, cratering and explosions, mechanical and equipment problems, uncontrolled flows of oil and gas or well fluids, fires, marine hazards with respect to offshore operations, formations with abnormal pressures, pollution and other environmental risks, and natural disasters. Any of these events could result in loss of human life, significant damage to property, environmental pollution, impairment of our operations and substantial losses. Locating pipelines near populated areas, including residential areas, commercial business centers and industrial sites, could increase these risks. In accordance with customary industry practice, we will maintain insurance against some, but not all, of these risks and losses. The occurrence of any of these events not fully covered by insurance could have a material adverse effect on our financial position and results of operations.

WE  HAVE  COMPETITION  FROM  OTHER  COMPANIES.

A large number of companies and individuals engage in drilling for gas and oil, and there is competition for the most desirable prospects. We will encounter intense competition from other companies and other entities in the sale of our gas and oil production. We could be competing with numerous gas and oil companies which may have financial resources significantly greater than ours. Further, the quantities of gas and oil to be delivered by us may be affected by factors beyond our control, such as the inability of the wells to deliver at the necessary quality and pressure, premature exhaustion of reserves, changes in governmental regulations affecting allowable production and priority allocations and price limitations imposed by federal and state regulatory agencies.

THE UNAVAILABILITY OR HIGH COST OF DRILLING RIGS, EQUIPMENT, SUPPLIES, PERSONNEL AND OILFIELD SERVICES COULD MATERIALLY ADVERSELY IMPACT US.

Drilling activity in the area of our proposed initial activities is extremely high. Increased drilling activity in these areas could decrease the availability of rigs and our access to oilfield services. Either shortages or increases in the cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our operations. There can be no assurance that we will be able to obtain the necessary equipment or services may not be available to us at economical prices.

OIL  AND  GAS  PRICES  ARE  VOLATILE.

Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we can produce economically. High oil and gas prices could preclude acceptance of our business model. Depressed prices in the future would have a negative effect on our future financial results. Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand, market uncertainty and a variety of additional factors that are beyond our control. These factors include, the domestic and foreign supply of oil, the level of consumer product demand, weather conditions, political conditions in oil producing regions, including the Middle East, the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls, the price of foreign imports, actions of governmental authorities, domestic and foreign governmental regulations, the price, availability and acceptance of alternative fuels; and overall economic conditions. These factors and the volatile nature of the energy markets make it impossible to predict with any certainty future oil and gas prices. Our inability to respond appropriately to changes in these factors could negatively affect their profitability.

WE  MAY  HAVE  WRITEDOWNS  OF  OUR  ASSETS  DUE  TO  PRICE  VOLATILITY.

SEC accounting rules require us to review the carrying value of our oil and gas properties on a quarterly basis for possible write-down or impairment. Under these rules, capitalized costs of proved reserves may not exceed a ceiling calculated at the present value of estimated future net revenues from those proved reserves. Capital costs in excess of the ceiling must be permanently written down. A decline in oil and natural gas prices or a change in reserve estimates could cause a write down which would negatively affect our net income.

ESTIMATES OF OIL AND GAS RESERVES ARE UNCERTAIN AND MAY VARY SUBSTANTIALLY FROM ACTUAL PRODUCTION.

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of expenditures, including many factors beyond our control. Our oil and gas reserves set forth in this Form 10-KSB represent the estimated quantities of oil and gas based on reports prepared by third party reserve engineers. There is a reasonable certainty of recovering the proved reserves as disclosed in those reports. Information relating to our proved oil and gas reserves is based upon engineering data which demonstrates, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available geological, geophysical, engineering and economic data, the precision of the engineering and judgment. As a result, estimates of different engineers often vary. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds, and are inherently imprecise.

WE  ARE  SUBJECT  TO  GOVERNMENTAL  REGULATIONS.

Gas and oil operations in the United States are subject to extensive government regulation and to interruption or termination by governmental authorities on account of ecological and other considerations. The Environmental Protection Agency of the United States and the various state departments of environmental affairs closely regulate gas and oil production effects on air, water and surface resources. Furthermore, proposals concerning regulation and taxation of the gas and oil industry are constantly before Congress. It is impossible to predict future proposals that might be enacted into law and the effect they might have on us. Thus, restrictions on gas and oil activities, such as production restrictions, price controls, tax increases and pollution and environmental controls may have a material adverse effect on us.

THE OIL AND GAS INDUSTRY IS SUBJECT TO HAZARDS RELATED TO POLLUTION AND ENVIRONMENTAL ISSUES.

Hazards in the drilling and/or the operation of gas and oil properties, such as accidental leakage or spillage, are sometimes encountered. Such hazards may cause substantial liabilities to third parties or governmental entities, the payment of which could reduce distributions or result in the loss of our leases. Although it is anticipated that insurance will be obtained by third-party operators for our benefit, we may be subject to liability for pollution and other damages due to environmental events which cannot be insured against due to prohibitive premium costs, or for other reasons. Environmental regulatory matters also could increase substantially the cost of doing business, may cause delays in producing oil and gas or require the modification of operations in certain areas.

WE  MAY  EXPERIENCE  RAPID  INCREASES  IN  OUR  OPERATING  COSTS.

The gas and oil industry historically has experienced periods of rapid cost increases from time to time. Increases in the cost of exploration and development would affect our ability to acquire equipment and supplies. Increased drilling activity could lead to shortages of equipment and material which would make timely drilling and completion of wells impossible. The costs of producing oil and gas and conducting field operations may also be subject to rapid cost changes that are not in our control. There is no assurance that over the life of any project there will not be fluctuating or increasing costs in doing business.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS
                           --------------------------

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management. The use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, indicates a forward-looking statement.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements, which speak only to the date made. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demands and acceptance, changes in technology, economic conditions, the impact of competition and pricing, and government regulation and approvals. Petrosearch cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those Petrosearch expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business.

Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no duty to update these forward-looking statements.

For a discussion of some additional factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 2. The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of the prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of Common Stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

                                  THE BUSINESS
                                  ------------

OVERVIEW

Petrosearch Energy Corporation (the "Company"), a Nevada corporation formed in November 2004, is an independent crude oil and natural gas exploration and production company. We are the successor of Petrosearch Corporation, a Texas corporation formed in August 2003. (All references to capitalization and business operations herein apply to our current capitalization and operating history, including our predecessor, Petrosearch Texas.) We are a resource based energy company with operations focused in three core areas of the lower 48 states of the United States with existing production in North Dakota, Texas and Oklahoma. A majority of our effort over the next 12 months will focus on growth  through  the  drill  bit  in  our  three  Core  Areas:

     -    The  Barnett  Shale project through our participation in DDJET Limited
          LLP;
     -    The  Texas  Panhandle  water  flood  that  we  operate;  and
     - Development of the Garwood field in the Wilcox trend of South Texas that we operate.

Our goal is to develop additional production and reserves from our existing resource base.

OUR  HISTORY

We are the successor to the business of Petrosearch Corporation, a Texas corporation that was formed in August 2003. In November 2004, shareholders of Petrosearch Corporation approved a 6.5-to-1 reverse stock split which took effect immediately prior to its merger with the Company on December 30, 2004. The effect of the merger, among other things, was to re-domicile to Nevada. Upon the completion of the merger, shareholders of Petrosearch Corporation were issued shares of our common and preferred stock representing 100% of the then issued and outstanding common and preferred shares.

Shares of our common stock have been publicly traded on the OTC Bulletin Board under the symbol "PTSG" since November 2005. Our principal offices are located at 675 Bering Drive, Houston, Texas 77057, and our telephone number is 713-961-9337. Our website is www.petrosearch.com.
                                 -------------------

BUSINESS  PLAN

We are a resource based energy company with operations focused in three core areas of the lower 48 states of the United States. Our strategic goal is to build intrinsic shareholder value through focused operations in our three core property areas while maintaining a low cost structure at every level of our Company. We intend to bring additional production and revenues from our existing high quality resource base. We also continue to identify and evaluate other potential opportunities that would complement our current business plan and create economic value.

Over the past two years, we have assembled an inventory of high quality drilling opportunities in our core focus areas. We have a budget of approximately $20 million for lease acquisition and drilling in our Barnett Shale partnership over the next two years; we have two additional development locations on our SW Garwood, Wilcox properties; and we have 23 producing locations for development on our Texas panhandle waterflood. In the Barnett Shale project we have accumulated a significant leasehold position inside our 2 million acre, 8-county Contract Area and a multi-rig drilling program is planned for the area over the next several years. We have embarked on an aggressive program to exploit this inventory for the benefit of our shareholders.

As of December 31, 2006 we have $29,424,306 of PV-10 for proved reserves associated with our properties, which do not include reserves associated with our Barnett Shale project. We are also focused on maintaining a low cost structure throughout our business by maintaining tight control on our corporate overheads and operating costs in our properties.

CUSTOMERS

We currently have six customers who purchase our oil and gas products. During the fiscal year ended December 31, 2006, our revenues for production sales from a total of six customers were comprised of the following percentages: Eighty Eight Oil, LLC--69%; Bear Paw Energy, LLC-3%; Eagle Rock-- 3%; Valero-3%;
Plains Marketing-14%; and Upstream-8%. However, we believe there is a sufficient market to support our revenues in the event we were to lose some or all of our current customers given the nature of the high demand of our products.

COMPETITION

The petroleum and natural gas industry is intensely competitive, and we compete with other companies that have substantially larger financial resources operations, staffs and facilities. Many of these companies not only explore for and produce crude oil and natural gas, but also carry on refining operations and market oil and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may have a greater ability to continue exploration activities during periods of low hydrocarbon market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment

GOVERNMENTAL  REGULATIONS  AND  THE  COST  OF  COMPLIANCE

We are an independent crude oil and natural gas exploration and development company. Federal, state and local laws and regulations have been enacted regulating the industry which creates liability for certain environmental contamination. Environmental laws regulate, among other things, the transportation, storage, and handling of oil and gas products. Governmental regulations govern matters such as the protection of fresh water sources, both surface and subsurface, remediation of soil and water contamination resulting from business operations or accidents, disposal of residual chemical wastes, operating procedures, waste water discharges, air emissions, fire protection, worker and community right-to-know and emergency response plans. Moreover, so-called "toxic tort" litigation has increased markedly in recent years as persons allegedly injured by chemical contamination seek recovery for personal injuries or property damage. These legal developments present a risk of liability should we be deemed to be responsible for contamination or pollution caused or increased by any activities we undertake, or for an accident which occurs in the course of such activities. There can be no assurance that our policy of establishing and implementing proper procedures for complying with environmental regulations will be effective at preventing us from incurring a substantial environmental liability. If we were to incur a substantial uninsured liability for environmental damage, our financial condition could be materially adversely affected.

We presently have the ability to deliver remediation and recycling services through our vendors that meet applicable federal and state standards for the delivery of our services, and for the level of contaminant removal. The government can, however, impose new standards. If new regulations were to be imposed, we may not be able to comply in either the delivery of our services, or in the level of contaminant removal from the waste stream.

Permits are generally required by federal and state environmental agencies for the operation of our activities. The costs of acquiring the operating permits have been borne by us. Most of these permits must be renewed periodically and the governmental authorities involved have the power, under various circumstances, to revoke, modify, or deny issuance or renewal of these permits.

ENVIRONMENTAL  LAWS  AND  REGULATIONS

Our operations are subject to numerous federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on specified lands within wilderness, wetlands and other protected areas, require remedial measures to mitigate pollution from former operations, such as pit closure and plugging abandoned wells, and impose substantial liabilities for pollution resulting from production and drilling operations. To the extent laws are enacted or other governmental action is taken that restricts drilling or imposes more stringent and costly waste handling, disposal and cleanup requirements, our business and prospects could be adversely affected. At this time, we have no plans to make any material capital expenditures for environmental control facilities.

EMPLOYEES

As of April 3, 2007, we had six full-time employees, of which three are in executive positions. None of our employees are represented by a union and we consider our employee relations to be good.

RESEARCH  AND  DEVELOPMENT  EXPENDITURES

During fiscal years 2005-2006, we did not have any expenses for research and development costs.

                            DESCRIPTION OF PROPERTIES
                            -------------------------

OFFICE  PROPERTIES

We currently have two office locations, one in Houston and one in Dallas, Texas. The addresses are as follows:

675 BERING DRIVE, SUITE 200          4925 GREENVILLE AVENUE, SUITE 670
HOUSTON, TX 77057                    DALLAS, TEXAS 75206

On August 1, 2005, we leased our Dallas location, comprised of approximately 2,100 square feet of office space which is held under a sixty-four month lease at a rate of approximately $2,800 per month (with payments which began December
2005). Since July 15, 2005, our principle executive offices have been approximately 3,700 square feet of office space at 675 Bering Drive, Houston, Texas. We hold this space under a five-year lease agreement at a lease rate of approximately $5,000 per month. We believe these properties are adequate for our corporate office needs.

EXPLORATION  AND  DEVELOPMENT  ACTIVITIES

OIL  AND  NATURAL  GAS  RESERVES

Our estimate of proved reserves is based on the quantities of oil and gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. For example, we must estimate the amount and timing of future operations, development activities and costs, and work-over costs, all of which may in fact vary considerably from actual results. In addition, as prices and costs change from year to year, the estimate of proved reserves also changes. Any significant variance in these assumptions could materially affect the estimated quantity and value of our reserves.

Despite the inherent imprecision in these engineering estimates, our reserves are used throughout our financial statements. For example, since we use the unit-of-production method to amortize our oil and gas properties, the quantity of reserves could significantly impact our depreciation, depletion and amortization expense and accretion expense. Our oil and gas properties are also subject to a "ceiling" limitation based in part on the quantity of our proved reserves. Finally, these reserves are the basis for our supplemental oil and gas disclosures. For the vast majority of our reserves, we engage independent petroleum engineering firms to prepare our estimates of proved hydrocarbon liquid and gas reserves. These reserve estimates have not previously been filed with any other Federal authority or agency.

The following tables set forth summary information with respect to our proved reserves as of December 31, 2006, as estimated by compiling reserve information, which was prepared by the engineering firms of Ryder Scott Company, McCartney Engineering, LLC and internally generated engineering estimates (internal estimates make up less than 1% of our proved reserve estimates).

     ------------------------------------------------------------------------
                                                             PRE-TAX PRESENT
                                    NET RESERVES             VALUE OF FUTURE
                                                               NET REVENUES
     ------------------  ----------------------------------  ----------------
          CATEGORY       OIL (BBLS)  GAS (MCF)     BOE(1)
     ------------------  ----------  ----------  ----------  ----------------
     DECEMBER 31, 2006
     ------------------  ----------  ----------  ----------  ----------------
     PROVED DEVELOPED       263,604     557,409     356,506  $      9,640,628
     ------------------  ----------  ----------  ----------  ----------------
     PROVED UNDEVELOPED   1,494,037     752,000   1,619,370  $     19,783,678
     ------------------  ----------  ----------  ----------  ----------------

     ------------------  ----------  ----------  ----------  ----------------
     TOTAL PROVED         1,757,641   1,309,409   1,975,876  $     29,424,306
     ------------------------------------------------------------------------

(1) Estimated using a conversion ratio of 1.0 Bbl/6.0 Mcf (thousand cubic feet).

Total PV-10 value decreased to $29,424,306 as of December 31, 2006 from $46,452,324 as of December 31, 2005. The two main factors that caused the decrease in both reserve quantities and PV-10 value from 2005 to 2006 were related to our Texas Panhandle waterflood project. The reasons were as follows:
1) the price of natural gas used to calculate the PV-10 value decreased from $13.08 to $5.24 as of the years ended December 31, 2005 and 2006, respectively; and 2) Our independent reserve engineer made an internal decision in their reserve estimation process for the year ended December 31, 2006 to place greater confidence on different areas of available data related to the waterflood as compared to the year end 2005 reserve estimate. This shift in focus on other data by the independent reserve engineer caused a decrease in the estimate of our Proved Undeveloped reserves in the Texas Panhandle project of approximately 570,000 barrels of oil equivalent.

We note that reserve and cash flow estimates utilize experience and judgment as well as actual data, but actual results are often different than the estimate. Reserve engineering is a subjective process of estimating underground accumulations of crude oil, condensate and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. The quantities of oil and natural gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and natural gas sales prices may differ from those assumed in these estimates. Therefore, the pre-tax 10% Present Value of Future Net

Revenues amounts shown above should not be construed as the current market value of the oil and natural gas reserves attributable to our properties.

In accordance with the guidelines of the Securities and Exchange Commission, the engineers' estimates of future net revenues from our properties and the pre-tax 10% Present Value of Future Net Revenues thereof are made using oil and natural gas sales prices in effect as of the effective dates of such estimates and are held constant throughout the life of the properties, except where such guidelines permit alternate treatment, including the use of fixed and determinable contractual price escalations.

PRODUCTIVE  WELLS

The following table sets forth the total number of our active well bores and working interests (WI) that we maintain in each well as of April 3, 2007.

     ---------------------------------------------
                              NO. OF   WI     WI
                              WELLS   (OIL)  (GAS)
     -----------------------  ------  -----  -----
     Gruman 18-1                 1      85%    85%
     -----------------------  ------  -----  -----
     Gordon 1-18                 1      95%   N/A
     -----------------------  ------  -----  -----
     Quinduno(1)                 5     100%   100%
     -----------------------  ------  -----  -----
     Barnett Shale(3)            2    5.54%  5.54%
     -----------------------  ------  -----  -----
     Pintail #1                  1      16%    16%
     -----------------------  ------  -----  -----
     REP Pintail Flats(2)        1      16%    16%
     -----------------------  ------  -----  -----
     Corbett N. 13 #1            1      10%    10%
     -----------------------  ------  -----  -----
     TOTAL PRODUCTIVE WELLS      9
     ---------------------------------------------

     (1) Project in which the Company's working interest reduces to 90% (as described herein- North Texas/Panhandle Water Flood Project Section)
     (2) Well in SW Garwood Prospect, Colorado County, Texas, in which we have a reversionary back-in interest after payout
     (3)  WI  is  a  partnership  interest  in  DDJET  Limited  LLP

ACREAGE

The following table summarizes our gross and net developed and undeveloped natural gas and crude oil wells and acreage under lease as of April 3, 2007:

                                       -------------------------
                                          WELLS       ACREAGE
-------------------------------------  ----------  -------------
        STATE                          GROSS  NET  GROSS    NET
---------------------  --------------  -----  ---  ------  -----
DEVELOPED ACREAGE:
---------------------  --------------  -----  ---  ------  -----
Texas:
  Garwood                    Gas           2  .16   1,280    205
  Maddox (Quinduno)     19 Oil, 1 Gas     20   20   1,755  1,755
  Barnett Shale              Gas           2  .11   1,127     63
---------------------  --------------  -----  ---  ------  -----
North Dakota               Oil (1)         1  .85     280    238
---------------------  --------------  -----  ---  ------  -----
Oklahoma:
  Gordon 1-18                Oil           1  .95     610    579
  Corbett N.#13-1            Gas           1  .10     552     55
---------------------  --------------  -----  ---  ------  -----
TOTAL DEVELOPED                           27        5,604  2,895
---------------------  --------------  -----  ---  ------  -----
UNDEVELOPED ACREAGE:
---------------------  --------------  -----  ---  ------  -----
Louisiana                                           2,000    500
---------------------  --------------  -----  ---  ------  -----
Texas
  Barnett Shale                                    18,205  1,019
  Tait                                              1,250    125
  Garwood                                             438    383
---------------------  --------------  -----  ---  ------  -----
Mississippi:
  Dome Pickens                                        725    725
  Buena Vista                                         386    386
---------------------  --------------  -----  ---  ------  -----
Oklahoma                                            4,026  3,720
---------------------  --------------  -----  ---  ------  -----
TOTAL UNDEVELOPED                                  27,030  6,858
---------------------  --------------  -----  ---  ------  -----
      TOTAL                                        32,634  9,753
----------------------------------------------------------------

OPERATOR  ACTIVITIES

We currently operate all but one of our producing properties, and generally seek to become the operator of record on properties we drill or acquire. We have a non-operated partnership interest in our Barnett Shale project.

DRILLING  ACTIVITIES

The following table sets forth our drilling activities for the last three fiscal years. Our working interests in the productive wells owned as of December 31, 2006, range from a direct working interest of 100% to after payout working interest of 16%, as well as one non-operated interest of 10%. In 2005, we drilled one additional well not shown on the table due to the fact it is not yet completed. This well is the Harper Z-1 in Rodney Island, Tensas Parish. The Phillips-Burkley #1 well is to be plugged and abandoned, and the Rodney Island well is scheduled for a sidetrack of the initial well once issues with the previous Operator have been resolved (as described herein). In 2006, we drilled an exploratory well in Colorado County, which is being completed as of the date of this filing and we participated in the drilling of 6 wells in the Barnett Shale Project, two of which have been completed and are currently selling gas and the remaining four are awaiting completion.

------------------------------------------------
                      YEAR ENDED DECEMBER 31,
------------------  ----------------------------
                     2006      2005       2004
------------------  -------  ---------  --------
Development Wells:
------------------  -------  ---------  --------
Productive             1         4 (1)     5
------------------  -------  ---------  --------
Non-Productive         1        -0-       -0-
------------------  -------  ---------  --------
    TOTAL              2         4         5
------------------  -------  ---------  --------

------------------  -------  ---------  --------
Exploratory Wells:
------------------  -------  ---------  --------
Productive             1         1 (2)     4
------------------  -------  ---------  --------
Non-Productive         1         4         10
------------------  -------  ---------  --------
    TOTAL              2         5         14
------------------  -------  ---------  --------

------------------  -------  ---------  --------
Total Wells:
------------------  -------  ---------  --------
Productive             2         5         9
------------------  -------  ---------  --------
Non-Productive         2         4         10
------------------  -------  ---------  --------

------------------  -------  ---------  --------
    TOTAL              4         9         19
------------------------------------------------

(1) Four wells associated with our former Blue Ridge property, sold effective July 1, 2005.
(2) We have a 16% working interest after payout in this well, the REP Pintail Flats.

NET  PRODUCTION,  UNIT  PRICES  AND  COSTS

The following table presents certain information with respect to oil, gas and condensate production attributable to interests in all of our fields. Including the average sales prices received and average production costs during the fiscal periods ended December 31, 2006 and December 31, 2005

     ----------------------------------------------------------------
                                                        2006    2005
     ------------------------------------------------  ------  ------
     Average sales price per barrel of oil equivalent  $60.14  $50.34
     ------------------------------------------------  ------  ------
     Lifting costs per barrel of oil equivalent*       $11.10  $11.19
     ----------------------------------------------------------------

*    Excludes  the  costs  of re-entry into wells to assess non-producing assets

                                LEGAL PROCEEDINGS
                                -----------------

On April 11, 2007, we were served with a lawsuit filed against us titled D. John Ogren, R. Bradford Perry and Chester Smitherman v. Petrosearch Corporation; 133rd Judicial District Court, Harris County, Texas, Cause No. 2007-16502. The plaintiffs are three (3) Series A Preferred shareholders who derived their original shares from Texas Commercial Resources, Inc. ("TCRI") and became Series A Preferred shareholders of Petrosearch Energy Corporation as a result of the prior mergers. The plaintiffs have alleged that Petrosearch Corporation (and TCRI, its predecessor) failed to pay accrued, cumulative dividends and refused to allow conversion of their Series A Preferred Stock into Common Stock. The plaintiffs have alleged breach of contract, fraud and violation of Section 33 of the Texas Securities Act and have requested the award of actual and exemplary damages, interest and attorneys' fees. The lawsuit likewise requests the Court to compel the payment of accrued dividends and the examination of the Company's books and records. We deny the factual allegations made in the lawsuit and intend to vigorously defend against the claims made therein.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             AND PLAN OF OPERATIONS
                             ----------------------

OVERVIEW  -  CORPORATE  STRATEGY

In the first quarter of 2007 we have made significant progress in ramping up the development of our high quality portfolio of oil and gas assets, particularly the Barnett Shale project. In March 2007, Metroplex Barnett Shale, LLC ("Metroplex" - wholly owned subsidiary of Exxon Mobil Corporation) completed the final transition as Operator from the previous Operator, taking control and responsibility of all leasing activities, drilling operations, completion operations and gathering system operations for the project.

We have also continued to work on financings to enable us to economically develop our core assets. With financings in place for the initial stages of two of our three core projects, we continue to pursue economical financings that will allow us to begin the development of our Texas Panhandle water flood project, and to provide the necessary capital for future Barnett Shale capital needs.

We believe our high quality oil and gas assets will allow us to have multiple year growth potential allowing us to effectively align our financing needs with the capital needs of each project, therefore allowing us to efficiently manage the amount and timing of our capital expenditures. Our core assets are resource plays, which allow us to re-invest our capital into our projects to enhance the rates of return, revenue growth and reserve growth. Our interest in the Barnett Shale Partnership is unique in that it is, in effect, an interest in an integrated natural gas company. The Partnership owns the mineral leases, the gas wells, the pipeline gathering system that brings the natural gas to the market and has access to multiple drilling rigs.

Management continues to believe that the development of our core assets should have a significant impact on our production, revenues and cash flows throughout the remainder of 2007.

CRITICAL  ACCOUNTING  POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We analyze our estimates, including those related to oil and gas properties, income taxes, commitments and contingencies and stock based compensation, and base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates. We believe the following critical accounting policies are subject to significant judgments and estimates used in the preparation of our financial statements:

OIL AND GAS PROPERTIES. The Company uses the full cost method of accounting for oil and gas operations. Accordingly, all costs, including nonproductive costs and certain overhead costs associated with acquisition, exploration and development of oil and gas properties, are capitalized. Net capitalized costs are limited to the future net revenues, after income taxes, discounted at 10% per year, from proven oil and gas reserves plus the cost of the properties not subject to amortization. Such capitalized costs, including the estimated future development costs and remediation costs, if any, are depleted by an equivalent units-of-production method, converting gas units (Mcf) to oil units (barrels) at the ratio of six Mcf of gas to one barrel of oil. Also, with full cost accounting, no gain or loss is recognized upon the disposal of oil and gas properties, unless such dispositions significantly alter the relationship between capitalized costs and proven oil and gas reserves. Oil and gas properties not subject to amortization consist of the cost of undeveloped leaseholds and other geological and exploration costs, and totaled $6,309,169 at December 31, 2006. These costs are reviewed periodically by management for impairment, with the impairment provision included in the cost of the oil and gas properties subject to amortization. Factors considered by management in its impairment assessment include drilling results, re-evaluations of properties, terms of oil and gas leases not held by production and available funds for exploration and development.

RESERVE ESTIMATES. Our estimates of oil and natural gas reserves, by necessity, are projections based on geological and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions governing future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected there from may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves, which could affect the carrying value of our oil and gas properties and/or the rate of depletion of the oil and gas properties. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material.

INCOME TAXES. The Company uses the asset and liability method of accounting for income taxes, under which deferred tax assets and liabilities are recognized for the future tax consequences of (1) temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, and (2) operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are based on enacted tax rates applicable to the future period when those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income during the period the rate change is enacted. Deferred tax assets are recognized in the year in which realization becomes determinable. Periodically, management performs a forecast of its taxable income to determine whether it is more likely than not that a valuation allowance is needed, looking at both positive and negative factors. A valuation allowance for our deferred tax assets is established, if in management's opinion, it is more likely than not, that some portion will not be realized. At December 31, 2006, a valuation allowance of $2,416,054 has been provided for deferred tax assets.

COMMITMENTS AND CONTINGENCIES. Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Management does not see any circumstances that would require the Company to record a loss contingency; therefore, to date no commitments or contingencies have been recorded.

STOCK BASED COMPENSATION. Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) -
Share-Based Payment ("SFAS 123(R)"), which requires the measurement and recognition of compensation expense for all share-based payment awards (including stock options) made to employees and directors based on the estimated fair value. Compensation expense for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings over the requisite service period using a graded vesting method. Total share-based compensation expense for equity-classified awards, was $240,000 during the year ended December 31, 2006. As of December 31, 2006, there is no estimated unrecognized compensation expense from unvested stock options.

We use the Black-Scholes valuation model to determine the fair value of each option award. Expected volatilities are based on the historical volatility of our stock over a period consistent with that of the expected terms of the options. The expected terms of the options are estimated based on factors such as vesting periods, contractual expiration dates, historical trends in our stock price and historical exercise behavior. The risk-free rates for periods within the contractual life of the options are based on the yields of U.S. Treasury instruments with terms comparable to the estimated option terms. Prior to our adoption of the provisions of SFAS 123(R), we previously accounted for the Plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25"), and related interpretations and disclosure requirements established by SFAS 123 - Accounting for Stock-Based Compensation, as amended by SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure.

LIQUIDITY  AND  CAPITAL  RESOURCES

Since inception, we have primarily financed our operating and investing cash flow needs through private offerings of equity securities, sales of crude oil and natural gas, and the use of debt instruments such as convertible notes and revolving credit facilities. The proceeds from, and the utilization of, all these methods have been, and Management believes will continue to be, sufficient to keep the operations funded and the business plan moving forward. We plan to continue to utilize these methods to access capital in order to implement our business plan, which we believe will be an effective vehicle to carry out our business plan.

CONVERTIBLE  SECURITIES

On February 1, 2007, we executed a Note and Warrant Purchase Agreement for the sale of a $10,000,000 8% Senior Secured Convertible Promissory Note and a four year warrant to purchase 5,000,000 shares of our common stock at an exercise price of $1.40 per share for total gross proceeds to us of $10,000,000. We completed the transaction and received funding on February 7, 2007. Upon closing, we issued the Convertible Note and the Warrant, and executed a Pledge and Security Agreement and a Registration Rights Agreement.

PRIVATE  EQUITY  PLACEMENTS

In December 2006, we completed sales of $3.2 million of our common stock in a private offering. We received net proceeds of approximately $3.0 million which were used for general corporate purposes.

In February 2006, we completed sales of $2.7 million of our common stock in a private offering. We received net proceeds of approximately $2.56 million which were used for general corporate purposes, including the drilling of projects in our prospect inventory.

PROJECT  FINANCINGS

In November 2006, we signed a Securities Purchase Agreement and Secured Term Note with Laurus Master Fund, Ltd to provide financing for the drilling of our Kallina 46 #1 well and payment of the future completion costs for the Kallina 46 #1 well. We formed a subsidiary, Garwood Petrosearch Inc., to hold our interest in the Kallina Lease and the Kallina 46 #1 well. Also, as a part of the financing arrangement, Garwood issued Laurus a Warrant to acquire, upon payout of the Note indebtedness, 45% of Garwood's outstanding common stock such that upon exercise of the Warrant, Garwood would be owned 55% by us and 45% by Laurus. The collateral for this financing is specifically recourse to the Kallina 46 #1 well and the associated lease acreage only.

REVOLVING  CREDIT  AGREEMENT

On October 16, 2006, we amended our existing revolving credit facility with Fortuna Energy, LP ("Fortuna"). The principal available under the revolving borrowing base remains $10,000,000, with a current outstanding balance of $3,377,500 as of May 1, 2007. Under the terms of the transaction, Fortuna advanced us $780,000 for the purpose of paying amounts due for the Barnett Shale Project. As part of the financing, we provided Fortuna additional collateral. In addition, we agreed to issue to Fortuna 475,000 five year warrants with a strike price of $0.92 per share. The Warrants contain a "put" provision which allows Fortuna to "put" the warrants to the Company at a price of $0.65 per share for two (2) years, which "put" period shall commence 180 days after the issuance of the amendment. Additionally, as part of the transaction, we agreed to issue 100,000 new warrants, which expire 5 years from the date of issue, at a price of $0.92 per share to replace 100,000 warrants previously issued to Fortuna at a price of $2.00 per share, which were previously set to expire on November 1, 2007. We do not intend to draw down any more funds from this credit facility.

JOINT  VENTURES

We continue to strive to develop relationships with institutional or high net worth individuals to participate in our prospects. Management believes this will reduce our capital risk and increase the diversity of the projects in which we use our own capital. We intend to establish these joint venture relationships with terms that are standard in the oil and gas industry.

CURRENT  PROJECTS  AND  CAPITAL  REQUIREMENTS

BARNETT SHALE PROJECT - Our Barnett Shale Project is part of the Barnett Shale natural gas play in the Fort Worth Basin, which is arguably one of the most exciting plays to emerge in the lower 48 in the past decade. In December 2006, through our wholly owned subsidiary, Barnett Petrosearch LLC, we joined in the formation of a partnership, DDJET Limited LLP ("Partnership), for the development of the integrated venture. We own a 5.54% interest in the Partnership along with partners Metroplex Barnett Shale LLC ("Metroplex" - a wholly owned subsidiary of Exxon Mobil Corporation), which is directing operations, and Cinco County Barnett Shale LLC (a privately held Dallas-based company).

The Partnership's assets include all leases acquired to-date within a contract area that includes parts of eight counties, comprising approximately 2 million acres. Partnership assets also include associated facilities that include nearly 100 miles of pipeline and an option on a separate pipeline right-of-way. Approximately 80 miles of pipeline facilities have been completed and are operational. We believe the Partnership's ownership of these pipeline assets is a decided strategic advantage in this urban area. An aggressive leasing program within the contract area and a multi-rig drilling program is planned for 2007, 2008 and beyond.

As of this filing, four Partnership wells, in Ellis and Tarrant Counties, have been completed. Three of these wells are selling gas through the Partnership-owned pipeline and one is in the process of cleaning up and being hooked into the gathering system. The average peak daily volume for the first three wells exceeds 4.0 MMcfpd per well.

An additional three wells in Ellis and Tarrant Counties have been drilled; completion of two of these wells is expected within the second quarter of 2007 and the third has had mechanical difficulties and is under review. An eighth well has been drilled but due to mechanical difficulties the well has been plugged and is expected to be re-drilled. The ninth well is currently being drilled and we have drilling permits filed for another eight wells with the Texas Railroad Commission. Both wells with mechanical difficulties were drilled prior to Metroplex taking over as operator of the project. We anticipate substantial proved reserve additions in 2007 from this project.

In order to finance our participation in the Partnership, on February 1, 2007 we executed a Note and Warrant Purchase Agreement with an institutional investor, RCH Petro Investors, L.P., for the sale of a $10,000,000, 8% Senior Secured Convertible Promissory Note and a four-year warrant to purchase 5,000,000 shares of common stock at an exercise price of $1.40 per share.

NORTH TEXAS/PANHANDLE WATER FLOOD PROJECT - In November 2005, we acquired a 100% working interest in 1,755 acres in the Quinduno Field in Roberts County, Texas, in the Anadarko Basin. The project is focused on infill drilling and the implementation of a water flood on the property. Our leases at Quinduno have a large established resource base of over 23 million barrels of original oil in place. Since its discovery in 1953, approximately 5.1 million barrels have been produced using primary production.

One infill well has been drilled to date. We have an ongoing program to enter each of the 20 wells that have not been plugged. So far, we have entered seven of these older wells to determine their mechanical status and establish potential productivity. Two of these wells have been equipped and are now capable of producing. We have prepared a detailed study and development plan for the field. As of December 31, 2006, our independent engineers, Ryder

Scott, have estimated our share of proved oil reserves recoverable by water flood at 1.6 million barrels of oil equivalent. Slightly deeper than the water flood zone, the Moore County Limestone formation has undrilled exploration potential that may be tested in a future well.

To provide adequate water for injection, in November, 2006 we executed a water supply agreement with a landowner in the leasehold, which allows us to draw fresh water from the aquifer underlying the landowner's property, and in that same month we received approval from the Panhandle Groundwater Authority District ("PGAD") to produce up to 5,000 barrels per day from the aquifer for use in the flood. We received the approval from the PGAD even though there was a protest filed with the PGAD from the Colorado River Municipal Water Authority ("CRMWA") attempting to preserve the freshwater for local municipal use only in the area that we own the rights to the fresh water. We have also applied to the Texas Railroad Commission to amend a previously granted saltwater injection permit to include fresh water injection and are awaiting approval. On January 5, 2007 we received a letter from the Texas Railroad Commission ("TRRC") informing us of a protest by CRMWA contesting our application for fresh water injection in the Quinduno Field water flood. We are currently working with CRMWA to alleviate their concerns in an effort to have them withdraw their protest. It is our belief that we will prevail in getting the permit from the TRRC. There is a hearing scheduled before the TRRC on June 25, 2007. At present we are also in negotiations with potential industry partners to finance and jointly develop this asset.

SW GARWOOD, COLORADO COUNTY, TEXAS - The Wilcox Trend, SW Garwood field has had three wells drilled with one of these in the process of being completed. Two additional locations are on current leases. The initial well on this prospect, the Pintail #1, completed in the Upper Wilcox in December 2004, paid out in April of 2006. As of payout, we began participating in the production from the well with a 16% working interest. As of the end of April 2007, the well was producing approximately 650 Mcfpd and 12 bopd.

The second well, the Pintail Flats #1, was completed and fracture stimulated in May 2005 from 15,950 feet to 16,010 feet in the Lower Wilcox. In July 2006 we re-completed and fracture stimulated an up-hole zone at 15,135 feet. The well flowed back frac fluids with a 2000 Mcfpd gas rate into the sales line in August 2006. As of the end of April 2007 the well was flowing 204 Mcfpd and we are continuing to analyze several options to improve well performance. We have a 16% working interest in the well after payout. The well has four additional potentially productive zones in the Lower Wilcox and five additional potentially productive zones in the Upper Wilcox.

A third well, the Kallina 46 #1, began drilling in June 2006 and reached its targeted depth of 16,230 feet in August 2006. Data available while drilling and from open-hole logs indicated several potentially productive Wilcox sands from 10,400 feet to 16,100 feet. Gross prospective interval was believed to exceed 250 feet of pay. The first target zone at 16,100 feet was tested and found to be non-commercial. We have perforated a second set of Lower Wilcox sands "up the hole" between 15,030 feet and 15,178 feet and testing is in progress and consideration is being given to adding zones shallower in the wellbore. We have an 87.5% working interest in the Kallina lease and the Kallina 46 #1 well before payout and a 75.5% interest after payout.

In order to finance the Kallina #46-1 well and future wells on the Kallina lease, we signed a Securities Purchase Agreement and Secured Term Note with
Laurus Master Fund, Ltd. ("Laurus") for Laurus to provide financing for the drilling of the Kallina 46 #1 well and payment of the future completion costs for the Kallina 46 #1 well which is in process of being completed. We formed a subsidiary, Garwood Petrosearch Inc., ("Garwood") to hold our interest in the Kallina Lease and the Kallina 46 #1 well. Also, as a part of the financing arrangement, Garwood issued Laurus a Warrant to acquire, upon payout of the
Note indebtedness, 45% of Garwood's outstanding common stock such that upon exercise of the Warrant, Garwood would be owned 55% by us and 45% by Laurus and the sole asset is the Kallina lease.

In the SW Garwood Project, in addition to the working interest in the wells noted above, we currently own a 16% after payout working interest in 960 acres of undeveloped leases; and an 87.5% before payout and 75.5% after payout working interest in 438 acres. We believe these wells are in an excellent location in the trend.

OTHER  PROJECT  AREAS:

GRUMAN PROSPECT, STARK COUNTY, NORTH DAKOTA - In April 2006 we reached a total depth of 9,890 feet on the Gruman 18-3 well. This well was completed as an injection well.

In October 2006, we undertook certain remedial work on the Gruman 18-1 which has improved the production from the well. Excepting periods of downtime caused by mechanical problems with the pump, production from the well has stabilized between 80 bopd and 100 bopd.

On February 1, 2007, we began injecting produced water into the Gruman 18-3 well. The result has been to reduce the cost of operating the Gruman 18-1 by eliminating the need to truck produced water to a disposal facility. We are considering supplementing this injection with water from the Dakota formation in the second quarter of 2007 for pressure maintenance in the mound. We have established that the Gruman 18-3 is in pressure communication with the Gruman 18-1. Further testing or stimulation may be necessary to achieve the desired future injection rates.

Proved developed reserves in the prospect to our share of the well as of December 31, 2006, were 252 Mbo and 54.4 MMcf of natural gas, as estimated by a third party engineering firm, McCartney Engineering, LLC.

MISSISSIPPI TUSCALOOSA PROSPECTS -- We have identified five Tuscaloosa oil prospects in the Mississippi Inland Salt Basin, in Yazoo County, comprising a maximum of 2,295 acres and up to 18 potential drilling locations. We are in initial discussions with a potential industry partner to co-develop these prospects with us. Once a joint venture is established, we plan to initially drill 8 locations, ranging from 6,150 feet to 7,500 feet in depth. Approximately 55% of the entire prospect acreage has been leased. Seismic data on the prospects has been reprocessed and confirmed our original geological analysis. We currently own 100% of the prospect.

RODNEY ISLAND, TENSAS PARISH, LOUISIANA - In October 2005, we took over operations of the Harper Z-1 well on the Rodney Island prospect from the previous operator after casing was set and cemented. Downhole mechanical difficulties hindered our attempt to complete the well, which was directionally drilled to a measured depth of 11,701 feet (vertical depth = 9,373 feet) and logged approximately 19 feet of oil pay in the Tuscaloosa Massive Sand.

As the current operator, and with the agreement of the other working interest owners, we initiated litigation in February 2006 against the previous operator for non-payment of their share of drilling and completion costs. We have made the decision, along with all the other working interest owners, to allow the leases associated with this project to expire in May 2007 and vigorously pursue the lawsuit against the previous operator. By filing the lawsuit, we are seeking to recover all unpaid bills of the previous operator, plus any value lost as a result of losing the leases due to the non-performance of the previous operator.

RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and accompanying notes and the other financial information appearing elsewhere in this filing.

The factors that most significantly affect our results of operations are: (i) the sale prices of crude oil and natural gas; (ii) the amount of production sales; and (iii) the amount of lease operating expenses. Sales of production and level of borrowings are significantly impacted by our ability to maintain or increase production and reserves from existing oil and gas properties through exploration and development activities.

FOR THE THREE MONTHS ENDED MARCH 31, 2007 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2006

REVENUES

Consolidated oil and gas production revenue for the quarter ended March 31, 2007 was $362,976 versus $121,914 for the quarter ended March 31, 2006. The increase was primarily due to increased production from our North Dakota well which was down during most of the first quarter of 2006. We drilled a 9,900 foot injection well into the base of the productive reef in April 2006 for the purpose of re-pressuring the reservoir and increasing the production of the well. In addition, in October 2006, we undertook certain remedial work on the Gruman 18-1 which has improved the production of the well. We are currently assessing the positive impact of this work on the long term production.

The increase in revenue is also due to the increased production from our SW Garwood, Pintail #1 well which reached payout in the second quarter of 2006, as well as approximately $46,000 in revenue from two Barnett Shale wells; one which began production in late February 2007 and the other which began production in the middle of

March 2007. We believe that the revenue from the Barnett Shale project will continue to grow while we ramp up an aggressive multi-rig drilling program that is scheduled through 2007, 2008 and beyond.

LEASE  OPERATING  AND  PRODUCTION  TAX  EXPENSE

Lease operating and production tax expenses for the quarters ended March 31, 2007 and 2006 were $77,293 and $161,690, respectively. These expenses relate to the costs that are incurred to operate and maintain our wells and related production equipment, including the costs applicable to the operating costs of support equipment and facilities. Although there was a significant increase in production from the three months ended March 31, 2006 to the three months ended March 31, 2007, the lease operating expenses decreased because in November 2005 we added approximately 30 existing wells associated with our Quinduno Field Prospect, Roberts County, Texas that required significant lease operating costs to be incurred in 2006 even though the wells had minimal production. The lease operating expenses incurred in the first quarter 2006 were not necessary in 2007. The costs expended in 2006 for the existing, but non-productive wells was necessary for the planning of a successful development plan of the waterflood project that will be needed to realize the reserves in the Quinduno Field.

DEPLETION,  DEPRECIATION  AND  AMORTIZATION

Costs for depletion, depreciation and amortization for the quarters ended March 31, 2007, and 2006, were $178,647 and $37,381 respectively. This increase is attributable to both higher production in the first quarter of 2007 compared with the first quarter of 2006 and the increase in the amortizable base at March 31, 2007. Production in the first quarter of 2007 was 7,396 Boe as compared to 1,544 Boe in the first quarter of 2006. Given the fact that depletion is calculated by multiplying the net amortizable costs times the units of production in the related period relative to the total proved reserves, the depletion amount for the first quarter of 2007 was significantly higher than the depletion for the same period in 2006.

GENERAL  AND  ADMINISTRATIVE  EXPENSES

General and administrative expenses for the quarters ended March 31, 2007 and 2006, were $739,090 and $722,548, respectively.

NET  OPERATING  LOSS

We generated a net operating loss of $(632,054) or $(0.02) per share, for the quarter ended March 31, 2007, compared to a net operating loss of $(799,705) or $(0.03) per share, for the quarter ended March 31, 2006. The $167,651 variance is related mainly to the fact that revenues increased a total of $241,062 from the same period in 2006 to 2007 offset by an increase in total costs and expenses of $73,411 from 2006 to the same period in 2007. The increase in revenue was due primarily to the increase in the production of our North Dakota well (as discussed herein) due to operational problems with a pump in the first quarter of 2006. The increase in total costs and expenses is mainly the result of an increase in depletion which were partially offset by a decrease in lease operating expenses.

OTHER INCOME (EXPENSE)

The increase in interest expense from $44,954 in the quarter ended March 31, 2006 to $434,800 in the quarter ended March 31, 2007 is attributable to a higher debt level in 2007 from the financing of the Kallina property in late 2006 and the issuance of convertible debt in 2007.

The increase in the amortization of financing costs and debt discount from $19,563 for the quarter ended March 31, 2006 to $326,387 for the quarter ended March 31, 2007 is the result of the amortization of debt discounts and financing costs associated with the debt obtained in late 2006 and the first quarter of 2007. The debt discount associated with the convertible debt issued in 2007 totaled $5,335,936 for the value of the warrants issued and the beneficial conversion feature. This discount will continue to be amortized over the term of the debt unless it is converted prior to maturity, at which time the entire discount will be taken to expense. The discount associated with the convertible debt is significant although no cash was outlayed for this discount and we received the entire $10,000,000 in proceeds from the convertible debt.

The $271,942 non-cash charge for change in value of warrant liability is the result of revaluing our warrants with put features on a quarterly basis.

FOR  THE  YEAR  ENDED  DECEMBER 31, 2006 COMPARED TO THE YEAR ENDED DECEMBER 31,
2005

REVENUES

Consolidated oil and gas production revenues for the year ended December 31, 2006 were $1,232,958 versus $1,701,043 for the year ended December 31, 2005. This decrease is primarily the result of the sale of our Blue Ridge Field property in Fort Bend County, Texas, effective July 1, 2005, which accounted for $552,998 of revenue during 2005. In addition to a decline in production from the sale of our Blue Ridge Field, we also experienced a decline in production from our Gruman 18-1 well in Stark County, North Dakota which can be attributed to pressure depletion. In 2005, production from this well was 19,816 BOE, and in 2006 production decreased to 14,410 BOE. In an attempt to increase the production of the well, we drilled an injection well, the Gruman 18-3, in 2006 and in February 2007 began injecting water into the Gruman 18-3 well. Some results from the injection process are expected within 6-9 months. In addition, in October 2006, we undertook certain remedial work on the Gruman 18-1 which has improved the production of the well. We are currently assessing the positive impact of this work on the long term production. The effects of the decreased production in 2006 on the Gruman 18-1 were substantially reduced by an approximately 24% increase in average oil prices in 2006 over 2005.

Our future revenue will be principally dependent upon the success of the development of our current quality prospects and projects as well as the market price for crude oil and natural gas. We plan to focus a majority of our current working capital resources on the Barnett Shale resource project and are in late stage negotiations to provide financing and technical expertise to our Texas Panhandle project. We have not previously utilized any hedging instruments and have no plans to do so in the foreseeable future.

LEASE  OPERATING  AND  PRODUCTION  TAX  EXPENSE

Lease operating and production tax expense for the years ended December 31, 2006 and December 31, 2005 were $653,265 and $581,313, respectively. These expenses relate to the costs that are incurred to operate and maintain our wells and related production equipment, including the costs applicable to the operating costs of support equipment and facilities. Although there was a significant decrease in production from 2005 to 2006, the lease operating expenses increased because in November 2005 we added approximately 30 existing wells associated with our Quinduno Field Prospect, Roberts County, Texas that require lease operating costs to be incurred even though the wells have minimal production. These existing, but non-productive wells are vital to the success of the waterflood project that will be needed to realize the reserves in the Quinduno Field.

DEPLETION,  DEPRECIATION  AND  AMORTIZATION

Costs for depletion, depreciation and amortization for the years ended December 31, 2006, and December 31, 2005, were $391,347 and $563,252, respectively.
Depletion expense per barrel of oil equivalent was $18.51 and $15.24 for the years ended December 31, 2006 and 2005, respectively. The decrease in total depletion was a result of the significant decrease in production from 2006 to 2005 (19,549 boe and 35,676 boe for the years ending December 31, 2006 and 2005, respectively). Depletion is calculated using the percentage of units of production over the total proved reserves. Therefore, being that our total units produced decreased, our depletion percentage of proved properties subject to amortization of depletion decreased. This resulting decrease in depletion was partially offset by the increase in properties subject to amortization to $23,462,639 as of December 31, 2006 from $11,849,520 at December 31, 2005.

GENERAL  AND  ADMINISTRATIVE  EXPENSES

General and administrative expenses for the years ended December 31, 2006, and December 31, 2005, were $2,766,235 and $3,268,088, respectively. This significant decline of $501,853 or 15% in one year can be attributed to management's efforts to cut costs in 2006. In 2006, the Company experienced a decline in the number of employees which resulted in lower payroll expense in 2006 as compared to 2005. In addition, in 2006 there was a decline in services provided by third party management and technical consultants as these services were primarily performed in-house in 2006. Other areas where management cut costs in 2006 were in the areas of travel and office expense. The decrease in general and administrative expenses can also be attributed to lower bad debt expense in

2006 as compared to 2005. The decrease in general and administrative expense was partially offset by an increase in stock based compensation to key employees in the amount of $240,000 and an increase in legal fees incurred during the normal course of business.

NET LOSS FROM OPERATIONS

We generated a net operating loss of $2,577,889 for the year ended December 31, 2006, compared to a net operating loss of $2,711,610 for the year ended December 31, 2005. The $133,721 decrease in the net operating loss is related mainly to the Company's effort in reducing general and administrative costs as well as the decrease in depletion as discussed above. The effect of these decreases in costs was offset by the sale of our Blue Ridge Field asset which resulted in lower revenue.

As explained above, our main focus during 2006 and 2005 was to improve the quality of our portfolio of our oil and gas assets and dispose of assets that did not meet our risk/reward parameters. Our current portfolio reflects these goals. We believe we were successful in 2005 and 2006 in creating an extremely high-graded portfolio of oil and gas assets and a sound infrastructure, which will enable us to focus on the development of our high quality properties in 2007 which we anticipate, will have a positive impact on our production, revenues and cash flows.

OTHER  INCOME  (EXPENSE)

The increase in interest expense from $240,452 in 2005 to $801,067 in 2006 is attributable to a higher debt level in 2006 and amortization of financing costs for new debt arrangements in 2006. The $1,000,000 of other income during 2006 is the result of the sale of our investment in equity securities having a basis of $-0- at the time of sale.

BUSINESS  CONDITIONS  AFFECTING  THE  COMPANY

The crude oil and natural gas industry is extremely cyclical in nature. During the peaks in this cycle, oil prices are higher, exploration activities are more prolific and the costs associated with investing in and developing quality prospects are generally higher than during the downward phase of the cycle. Inherent in this industry during the peaks and valleys are several issues that can affect our ability to be successful in our business plan. These issues are as follows:

Oil and Gas Prices. Commodity prices have been relatively high for the past few years and are currently at or near all time highs. The entire industry in all aspects is extremely active, mainly due to the high prices and current political and economic climate surrounding the energy industry. Because of the increase in prices, many more exploration and production companies have been formed and many existing companies have increased exploration programs or are interested in investing in exploration.

Quality Prospects-Competition. There is intense competition in the oil and gas industry with respect to the acquisition of producing properties and undeveloped prospects. Many major and independent oil and gas companies are actively pursuing and bidding for the mineral rights of desirable properties. Although we have many quality prospects in our inventory, it will be essential to our success to continue to acquire and develop new prospects. The sustained commodity prices could continue to make it more difficult or more costly to acquire these properties.

Oil-field Services. We rely on independent contractors to assist in conducting our operations. However, as the competition in the industry intensifies, it may become harder for the Company to obtain drilling rigs and other oil-field services to successfully conduct our operations. There is increased competition in the oil and gas industry for contract drillers, geologists and all other oil field services. However, we believe that current demand in the areas that we are targeting for drilling prospects has generally been stable and our ability to acquire the necessary services will be sufficient to execute our business plan.

OFF-BALANCE  SHEET  ARRANGEMENTS

None

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------

Our common stock is quoted on the OTCBB under the symbol "PTSG". The following table sets forth the quarterly high and low of sales prices per share for the common stock for the last two fiscal years. Our fiscal year ended December 31, 2006 and the subsequent interim quarter ended March 31, 2007.

-----------------------------------
       QUARTER         HIGH    LOW
---------------------  -----  -----

1st Quarter 2005       $2.75  $1.05
---------------------  -----  -----
2nd Quarter 2005       $2.20  $1.13
---------------------  -----  -----
3rd Quarter 2005       $1.83  $0.90
---------------------  -----  -----
4th Quarter 2005       $1.49  $0.72
---------------------  -----  -----
1st Quarter 2006       $1.85  $0.87
---------------------  -----  -----
2nd Quarter 2006       $1.63  $ .82
---------------------  -----  -----
3rd Quarter 2006       $1.18  $ .41
---------------------  -----  -----
4th Quarter 2006       $1.09  $ .39
---------------------  -----  -----
1st Quarter 2007       $1.49  $ .65
---------------------  -----  -----
2nd Quarter 2007       $1.69  $1.24
-----------------------------------

RECORD  HOLDERS

On April 3, 2007, the last sales price for the common stock as reported on the OTCBB was $1.43 and there were 38,857,485 common shares outstanding. On April 3, 2007, there were approximately 2,500 stockholders of record of the common stock.

No prediction can be made as to the effect, if any, that future sales of shares of our common stock or the availability of our common stock for future sale will have on the market price of our common stock prevailing from time-to-time. The additional registration of our common stock and the sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or
2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future. Our current policy is to retain any earnings in order to finance the expansion of our operations. Our Board of Directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.

EQUITY  COMPENSATION  PLAN  INFORMATION
---------------------------------------

The following table sets forth all equity compensation plans as of December 31, 2006:

--------------------------------------------------------------------------------------------------
                                                                           NUMBER OF SECURITIES
                                                                         REMAINING AVAILABLE FOR
                                                                          FUTURE ISSUANCE UNDER
                       NUMBER OF SECURITIES TO      WEIGHTED-AVERAGE       EQUITY COMPENSATION
                       BE ISSUED UPON EXERCISE     EXERCISE PRICE OF         PLANS (EXCLUDING
                       OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
                         WARRANTS AND RIGHTS      WARRANTS AND RIGHTS          COLUMN (A))

PLAN CATEGORY                    (A)                      (B)                      (C)
---------------------  ------------------------  ----------------------  -------------------------
Equity compensation
plans approved by                N/A                      N/A                      N/A
security holders
---------------------  ------------------------  ----------------------  -------------------------
Equity compensation
plans not approved by         14,147,690                 $1.88                     N/A
security holders
---------------------  ------------------------  ----------------------  -------------------------
      TOTAL                   14,147,690                 $1.88                     N/A
--------------------------------------------------------------------------------------------------

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                      ON ACCOUNTING AND FINANCIAL DISCLOSURE
                     ---------------------------------------

We have had no changes in or disagreements with accountants on accounting and financial disclosure.

                                 USE OF PROCEEDS
                                 ---------------

We are not selling any shares of our Common Stock and therefore, there will be no proceeds to us from the sale of shares of Common Stock. However, we may receive up to approximately $721,858 upon the exercise and payment for the outstanding warrants held by certain selling stockholders for which we have registered shares of common stock. We intend to use any proceeds from the exercise of warrants for working capital purposes.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND EXECUTIVE OFFICERS
         ---------------------------------------------------------------

The following table sets forth our Directors and executive officers as of December 31, 2006.

     -----------------------------------------------------------
          NAME        AGE                POSITION
     ---------------  ---  -------------------------------------
     Richard D. Dole   61  Director, Chairman, President and CEO
     ---------------  ---  -------------------------------------
     Wayne Beninger    53  Chief Operating Officer
     ---------------  ---  -------------------------------------
     David Collins     38  Chief Financial Officer
     ---------------  ---  -------------------------------------
     Gerald Agranoff   60  Director
     ---------------  ---  -------------------------------------
     Richard Majeres   40  Director
     -----------------------------------------------------------

RICHARD D. DOLE, DIRECTOR, CHAIRMAN OF THE BOARD, PRESIDENT AND CEO Mr. Dole joined us as a Director in July 2004, and assumed the positions of Chairman, President and CEO in December 2004. Mr. Dole previously served as Vice President and Chief Financial Officer for Burlington Resources International from 1998 to 2000. Since that time he has been active in consulting and financial services. He was a co-founder of Benefits Access Solutions, LLC, a company formed to provide financial services and benefit options to employees and members of corporate organizations. He was also co-founder and managing partner of Innovation Growth Partners, LLC, a firm that provided management and consulting services to early stage companies. Mr. Dole's extensive industry experience includes being National Partner-in-Charge of Business Process Solutions at KPMG. Prior to that he was with Coopers & Lybrand (now PriceWaterhouse Coopers) where he served as Assurance and Business Advisory Partner for nearly 20 years and also served in numerous senior management roles, including National Chairman for the Energy and Natural Resources Industry practices for over 15 years and as the Vice Chairman for the U.S. Process Management business unit. From August 2003 to July 2004, Mr. Dole was also a member of the Board of Directors of Westport Resources Corporation (NYSE: WRC), a member of its audit committee and a designated financial expert. He currently serves as a director of Double Eagle Petroleum Company (DBLE, NASDAQ Global Select Market) and chairs the audit committee and is the designated financial expert. Mr. Dole graduated from Colorado State University.

WAYNE  BENINGER,  CHIEF  OPERATING  OFFICER
Mr. Beninger joined us as Chief Operating Officer in May 2005. Prior to May 2005, Mr. Beninger served as President of Southwest Oil & Gas Management, Inc. ("SOGMI") which he founded in 1997 to provide oil and gas property evaluation services, geologic prospect review, contract operating services, technical support for initial public offerings and strategic planning solutions for domestic and international projects. Prior to Mr. Beninger joining the Company, SOGMI provided a significant amount of our engineering and geological services for all projects. From 1995 to 1997, Mr. Beninger was the Vice President for Strategic Planning with WRT Energy Corporation. From 1982 to 1995 he was first employed by, and then was a partner in, The Scotia Group, a domestic and international consulting firm where he provided petroleum engineering and geological services for companies and projects in the majority of active petroleum basins in both the U.S. and overseas. He has been active in the oil and gas industry since 1976. Mr. Beninger holds undergraduate degrees in both petroleum engineering and geology from the University of Southern California and has a number of industry publications to his credit. He is a member of the Society of Petroleum Engineers, Pi Epsilon Tau (petroleum engineering honorary fraternity) and Sigma Gamma Epsilon (geologic honorary fraternity).

DAVID  COLLINS,  VICE  PRESIDENT,  CHIEF  FINANCIAL  OFFICER
Mr. Collins joined Petrosearch Corporation as a Vice President and the Chief Financial Officer in October 2003. Previously, he served as the Controller of Kazi Management VI, LLC, a diversified investment and management organization actively involved in energy, retail food chains, aquaculture and biotechnology from February 2002 to October 2003. At Kazi Management VI, he was responsible for the financial operations of multiple accounting offices across the United States, as well as fourteen international and domestic Companies. Mr. Collins was also the Chief Financial Officer of ZK Petroleum, an independent oil producer in South Texas. Prior to Kazi Management VI, he served as an independent analyst for The March Group in St. Thomas, U.S.V.I. from February 2001 to January 2002. Mr. Collins previously held the position of Chief Financial Officer of Federation Logistics, LLC in the New York metropolitan area from November 1994 to January 2001. Mr. Collins graduated from Villanova
University in 1990 with a Bachelor's degree in Accountancy. He became a Certified Public Accountant and began his career in the Financial Services Division of Ernst and Young in New York City. At Ernst and Young, he performed audits of Fortune 500 Companies.

GERALD  N.  AGRANOFF,  DIRECTOR
Gerald N. Agranoff joined us as a Director in May 2004. Mr. Agranoff has been counsel to the firm of Kupferman & Kupferman, L.L.P. in New York since 2004 and has been a general partner of SES Family Investment and Trading Partnership, L.P., an investment partnership since 2004. Mr. Agranoff has also been a member of Inveraray Capital Management L.L.C., the investment manager of Highlander Fund B.V. and Highlander Partners (USA) L.P since 2002. He is also a director and the chair of the audit committee of Triple Crown Media Inc (symbol, TCMI). Active in Wall Street financial transactions for over two decades, his specialties include taxation, investments and corporate finance. From 1975 through 1981, Mr. Agranoff was engaged exclusively in the private practice of law in New York and was an adjunct-instructor at New York University's Institute of Federal Taxation. Previously, he served as attorney-advisor to a Judge of the United States Tax Court. He holds an L.L.M. degree in Taxation from New York University and J.D. and B.S. Degrees from Wayne State University.

RICHARD  MAJERES,  DIRECTOR
Richard Majeres joined us as a Director in May 2004. In December 2000, Mr. Majeres was one of the founding partners of the Houston public accounting firm Ubernosky & Majeres, PC, which currently operates as Ubernosky, Passmore & Majeres, LLP, offering tax, audit, accounting and management consulting services. Mr. Majeres has served as a partner of this firm since its inception in December 2000. From January 1999 to November 2000, Mr. Majeres was a partner at Cox & Lord, PC. Mr. Majeres graduated from Bemidji State University, Bemidji, Minnesota in 1989 with a bachelor's degree in accounting. Upon graduation, he served as a field auditor with the Federal Energy Regulatory Commission of the Department of Energy. Mr. Majeres became a certified public accountant in 1992. He has extensive experience with oil and gas entities, including exploration and development partnerships and corporations and currently focuses a majority of his efforts on the Firm's audit practice.

                             EXECUTIVE COMPENSATION
                             ----------------------

The following table sets forth certain compensation information for the following individuals for the two most recently completed fiscal years ended December 31, 2006. No other compensation was paid to our named executive officers other than the compensation set forth below. The compensation reflected in this section has been awarded by us and our predecessor, Petrosearch Texas.

---------------------------------------------------------------------------------------------------------------------------------
                                                                            NON-EQUITY    NONQUALIFIED
NAME AND                         SALARY     BONUS      STOCK     OPTION      INCENTIVE      DEFERRED      ALL OTHER
PRINCIPAL       TITLE    YEAR      ($)       ($)      AWARDS     AWARDS        PLAN       COMPENSATION   COMPENSATION     TOTAL
POSITION                  (B)      (C)       (D)        ($)        ($)     COMPENSATION     EARNINGS          ($)          ($)
   (A)                                                  (E)        (F)          ($)            ($)            (I)          (J)
                                                                                (G)            (H)
------------  ---------  -----  ---------  --------  ---------  ---------  -------------  -------------  -------------  ---------
Richard       Chairman,
Dole(1)        CEO and   2006   $180,000     -0-     $160,000      -0-          -0-            -0-            -0-       $340,000
              President  2005   $180,000     -0-        -0-        -0-          -0-            -0-            -0-       $180,000
------------  ---------  -----  ---------  --------  ---------  ---------  -------------  -------------  -------------  ---------
David            CFO     2006   $180,000     -0-      $80,000      -0-          -0-            -0-            -0-       $260,000
Collins (2)              2005   $180,000     -0-        -0-      $55,855        -0-            -0-            -0-       $235,855
------------  ---------  -----  ---------  --------  ---------  ---------  -------------  -------------  -------------  ---------
Wayne            COO     2006   $250,000   $50,000      -0-        -0-          -0-            -0-            -0-       $300,000
Beninger (3)             2005   $135,416   $25,000      -0-     $310,907        -0-            -0-            -0-       $471,323
------------  ---------  -----  ---------  --------  ---------  ---------  -------------  -------------  -------------  ---------
Eric           Former
Brown (4)       V.P.,    2006    $45,000     -0-        -0-        -0-          -0-            -0-            -0-        $45,000
               Finance   2005   $180,000     -0-        -0-     $274,750        -0-            -0-            -0-       $454,750
---------------------------------------------------------------------------------------------------------------------------------

Notes  to  Summary  Compensation  Table:

     (1) Mr. Dole was appointed as a Director in July 2004. On December 30, 2004, Mr. Dole assumed the roles of Chairman of our Board of Directors, President and Chief Executive Officer. Mr. Dole became an employee of the Company as of January 1, 2005. Mr. Dole entered into an employment agreement with the Company in November 2004 for an initial term of two years which calls for compensation of $15,000 per month.
     (2) Mr. Collins was appointed Chief Financial Officer in September, 2004. Mr. Collins became an employee of the Company as of January 1, 2005. Mr. Collins entered into an employment agreement with the Company May 1, 2005, for an initial term of two years which calls for compensation of $15,000 per month.
     (3) Mr. Beninger was appointed Chief Operating Officer and became an employee of the Company as of May 1, 2005. Mr. Beninger entered into an employment agreement with the Company May 1, 2005, for an initial term of two years which calls for compensation of $20,830 per month salary and $50,000 per year bonus.
     (4) Mr. Brown was appointed Vice President of Finance on December 30, 2004. Mr. Brown became an employee of the Company as of January 1, 2005. Mr. Brown entered into an employment agreement with the Company May 1, 2005, for a term of two years which called for compensation of $15,000 per month. Mr. Brown resigned from his position on March 15, 2006 at which time is employment agreement was mutually terminated.

EMPLOYMENT  AGREEMENTS

We entered a new two-year Employment Agreement with our President and Chief Executive Officer, Richard D. Dole, effective May 1, 2007 (the "Dole Agreement"). Mr. Dole's previous employment agreement was executed in November 2004, had an initial term of two years and was continued thereafter on a month-to-month basis until we entered into Mr. Dole's new employment agreement. The Dole Agreement extends through April 30, 2009. and provides for an annual base salary of $250,000.

We entered a new one-year Employment Agreement with our Chief Operating Officer, Wayne Beninger, effective May 1, 2007 (the "Beninger Agreement") immediately upon the expiration of Mr. Beninger's previous employment agreement. The Beninger Agreement extends through April 30, 2008, and provides for an annual base salary of $250,000.

We entered a new one-year Employment Agreement with our Chief Financial Officer, David Collins effective May 1, 2007 (the "Collins Agreement") immediately upon the expiration of Mr. Collin's previous employment agreement. The Collins Agreement extends through April 30, 2008, and provides for an annual base salary of $215,000.

The Dole Agreement, the Beninger Agreement and the Collins Agreement each provide for termination by the Company "for cause" without severance benefits payable to the employee. Each agreement also provides for severance compensation payable to the employee which payments vary in length and amount, depending upon the triggering event.

OUTSTANDING  EQUITY  AWARDS  AT  FISCAL  YEAR  END:

----------------------------------------------------------------------------------------------------------------------------------
                                     OPTION AWARDS                                                STOCK AWARDS
---------  -------------------------------------------------------------------  --------------------------------------------------
                                                                                                                         Equity
                                                                                                                       Incentive
                                                                                                           Equity         Plan
                                                                                                         Incentive      Awards:
                                            Equity                                                          Plan       Market or
                                          Incentive                                                       Awards:        Payout
                                             Plan                                             Market     Number of      Value of
                                           Awards:                                Number      Value       Unearned      Unearned
                                          Number of                             of Shares   of Shares     Shares,       Shares,
  Name      Number of      Number of      Securities     Option                  or Units    or Units      Units        Units or
            Securities     Securities     Underlying    Exercise     Option      of Stock    of Stock     or Other       Other
            Underlying     Underlying    Unexercised     Price     Expiration      that     that have   Rights that   Rights that
           Unexercised    Unexercised      Unearned       ($)         Date       have not      not        have not      have not
           Options (#)    Options (#)      Options                              Vested (#)    Vested       Vested        Vested
           Exercisable   Unexercisable       (#)                                               ($)          ($)           ($)

  (a)          (b)            (c)            (d)          (e)          (f)         (g)         (h)          (i)           (j)
---------  ------------  --------------  ------------  ----------  -----------  ----------  ----------  ------------  ------------
Richard       61,538          -0-            -0-         $6.50      7/26/2007      -0-         -0-          -0-           -0-
Dole         230,769          -0-            -0-         $5.20      9/15/2007      -0-         -0-          -0-           -0-
            2,687,738         -0-            -0-         $1.95     11/15/2008      -0-         -0-          -0-           -0-
---------  ------------  --------------  ------------  ----------  -----------  ----------  ----------  ------------  ------------
Wayne         19,231          -0-            -0-         $9.75      2/24/2007      -0-         -0-          -0-           -0-
Beninger     365,000          -0-            -0-         $1.95     11/15/2008      -0-         -0-          -0-           -0-
---------  ------------  --------------  ------------  ----------  -----------  ----------  ----------  ------------  ------------
David         92,308          -0-            -0-         $0.98     11/15/2008      -0-         -0-          -0-           -0-
Collins       76,923          -0-            -0-         $1.63     11/15/2008      -0-         -0-          -0-           -0-
              50,000          -0-            -0-         $1.95     11/15/2008      -0-         -0-          -0-           -0-
---------  ------------  --------------  ------------  ----------  -----------  ----------  ----------  ------------  ------------
Richard       61,538          -0-            -0-         $6.50      7/26/2007      -0-         -0-          -0-           -0-
Majeres       50,000          -0-            -0-         $1.95      3/25/2008      -0-         -0-          -0-           -0-
---------  ------------  --------------  ------------  ----------  -----------  ----------  ----------  ------------  ------------
Gerald        61,538          -0-            -0-         $6.50      7/26/2007      -0-         -0-          -0-           -0-
Agranoff      50,000          -0-            -0-         $1.95      3/25/2008      -0-         -0-          -0-           -0-
----------------------------------------------------------------------------------------------------------------------------------

LONG-TERM  INCENTIVE  PLANS

We  currently  have  no  Long-Term  Incentive  Plans.

DIRECTOR  COMPENSATION

For the year ending December 31, 2006, the Board of Directors approved compensation of $30,000 cash to independent board members, Gerald Agranoff and Richard Majeres, for their services for 2006.

-------------------------------------------------------------------------------------------------
              Fees                          Non-Equity     Nonqualified
   Name     Earned or    Stock   Option   Incentive Plan     Deferred       All Other     Total
   (a)       Paid in    Awards   Awards    Compensation    Compensation   Compensation     ($)
            Cash ($)      ($)      ($)          ($)        Earnings ($)        ($)         (h)
              (b)         (c)      (d)          (e)             (f)            (g)
---------  -----------  -------  -------  ---------------  -------------  -------------  --------
Gerald
Agranoff     $30,000      -0-      -0-          -0-             -0-            -0-       $30,000
---------  -----------  -------  -------  ---------------  -------------  -------------  --------
Richard
Majeres      $30,000      -0-      -0-          -0-             -0-            -0-       $30,000
-------------------------------------------------------------------------------------------------

The Board of Directors authorized compensation of $45,000 for each of its Independent Directors for the fiscal year 2007. This amount will be paid one-half in cash, quarterly, and one-half paid by the issuance of shares of our restricted common stock valued as of the market close on March 30, 2007.

BOARD  OF  DIRECTORS  AND  ITS  COMMITTEES

During the fiscal year ended December 31, 2006 the Board of Directors held 14 meetings. Mr. Dole is our only Director who is also an Officer. Our Board of Directors currently has an Audit Committee and a Compensation Committee which are comprised of independent directors Richard Majeres and Gerald Agranoff

AUDIT  COMMITTEE

Our Audit Committee is made up of our two independent Board members, Mr. Richard Majeres and Mr. Gerald Agranoff. Mr. Majeres is the Chairman of the Audit Committee and is designated the Financial Expert. During the fiscal year ended December 31, 2006 the Audit Committee held four meetings.

COMPENSATION  COMMITTEE

Subsequent to our fiscal year end on March 23, 2007 our Board of Directors approved the formation of a Compensation Committee made up of our two independent Directors, Mr. Gerald Agranoff and Mr. Richard Majeres. Mr. Agranoff was designated the Chairman of the Compensation Committee.

SECURITY  HOLDERS  RECOMMENDATIONS  TO  BOARD  OF  DIRECTORS

We do not currently have a process for security holders to send communications to the Board of Directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Richard D. Dole, at our executive offices, 675 Bering Drive, Suite 200, Houston, Texas 77057. While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Dole collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Dole will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Dole will direct that communication to the appropriate executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Our Bylaws provide that nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the following notice procedures, as set forth in the Bylaws:

     Nominations of persons for election to the Board of Directors may be made at a meeting of the shareholders at which directors are to be elected
     (a) by or at the direction of the Board of Directors, or (b) by any shareholder of the Company who is a shareholder of record at the time of the giving of such shareholders notice provided for in Paragraph 3.3 (of the Bylaws), who shall be entitled to vote at such meeting in the election of directors and who complies with the requirements of Paragraph 3.3 (of the Bylaws). Such nominations, other than those made by or at the direction of the Board of Directors shall be preceded by timely advance notice in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company (1) with respect to an election to be held at the annual meeting of the shareholders of the Company, not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company; and (2) with respect to an election to be held at a special meeting of shareholders of the Company for the election of directors not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to shareholders of the Company as provided in Paragraph 2.4 (of the Bylaws) or public disclosure of the date of the special meeting was made, whichever first occurs. Any such shareholder's notice to the Secretary shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the number of shares of each class of capital stock of the Company's beneficially owned by such person;
     (iv) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected; (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act, and (vi) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company's books of such shareholder, and (ii) the number of shares of each class of voting stock of the Company which are then beneficially owned by such shareholder. The presiding officer of the meeting of shareholders shall determine whether the requirements of Paragraph 3.3 (of the Bylaws) have been met with respect to any nomination or intended nomination. If the presiding officer determines that any nomination was not made in accordance with the requirements of Paragraph 3.3 (of the Bylaws), he shall so declare at the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions , a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Paragraph 3.3 of the Bylaws. For (purposes of the notice provisions of the Bylaws), public disclosure shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

COMPLIANCE  WITH  SECTION  16(A)  OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely on the reports we have received and on written representations from certain reporting persons, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements.

CODE  OF  ETHICS

Effective August 19, 2005, the Board of Directors adopted a Code of Ethics for our directors, officers and employees. A copy of our Code of Ethics was filed with our Form SB-2 registration statement filed with the SEC on June 6, 2005.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT
                              ---------------------

The following table sets forth certain information at April 3, 2007 with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of April 3, 2007, we had 38,857,485 shares of common stock issued and outstanding.

---------------------------------------------------------------------------------------------
                                                              AMOUNT AND
TITLE OF CLASS        NAME AND ADDRESS OF BENEFICIAL           NATURE OF     PERCENTAGE OF
                                   OWNER                      BENEFICIAL    COMMON STOCK (1)
                                                               OWNERSHIP
--------------  -------------------------------------------  -------------  -----------------
Common Stock    Richard D. Dole                              3,245,430 (2)       7.76%
                Chairman, President and CEO
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  -------------------------------------------  -------------  -----------------
Common Stock    Wayne Beninger                                631,923 (3)        1.61%
                Chief Operating Officer
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  -------------------------------------------  -------------  -----------------
Common Stock    David J. Collins                              859,417 (4)        2.20%
                Vice President and Chief Financial Officer
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  -------------------------------------------  -------------  -----------------
Common Stock    Gerald Agranoff                               121,795 (5)        0.31%
                Director
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  -------------------------------------------  -------------  -----------------
Common Stock    Richard Majeres                               203,943 (6)        0.52%
                Director
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  -------------------------------------------  -------------  -----------------

--------------  -------------------------------------------  -------------  -----------------
                ALL OFFICERS AND DIRECTORS AS A              5,062,508 (7)       12.40%
                GROUP (TOTAL OF  5)
--------------  -------------------------------------------  -------------  -----------------

--------------  -------------------------------------------  -------------  -----------------
Common Stock     Commonwealth Bank of Australia              8,000,000 (8)       18.67%
                 48 Martin Place, Level 2
                 Sydney NSW 2000, Australia
--------------  -------------------------------------------  -------------  -----------------
Common Stock     Wellington Trust Company, NA                  2,033,084         5.23%
                 75 State Street
                 Boston, MA 02109
---------------------------------------------------------------------------------------------

(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:
(i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 3, 2007. As of April 3, 2007 there were 38,857,485 shares of our common stock issued and outstanding.

(2) Includes 265,385 shares of common stock held directly and 2,980,045 shares of common stock issuable upon the exercise of warrants. Excludes 950,000 warrants issued to Mr. Dole that have been gifted to his children, to which Mr. Dole disavows beneficial ownership.

(3) Includes 247,692 shares of common stock held directly and 384,231 shares of common stock issuable directly upon the exercise of warrants.

(4) Includes 640,186 shares of common stock held directly and 219,231 shares of common stock issuable directly upon the exercise of warrants.

(5) Includes 10,257 shares of common stock held directly and 111,538 shares of common stock issuable upon the exercise of warrants.

(6) Includes 92,405 shares of common stock held directly and 111,538 shares of common stock issuable upon the exercise of warrants.

(7) Includes 3,806,583 shares of common stock issuable upon the exercise of warrants to purchase additional shares of common stock.

(8) Includes the following: 2,940,000 shares held and 2,940,000 shares issuable upon the exercise of warrants to purchase shares of common stock by First State Investments Global Resources Long Short Fund Limited; and 500,000 shares held and 500,000 shares issuable upon the exercise of warrants to purchase additional shares of common stock by Colonial First State Wholesale Global Resources Long Short Fund; and 401,000 shares held and 401,000 shares issuable upon the exercise of warrants to purchase additional shares of common stock by First State Investments Global Energy Long Short Master Fund; and 159,000 shares held and 159,000 shares issuable upon the exercise of warrants to purchase additional shares of common stock by Colonial First State Wholesale Global Energy Long Short Fund.


________________________

We  are  not aware of any arrangements that could result in a change of control.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)  any  of  our  directors  or  executive  officers;

(B)  any  nominee  for  election  as  one  of  our  directors;

(C) any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph
     (A),  (B)  or  (C)  above.

DIRECTOR  INDEPENDENCE

Two of our Board of Directors are independent Directors pursuant to the standards applicable to Regulation S-B. Mr. Gerald Agranoff and Mr. Richard Majeres are the independent Board members

                              SELLING STOCKHOLDERS
                              --------------------

The following is a list of the selling stockholders who own or who have a right to acquire the 12,270,719 shares of Common Stock covered by this prospectus. This 12,270,719 is made up of 4,599,290 shares of common stock held by certain selling stockholders, 7,000,000 shares of our common stock, $0.001 par value issuable upon the partial conversion of the 8% Senior Secured Convertible Promissory Note and 671,429 shares of common stock issuable upon the exercise of warrants, of which 575,000 warrants have an exercise price of $.92 per share and 96,429 warrants have an exercise price of $2.00 per share. The selling stockholders received the shares being registered for either cash or services. All sales were made in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D. The Company determined the number of shares it seeks to register by adhering to its contractual obligations with the Selling Stockholders. Pursuant to a Registration Rights Agreement dated February 7, 2007 with RCH Petro Investors LP ("RCH"), the Company was obligated to register 7,000,000 shares of common stock underlying a 8% Senior Secured Convertible Promissory Note (the "Convertible Note") as further described in the section entitled "Description of Securities" herein, and 58,790 shares of common stock issued in lieu of cash for the first quarterly interest payment under the Convertible Note prior to the filing of the Registration Statement. With respect to the other Selling Stockholders, the Company was obligated to register 4,599,290 shares of common stock and 671,429 shares of common stock underlying warrants. The registration rights agreements with the Selling Stockholders and the obligations to register shares were the result of arms' length negotiations between the parties.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon exercise of the warrant held by the holder that are currently exercisable or exercisable within 60 days after the date of the table are deemed outstanding.

The percent of beneficial ownership for the selling stockholders is based on 38,857,485 shares of common stock outstanding as of April 3, 2007. Shares of common stock subject to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of April 3, 2007, are considered outstanding and beneficially owned by a selling stockholders who holds those warrants, options or other convertible securities for the purpose of computing the percentage ownership of that selling stockholders but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness of the registration statement of which this prospectus is a part, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock. Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The following table sets forth information concerning the selling stockholders, including the number of shares currently held and the number of shares offered by each selling security holder, to our knowledge as of April 3, 2007. At the time of acquisition, there were no agreements, understandings or arrangements between any selling stockholders and any other persons, either directly or indirectly, to distribute the securities. Based on information obtained directly from each of the Selling Stockholders, none of the Selling Stockholders has an existing short position in the Company's common stock. In addition, pursuant to Section 5.06 of the Purchase Agreement with RCH, RCH specifically agreed and entered into a covenant that it will not engage in short sales of the Company's common stock while any amount is outstanding under the Convertible
Note).

-----------------------------------------------------------------------------------------------------------
                                                   BEFORE THE                     AFTER THE
                                                    OFFERING                      OFFERING
---------------------------------  ------------  ---------------  -------------  -----------  -------------
                                                      Total
                                                    Number of       Number of                  Percentage
                                                    Shares of       Shares to      Number         to be
                                                     common        be Offered     of Shares   Beneficially
                                    Position,         stock          for the        to be         Owned
                                    Office or     Beneficially     Account of       Owned      after this
                                      Other      Owned Prior to    the Selling   after this     Offering
                                     Material     the Offering     Stockholder    Offering         (3)
Name of Selling Stockholder        Relationship        (1)             (2)           (3)           (4)
---------------------------------  ------------  ---------------  -------------  -----------  -------------
COMMON STOCK
---------------------------------  ------------  ---------------  -------------  -----------  -------------
William C. O'Malley                    None       1,571,429(10)      350,000      1,221,429       3.10%
---------------------------------  ------------  ---------------  -------------  -----------  -------------
Mark Haet                              None        80,000(11)        28,000        52,000         <1.0%
---------------------------------  ------------  ---------------  -------------  -----------  -------------
ALB Private Investments, LLC(8)        None        400,000(12)       140,000       260,000        <1.0%
---------------------------------  ------------  ---------------  -------------  -----------  -------------
Francis A. Mylnarczyk                  None        400,000(13)       140,000       260,000        <1.0%
---------------------------------  ------------  ---------------  -------------  -----------  -------------
David Giannini and Elizabeth
Marsiniak                              None       1,000,000(14)      350,000       650,000        1.65%
---------------------------------  ------------  ---------------  -------------  -----------  -------------
First State Investments Global
Resources Long Short Fund
Limited (9)                            None       5,880,000(15)     2,058,000     3,822,000       9.14%
---------------------------------  ------------  ---------------  -------------  -----------  -------------


                                   Page 31

Colonial First State Wholesale
Global Resources Long Short
Fund (9)                               None       1,000,000(16)      350,000       650,000        1.65%
---------------------------------  ------------  ---------------  -------------  -----------  -------------
First State Investments Global
Energy Long Short Master Fund (9)      None        802,000(17)       280,700       521,300        1.33%
---------------------------------  ------------  ---------------  -------------  -----------  -------------
Colonial First State Wholesale
Global Energy Long Short Fund (9)      None        318,000(18)       111,300       206,700        <1.0%
---------------------------------  ------------  ---------------  -------------  -----------  -------------
CHLG Funding(6)                        None       1,100,000(19)      350,000       750,000        1.91%
---------------------------------  ------------  ---------------  -------------  -----------  -------------
Braeburn Special Opportunities
Fund (5)                               None        896,219(20)       175,000       721,219        1.84%
---------------------------------  ------------  ---------------  -------------  -----------  -------------
Braeburn Special Opportunities
Fund II (5)                            None        584,800(21)       175,000       409,800        1.05%
---------------------------------  ------------  ---------------  -------------  -----------  -------------
R. Keith Fetter                        None          41,250          16,250        25,000         <1.0%
---------------------------------  ------------  ---------------  -------------  -----------  -------------
Darren Bankston                        None          41,250          16,250        25,000         <1.0%
---------------------------------  ------------  ---------------  -------------  -----------  -------------
COMMON STOCK UNDERLYING
CONVERTIBLE NOTE
---------------------------------  ------------  ---------------  -------------  -----------  -------------

---------------------------------  ------------  ---------------  -------------  -----------  -------------
RCH Petro Investors LP(7)              None        83,986(23)     7,058,790(22)    25,196         <1.0%
---------------------------------  ------------  ---------------  -------------  -----------  -------------

---------------------------------  ------------  ---------------  -------------  -----------  -------------
WARRANTS FOR COMMON STOCK
---------------------------------  ------------  ---------------  -------------  -----------  -------------
Fortuna Energy LP                      (24)        575,000(25)       575,000         -0-           -0-
---------------------------------  ------------  ---------------  -------------  -----------  -------------
Arabella Securities                    None        96,429(26)        96,429          -0-           -0-
-----------------------------------------------------------------------------------------------------------

(1) Includes shares of common stock for which the selling security holder has the right to acquire beneficial ownership within 60 days.
(2) This table assumes that each selling security holder will sell all shares offered for sale by it under this registration statement. Security holders are not required to sell their shares.
(3) Assumes that all shares of Common Stock registered for resale by this prospectus have been sold.
(4) Based on 38,385,485 shares of Common stock issued and outstanding as of April 3, 2007.
(5) This fund is managed by Braeburn Capital Partners, LLC and Lee Canaan is the portfolio manager with investment decision and voting power for this non-natural entity.
(6) Ike Claypool and Allen Crosswell are the individuals with investment decision and voting power for this non-natural entity.
(7) RCH Petro Investors, LP is managed by its general partner, RR Advisors, LLC. Robert J. Raymond is the sole member of RR Advisors, LLC and is the natural person with investment decision and voting power for RCH Petro Investors, LP.
(8) Frank Mlynarczyk is the individual that has investment decision and voting power for this non-natural entity.
(9) David Whitten is the individual with investment decision and voting power for this non-natural entity.
(10) Consists of 1,000,000 shares of common stock and 571,429 warrants to purchase common stock.
(11) Consists of 40,000 shares of common stock and 40,000 warrants to purchase common stock.
(12) Consists of 200,000 shares of common stock and 200,000 warrants to purchase common stock.
(13) Consists of 200,000 shares of common stock and 200,000 warrants to purchase common stock.
(14) Consists of 500,000 shares of common stock and 500,000 warrants to purchase common stock.
(15) Consists of 2,940,000 shares of common stock and 2,940,000 warrants to purchase common stock.
(16) Consists of 500,000 shares of common stock and 500,000 warrants to purchase common stock.
(17) Consists of 401,000 shares of common stock and 401,000 warrants to purchase common stock.
(18) Consists of 159,000 shares of common stock and 159,000 warrants to purchase common stock.
(19) Consists of 600,000 shares of common stock and 500,000 warrants to purchase common stock.
(20) Consists of 646,219 shares of common stock and 250,000 warrants to purchase common stock.
(21) Consists of 334,800 shares of common stock and 250,000 warrants to purchase common stock.
(22) Consists of 7,000,000 shares of common stock to be issued upon the partial conversion of the 8% Senior Secured Convertible Promissory Note and 58,790 shares of common stock presently held.
(23) This number specifically excludes 15,000,000 shares of common stock as follows: 10,000,000 shares issuable upon the conversion of an 8% Senior Secured Convertible Promissory Note and 5,000,000 shares underlying warrants to purchase shares of our common stock at an exercise price of $1.40 per share.
(24) Holder  of  Revolving  Credit  Agreement  (as discussed on page 15 herein).
(25) Consists of 575,000 warrants to purchase common stock at a price of $.92 per share. Karen Brenner is the individual with investment decision and voting power for this non-natural entity.
(26) Consists of 96,429 warrants to purchase common stock at a price of $2.00 per share. Zachary Landry is the individual with investment decision and voting power for this non-natural entity. The selling stockholder received the securities as compensation for investment banking services.

We have had other transactions with the Selling Stockholders or their affiliates for securities not covered by this Prospectus as follows:

                                                           MARKET
                                                          PRICE OF                                                         TOTAL
                                                         UNDERLYING   CONVERSION/               COMBINED                  POSSIBLE
                                                          SECURITY      EXERCISE                 MARKET       COMBINED    DISCOUNT
                                                          ON DATE       PRICE ON     NUMBER     PRICE OF    CONVERSION/      TO
SELLING STOCKHOLDER         DESCRIPTION      DATE OF      OF SALE       DATE OF        OF      UNDERLYING     EXERCISE     MARKET
OR AFFILIATE                OF SECURITY        SALE         (1)           SALE       SHARES      SHARES        PRICE       PRICE
------------------------  ----------------  ----------  ------------  ------------  ---------  -----------  ------------  --------
RCH Petro Investors       Other common        2/1/2007  $      1.00   $       1.00  3,000,000  $ 3,000,000  $  3,000,000  None
                          stock underlying
                          Convertible Note
RCH Petro Investors       Other Warrants      2/1/2007  $      1.00   $       1.40  5,000,000  $ 5,000,000  $  7,000,000  None
William C O'Malley        Other Warrants    11/29/2006  $      0.51   $       0.92    500,000  $   255,000  $    460,000  None
William C O'Malley        Other Warrants      2/3/2006  $      1.55   $       2.00     71,429  $   110,715  $    142,858  None
Mark Haet                 Other Warrants    11/29/2006  $      0.51   $       0.92     40,000  $    20,400  $     36,800  None
ALB Private               Other Warrants    11/29/2006  $      0.51   $       0.92    200,000  $   102,000  $    184,000  None
Investments, LLC
Francis A. Mylnarczyk     Other Warrants    11/29/2006  $      0.51   $       0.92    200,000  $   102,000  $    184,000  None
David Giannini and        Other Warrants    11/29/2006  $      0.51   $       0.92    500,000  $   255,000  $    460,000  None
Elizabeth Marsiniak
First State Investments   Other Warrants    11/29/2006  $      0.51   $       0.92  2,940,000  $ 1,499,400  $  2,704,800  None
Global Resources Long
Short Fund Limited
Colonial First State      Other Warrants    11/29/2006  $      0.51   $       0.92    500,000  $   255,000  $    460,000  None
Wholesale Global
Resources Long
Short Fund
First State Investments   Other Warrants    11/29/2006  $      0.51   $       0.92    401,000  $   204,510  $    368,920  None
Global Energy Long
Short Master Fund
Colonial First State      Other Warrants    11/29/2006  $      0.51   $       0.92    159,000  $    81,090  $    146,280  None
Wholesale Global
Energy Long
Short Fund
CHLG Funding              Other Warrants     12/4/2006  $      0.75   $       0.92    500,000  $   375,000  $    460,000  None
Braeburn Special          Other Warrants     12/4/2006  $      0.75   $       0.92    250,000  $   187,500  $    230,000  None
Opportunities Fund
Braeburn Special          Other Warrants     12/4/2006  $      0.75   $       0.92    250,000  $   187,500  $    230,000  None
Opportunities Fund 2
Zachary Landry (2)        Other Warrants      2/3/2006  $      1.55   $       2.00    178,571  $   276,785  $ 357,142.00  None

(1)  Used the closing price of the Company's common stock on that particular date
(2)  Affiliate of selling stockholder

Additionally, we have had the following prior securities transactions with Selling Stockholders or their affiliates:

                                                                                                                     CURRENT
                                                                                                      MARKET          MARKET
                                                          # OF SHARES   # OF SHARES                  PRICE PER      PRICE PER
                                                          OUTSTANDING    ISSUED TO                   SHARE OF      SHARE OF THE
                                                           PRIOR TO       SELLING     % OF TOTAL    SECURITIES       CLASS OF
                                                          TRANSACTION   STOCKHOLDER   ISSUED AND    SUBJECT TO      SECURITIES
                                            # OF SHARES   NOT HELD BY       IN       OUTSTANDING        THE         SUBJECT TO
                                            OUTSTANDING  AFFILIATES OR  CONNECTION    ISSUED IN     TRANSACTION        THE
                                  TYPE OF    PRIOR TO       SELLING      WITH THE        THE       PRIOR TO THE    TRANSACTION
SELLING STOCKHOLDER      DATE     SECURITY  TRANSACTION  STOCKHOLDERS   TRANSACTION  TRANSACTION    TRANSACTION        (2)
--------------------  ----------  --------  -----------  -------------  -----------  ------------  -------------  --------------
Colleen R Bankston     1/11/2004  Common     16,836,861     13,124,869        1,026         0.01%  $       16.58  $        1.56
                                  stock
--------------------  ----------  --------  -----------  -------------  -----------  ------------  -------------  --------------
CHLG Funding           1/12/2004  Common     16,836,861     13,124,869       61,538         0.47%  $       16.58  $        1.56
                                  stock
--------------------  ----------  --------  -----------  -------------  -----------  ------------  -------------  --------------
Keith Fetter           1/12/2004  Common     16,836,861     13,124,869        2,051         0.02%  $       16.58  $        1.56
                                  stock
--------------------  ----------  --------  -----------  -------------  -----------  ------------  -------------  --------------
CHLG Funding          12/23/2004  Common     17,728,071     14,334,687       61,538         0.43%  $        2.28  $        1.56
                                  stock
--------------------  ----------  --------  -----------  -------------  -----------  ------------  -------------  --------------
Darren Bankston       12/23/2004  Common     17,728,071     14,334,687        1,026         0.01%  $        2.28  $        1.56
                                  stock
--------------------  ----------  --------  -----------  -------------  -----------  ------------  -------------  --------------
Keith Fetter          12/23/2004  Common     17,728,071     14,334,687        2,051         0.01%  $        2.28  $        1.56
                                  stock
--------------------  ----------  --------  -----------  -------------  -----------  ------------  -------------  --------------
Fortuna Energy LP      9/30/2005  Warrants   27,997,761     26,777,240      100,000         0.37%  $        1.42  $        1.56
--------------------  ----------  --------  -----------  -------------  -----------  ------------  -------------  --------------
William C O'Malley      2/3/2006  Common     28,497,761     27,277,240      142,858         0.52%  $        1.55  $        1.56
                                  stock
--------------------  ----------  --------  -----------  -------------  -----------  ------------  -------------  --------------
William C O'Malley      2/3/2006  Warrants   28,497,761     27,277,240       71,429         0.26%  $        1.55  $        1.56
--------------------  ----------  --------  -----------  -------------  -----------  ------------  -------------  --------------
Zachary Landry (1)      2/3/2006  Common     28,497,761     27,277,240      357,143         1.31%  $        1.55  $        1.56
                                  stock
--------------------  ----------  --------  -----------  -------------  -----------  ------------  -------------  --------------
Zachary Landry (1)      2/3/2006  Common     28,497,761     27,277,240      178,571         0.65%  $        1.55  $        1.56
                                  stock
--------------------  ----------  --------  -----------  -------------  -----------  ------------  -------------  --------------
William C O'Malley     2/16/2007  Common     37,952,070     29,142,626       57,143         0.20%  $        1.39  $        1.56
                                  stock
--------------------  ----------  --------  -----------  -------------  -----------  ------------  -------------  --------------
Zachary Landry (1)     2/16/2007  Common     37,952,070     29,142,626      142,857         0.49%  $        1.39  $        1.56
                                  stock
--------------------  ----------  --------  -----------  -------------  -----------  ------------  -------------  --------------

Note  -  Transactions  prior  to  12/31/04  are  subject  to  6.5  reverse  split
(1)  Affiliate  of  selling  stockholder
(2)  Closing  market  price  on  5/30/07

We provide the following additional information for transactions between the Company and Selling Stockholders:

     ----------------------------------------------------------------
     # of shares outstanding prior to convertible
     transaction held by persons other than Selling       29,142,626
     Stockholders or affiliates
     ----------------------------------------------------------------
         Outstanding Shares 1/31/07                       37,952,070
         Shares held by mgt and BOD                       (1,255,925)
         Shares owned by selling stockholders             (7,553,519)

     ----------------------------------------------------------------
     # of shares registered by Selling Stockholders or
     affiliates of Selling Stockholders in prior             360,003
     registration statements:
     ----------------------------------------------------------------
         Braeburn Special Opportunities Fund                 230,769
         CHLG Funding                                        123,078
         Keith R Fetter                                        4,104
         Colleen Bankston                                      2,052

     ----------------------------------------------------------------
     # of shares registered by Selling Stockholders or
     affiliates of Selling Stockholders that continue to     336,925
     be held by Selling Stockholders or affiliates of
     Selling Stockholders
     ----------------------------------------------------------------
         Braeburn Special Opportunities Fund                 230,769
         CHLG Funding                                        100,000
         Keith R Fetter                                        4,104
         Colleen Bankston                                      2,052

     ----------------------------------------------------------------
     # of shares sold in registered resale by Selling
     Stockholders or affiliates                               23,078
     ----------------------------------------------------------------

     ----------------------------------------------------------------
     # of shares registered for resale by Selling
     Stockholders or affiliates in the current
     transaction                                          12,270,719
     ----------------------------------------------------------------

                              PLAN OF DISTRIBUTION
                              --------------------

Each  Selling  Stockholder  (the "Selling Stockholders") of the common stock and
                                  --------------------
any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCBB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately  negotiated  transactions;

     - settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

     - broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

     - through the writing or settlement of options or other hedging transactions after the effective date of the registration statement, whether through an options exchange or otherwise;

     -    a  combination  of  any  such  methods  of  sale;  or

     -    any  other  method  permitted  pursuant  to  applicable  law.

     The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather
                                          --------------
than  under  this  prospectus.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     Based on information obtained directly from each of the Selling Stockholders, none of the Selling Stockholders has an existing short position in the Company's common stock. In addition, pursuant to Section 5.06 of the Purchase Agreement with RCH, RCH specifically agreed and entered into a covenant that it will not engage in short sales of the Company's common stock while any amount is outstanding under the Convertible Note). In connection with the sale of the common stock or interests therein, the Selling Stockholders may, after the effective date of the registration statement, enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling

Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

     The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling
Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

                            DESCRIPTION OF SECURITIES
                            -------------------------

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share.

COMMON  STOCK

As of April 3, there were 38,857,485 shares of common stock outstanding. The rights of all holders of the common stock are identical in all respects. The holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. The current policy of the Board of Directors, however, is to retain earnings, if any, for reinvestment in drilling ventures to maximize development of reserves.

Upon liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all aspects of the Company that are legally available for distribution, after payment of or provision for all debts and liabilities and after preferences are afforded to the holders of the preferred shares. The Series A preferred shares have preference over the common stock in payment of declared dividends. Both the Series A and B preferred shares have preference over the common stock in the event of liquidation of the Company.

The holders of the common stock do not have preemptive subscription, redemption or conversion rights under our Articles of Incorporation. Cumulative voting in the election of Directors is not permitted. The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that are presently outstanding or that may be designated and issued by us in the future.

PREFERRED  STOCK

The Company's articles of incorporation authorize the issuance of up to 20,000,000 shares of preferred stock with characteristics determined by the Company's Board of Directors.

As of December 31, 2006 and 2005, the Company has 1,000,000 shares of Series A 8% Convertible Preferred Stock ("Series A Preferred") authorized and 483,416 shares outstanding. The shares have a par and stated value of $1.00 per share. If declared by the Board of Directors, dividends are to be paid quarterly in cash or in common stock of the Company to the holders of shares of the Series A Preferred. The shares of the Series A Preferred rank senior to the common stock both in payment of dividends and liquidation preference. The Series A Preferred is convertible into common stock of the Company at a conversion price of $6.50 per share. Beginning August 19, 2003, the Company had the right to redeem all or part of the shares of Series A Preferred for cash at a redemption price equal to $6.50 per share plus all accrued and unpaid dividends on the shares to be redeemed. As of December 31, 2006, no dividends have been declared and approximately $170,000 of dividends related to the Series A Preferred stock would be payable if the Company decided to declare dividends.

As of December 31, 2006 and 2005, the Company has 100,000 shares authorized and 43,000 shares issued and outstanding of Series B Convertible Preferred Stock ("Series B Preferred"). The shares have a par and stated value of $1.00 per share. The shares of the Series B Preferred rank senior to the common stock in liquidation preference. The Series B Preferred is convertible into common stock of the Company at an initial conversion price of $2.14 per share at the option of the holder. Beginning October 1, 2003, the Company had the right to redeem all or part of the shares of Series B Preferred for cash at a redemption price equal to $6.50 per share.

SECURED  CONVERTIBLE  PROMISSORY  NOTE

On February 1, 2007, we entered into a Note and Warrant Purchase Agreement with RCH for the sale of a $10,000,000 8% Senior Secured Convertible Promissory Note (the "Convertible Note") and a four year warrant to purchase 5,000,000 shares of our common stock at an exercise price of $1.40 per share for total gross proceeds to us of $10,000,000 and the transaction closed on February 7, 2007. At the option of RCH, the Convertible Note is convertible into shares of our common stock at a conversion price per share of $1.00 after the earlier of (i) one year after the closing of the transaction or (ii) three months after the required Initial Registration Statement (as that term is defined in the Registration Rights Agreement between the parties) becomes effective. The Convertible Note will mature three years from the date of issuance and will accrue interest payable quarterly in arrears at the rate of 8% per annum if paid in cash, or eight and one-half percent (8.5%) if paid in common stock of the Company, payable at our option in cash or common stock (priced using the closing price of the last trading day of the quarter). During the term of the Convertible Note, we are subject to a debt incurrence test under which the total debt of the Company, inclusive of the Convertible Note, shall not exceed 50% of the PV-10 value of our total Proved Reserves plus the fair market value of the leases and pipeline assets associated with the Barnett Shale Project.

The Convertible Note is collateralized by a security interest in twenty five percent (25%) of the stock of Exploration Holding, our wholly owned subsidiary, which owns one-hundred percent (100%) of Barnett Petrosearch. Barnett Petrosearch is our subsidiary which owns a 5.54% interest in DDJET, Limited, LLP, and participates in the Barnett Shale Project. At closing, we executed a Pledge and Security Agreement covering the collateral. The collateral interest shall stay in place until all required conditions contained in the Convertible Note have been met, including, but not limited to (i) our common stock trades above $1.50 for a period of 10 consecutive trading days, (ii) RCH has the ability to convert the Convertible Note and (iii) the required Initial Registration Statement is effective with the Commission. The collateral for the Convertible Note may be proportionately reduced under certain circumstances.

The Company has the intention of making, and , based upon the quality of its oil and gas reserves and existing assets, has a reasonable basis to believe that it will have the financial ability to make, all payments on the Convertible Note.

The total dollar value of the securities underlying the Convertible Note included in this Prospectus is $7,000,000 (7,000,000 x $1.00 per share).

Under the terms and conditions of the Convertible Note, we may be required to make the following possible payments to the Holder, in addition to the repayment of the principal amount of the Convertible Note:

   PAYMENT       PAYMENT
    DATE       AMOUNT ($'S)                         TYPE OF PAYMENT
------------  -------------  ------------------------------------------------------------------

    2/1/2007  $     200,000  Fee to placement agent - cash (Scarsdale Equities LLC)
    2/1/2007  $     450,000  Fee to placement agent - Convertible Note (Scarsdale Equities LLC)

    4/2/2007  $     125,139  Quarterly interest payment (1)
    7/1/2007  $     200,000  Quarterly interest payment (1)
   10/1/2007  $     200,000  Quarterly interest payment (1)
    1/1/2008  $     200,000  Quarterly interest payment (1)
    4/1/2008  $     200,000  Quarterly interest payment (1)
    7/1/2008  $     200,000  Quarterly interest payment (1)
   10/1/2008  $     200,000  Quarterly interest payment (1)
    1/1/2009  $     200,000  Quarterly interest payment (1)
    4/1/2009  $     200,000  Quarterly interest payment (1)
    7/1/2009  $     200,000  Quarterly interest payment (1)
   10/1/2009  $     200,000  Quarterly interest payment (1)
    1/1/2010  $     200,000  Quarterly interest payment (1)
    2/1/2010  $      74,861  Quarterly interest payment (1)

   9/12/2007  $      25,000  Possible Liquidated Damage payment (2)
  10/12/2007  $      25,000  Possible Liquidated Damage payment (2)
  11/12/2007  $      50,000  Possible Liquidated Damage payment (2)
  12/12/2007  $      75,000  Possible Liquidated Damage payment (2)
   1/12/2008  $     100,000  Possible Liquidated Damage payment (2)
   2/12/2008  $     100,000  Possible Liquidated Damage payment (2)
   3/12/2008  $     100,000  Possible Liquidated Damage payment (2)
   4/12/2008  $      25,000  Possible Liquidated Damage payment (2)

    5/1/2008  $      25,000  Possible Liquidated Damage payment (3)
    6/1/2008  $      25,000  Possible Liquidated Damage payment (3)
    7/1/2008  $      50,000  Possible Liquidated Damage payment (3)
    8/1/2008  $      75,000  Possible Liquidated Damage payment (3)
    9/1/2008  $     100,000  Possible Liquidated Damage payment (3)
   10/1/2008  $     100,000  Possible Liquidated Damage payment (3)
   11/1/2008  $     100,000  Possible Liquidated Damage payment (3)
   12/1/2008  $      25,000  Possible Liquidated Damage payment (3)

(1) The Company has the sole discretion to pay the interest with either cash or common stock. If the Company chooses to pay the interest in cash the interest rate is a fixed 8.0%. If the Company chooses to pay the interest in common stock then the interest rate shall be calculated based on 8.5% fixed interest rate. The number of shares to be issued is based upon the closing market price of the Company's common stock on the last business day of the quarter. For purposes of this tabular disclosure we have reflected the interest payment as if the Company has paid the interest in cash. If the Company elects to make the interest payment in stock, the amount of the payment will be $212,500 per quarter. Any shares to be issued for interest payments will be issued in compliance with all applicable federal and state securities laws. The Company has no obligation to register any shares to be issued for interest payments other than the 58,790 shares of common stock issued prior to the filing of the registration statement.

(2) This liquidated damage payment is based on a hypothetical situation pursuant to the Registration Rights Agreement between RCH Petro Investors, LP and the Company. This scenario of payments assumes the registration statement currently under review does not become effective within a period of 150 days from the date it was filed on 4/12/07. However, as per the Registration Rights Agreement there are numerous scenarios in which the Company can incur liquidated damages associated with the failure to timely file a registration statement, failure to become effective, or failure to include in the registration statement a specified percentage of common stock underlying the Note. Liquidated damages associated with these scenarios are capped at an aggregate amount of $500,000. For more details see Registration Rights Agreement Sections 2.01 - 2.03.

(3) In addition to the liquidated damage payments set forth in footnote (2) above, the Company would be subject to a liquidated damage payment if the registration statement is declared effective and thereafter under certain circumstances ceases to become effective. This scenario of payments assumes that the registration statement currently under review takes one year to become effective, that the Company has made payments as set forth in footnote (2) above and then the Company allows the registration to cease to be effective for a period of eight months. Liquidated damages associated with the cessation of effectiveness are capped at $1,000,000; however, in no event shall the liquidated damages associated with footnote (2) and (3) herein exceed $1,000,000. For more details see Registration Rights Agreement Section 2.04.

Pursuant  to  the  terms  of  the  Convertible  Note,  we will receive total net
proceeds  of  $9,350,000.   Assuming (i) the Holder of the Convertible Note does
not convert any portion of the Convertible Note, (ii) payment of the maximum amount of liquidated damages (above) and (ii) the Company does not elect to redeem any portion of the Convertible Note, we would receive the following net proceeds:

     Gross Proceeds                                                        $10,000,000

     Total possible payments to be made by issuer - as per Comment #2(1)   $(4,050,000)
                                                                           ------------
     Net Proceeds to Issuer (1)                                            $ 5,950,000
                                                                           ============

     ----------------------------------------------------------------------------------
     Combined total possible profit                                               None

     ----------------------------------------------------------------------------------
     Percentage of total possible payments divided by the net proceeds(2)        43.32%

     ----------------------------------------------------------------------------------
     Percentage average over the term of the Convertible Note                    14.44%

     ----------------------------------------------------------------------------------

(1)  This amount assumes (i) no conversion of the Convertible Note at any time,
(ii) payment of the maximum amount of liquidated damages and (iii) the Company does not elect to redeem the Convertible Note.

(2) Based on net proceeds of $9,350,000


During the first year following the sale of the Convertible Note, it is possible we will have to make the following payments to the Holder of the Convertible
Note:

     Interest Payment                                                         $800,000
     Possible liquidated damages                                              $375,000
     (assuming registration statement is not declared effective in one year)


SCHEDULE  OF  WARRANTS

The Company periodically issues incentive stock warrants to executives, officers, directors and employees to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. The issuance of such warrants is approved by the Board of Directors. A summary of outstanding stock warrants at April 3, 2007 is as follows:


     ----------------------------------------------------------------
      NUMBER OF                    REMAINING                WEIGHTED
       COMMON                     CONTRACTED                 AVERAGE
        STOCK       EXPIRATION       LIFE       EXERCISE    EXERCISE
     EQUIVALENTS       DATE         (YEARS)       PRICE       PRICE
     -----------  --------------  -----------  -----------  ---------
          69,231       July 2007          .25  $5.20-$6.50  $    6.24
     -----------  --------------  -----------  -----------  ---------
         269,231  September 2007         ..42  $4.88-$5.20  $    5.15
     -----------  --------------  -----------  -----------  ---------
         150,000      March 2008         1.00  $      1.95  $    1.95
     -----------  --------------  -----------  -----------  ---------
          20,000     August 2008         1.37  $      1.95  $    1.95
     -----------  --------------  -----------  -----------  ---------
       4,851,969   November 2008         1.67  $0.98-$1.95  $    1.93
     -----------  --------------  -----------  -----------  ---------
       1,060,714   February 2009         1.92  $      2.00  $    2.00
     -----------  --------------  -----------  -----------  ---------
         575,000    October 2011         4.63  $       .92  $     .92
     -----------  --------------  -----------  -----------  ---------
       6,440,000   December 2011         4.67  $       .92  $     .92
     -----------  --------------  -----------  -----------  ---------
       5,225,000   February 2011         4.92  $      1.40  $    1.40
     -----------  --------------  -----------  -----------  ---------
      18,661,149
     ===========-----------------------------------------------------


ANTI-TAKEOVER  PROVISIONS

Certain anti-takeover provisions in our Certificate of Incorporation may make a change in control of the Company more difficult, even if a change in control would be beneficial to our stockholders. In particular, our board of directors will be able to issue a total of up to 20,000,000 shares of preferred stock with rights and privileges that might be senior to our Common Stock, without the consent of the holders of our Common Stock, and has the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock. Although the ability to issue preferred stock may provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of our outstanding voting stock.

TRANSFER  AGENT  AND  REGISTRAR

The transfer agent and registrar for our common stock is:

Corporate Stock Transfer

3200 Cherry Creek South Drive
Suite 430
Denver, CO 80209

                                  LEGAL MATTERS
                                  -------------

The validity of the issuance of the common stock offered under this prospectus has been passed upon for us by Axelrod, Smith & Kirshbaum, P.C., Houston, Texas.

                                     EXPERTS
                                     -------

The financial statements of Petrosearch Energy Corporation at December 31, 2006 and 2005 included in and made a part of this document have been audited by Ham, Langston & Brezina, P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                RESERVE ENGINEERS
                                -----------------

Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves associated with our oil and gas properties, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by McCartney Engineering, LLC, Consulting Petroleum Engineers or Ryder Scott Company, Petroleum Consultants, independent reserve engineers. The reserve information is incorporated by reference herein in reliance upon the authority of said firms as experts with respect to such reports.

                             COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
                 ----------------------------------------------

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to the Company or its stockholders;
     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
     - under Nevada General Corporation Law for the unlawful payment of dividends; or
     - for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION
                       -----------------------------------

We  have  filed  with  the  SEC  a registration statement on Form SB-2 under the
Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and
                             ------------------
information statements and other information regarding registrants that file electronically with the SEC. Additional information can also be obtained through our website at www.petrosearch.com. We also make available free of charge our
                  -------------------
annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Mr. Richard D. Dole, our President and Chief Executive Officer, 675 Bering Drive, Suite 200, Houston, Texas 77057.

     We are in compliance with all reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information is available for inspection and copying at the principal office, public reference facilities and Website of the SEC referred to above.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation's articles of incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company's Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

     a. willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
     b. a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
     c. a transaction from which the director derived an improper personal profit; and
     d.   willful  misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless
(i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

     Securities and Exchange Commission Registration Fee   $   299.96
     Printing and Engraving Expenses                       $   250.00
     Accounting Fees and Expenses                          $ 2,500.00
     Legal Fees and Expenses                               $15,000.00
     Blue Sky Qualification Fees and Expenses              $      -0-
     Miscellaneous                                         $      -0-
                                                           ----------

     TOTAL                                                 $18,049.96

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

Set forth below is information regarding the issuance and sales of our securities without registration during the last three years. Except as otherwise noted, all sales below were made in reliance on Section 4(2) of the Securities Act of 1933, as amended and no such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. No advertising or general solicitation was employed in offering the securities. In each instance, the offerings and sales were made to a limited number of persons, who were either (i) accredited investors, (ii) business associates of the Company (iii) employees of the Company, or (iv) executive officers or directors of the Company. In addition, the transfer of such securities were restricted by the Company in accordance with the requirements of the Act. Furthermore, all of the above-referenced persons were provided with access to our filings with the Securities and Exchange Commission.


1. On April 25, 2007, we issued 500,000 shares of restricted common stock to Quinduno Energy, LLC ("Quinduno") pursuant to the payment terms outlined in the Asset Purchase Agreement between the Company and Quinduno dated November 15, 2005.

2. On April 9, 2007, we issued 15,517 shares of restricted common stock to Richard Majeres and 15,517 shares of restricted common stock Gerald Agranoff as board compensation.

3. On March 5, 2007 we issued 50,000 restricted common shares to our investor relations consultants as compensation for their services.

4. On March 1, 2007 we issued 771,429 shares of restricted common stock to existing accredited shareholders pursuant to an Amendment to Subscription Agreement in which the Company agreed to re-price the shares purchased by those shareholders in February 2007 from $1.40 per share to $1.00 per share.

5. In February 2007, we executed a Note and Warrant Purchase Agreement for the sale of a $10,000,000 8% Senior Secured Convertible Promissory Note and a four year warrant to purchase 5,000,000 shares of our common stock at an exercise price of $1.40 per share for total gross proceeds to us of $10,000,000. We completed the transaction and received funding on February 7, 2007.
Scarsdale Equities LLC served as placement agent for the sale of this convertible note which was placed exclusively to one accredited investor. The placement agent received a commission representing 6.5% of the gross proceeds.

6. On January 5, 2007 we issued 25,000 restricted common shares to an employee as compensation.

7. In December 2006, we completed a private placement of 6,440,000 shares of common stock with twelve investors for total gross proceeds of $3,220,000 and net proceeds of $3,010,700. We also issued 6,440,000 common stock warrants related to the private placement at an exercise price of $0.92 and a term of three years. Scarsdale Equities LLC served as placement agent for the sale of these shares which were placed exclusively to a group of accredited investors. The placement agent received a cash commission representing 6.5% of the gross proceeds.

8. In February 2006, we completed a private placement of 1,928,573 shares of common stock with nine investors for total gross proceeds of $2,700,000 and net proceeds of $2,560,000. We also issued 964,286 common stock warrants related to the private placement at an exercise price of $2.00 and a term of three years. Arabella Securities served as placement agent for the sale of these shares which were placed exclusively to a group of accredited investors. The placement agent received a cash commission representing 5% of the gross proceeds and 96,429 warrants representing 5% of the common shares issued at an exercise price of $2.00 and a term of three years.

9. In November 2005, we entered into an asset purchase agreement with Quinduno Energy, LLC for the purchase of a 100% working interest in 1,755 acres in Robert County, Texas. Pursuant to the November agreement we were required to pay on November 15, 2005, $500,000 in cash and 500,000 shares of our restricted common stock. Pursuant to the same asset purchase agreement with Quinduno Energy listed above we issued on February 27, 2006 $250,000 in cash and 500,000 shares of our restricted common stock.

10. In September 2005, we amended and restated our revolving credit agreement as discussed herein. Pursuant to this agreement we issued 100,000 of our common stock warrants at an exercise price of $2.00. These warrants were issued to the lender for financing costs associated with the revolving credit agreement. These warrants expire in November 2007.

11. In April 2005, we completed the private placement of 8,153,846 shares of common stock with twenty-one investors for total gross proceeds of $10,600,000 and net proceeds of $9,900,000. Sterne, Agee & Leach served as placement agent for the sale of these shares which were placed exclusively to a group of accredited investors primarily consisting of U.S.-based institutional investment funds. The placement agent received a commission of 6% of the gross proceeds. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

12. In January 2005, we issued 512,821 shares of our common stock to one accredited investor for $1.95 per share, or $1,000,000. On January 24, 2005, we agreed to sell 512,821 shares of our common stock to two accredited investors who are affiliates of the original accredited investor at a price of $1.95 per share for total proceeds of $1,000,000. We issued 412,821 of these shares in late January 2005 and 100,000 of these shares in April 2005. Subsequently, in April 2005, we issued an aggregate of 512,800 additional shares to these three investors to effect a price adjustment from $1.95 to $1.30 as required under the provisions of the share purchase agreements. No underwriter or other person participated in and no commissions were paid on these transactions.

13. In December 2004, immediately prior to our redomicile and merger, Petrosearch Texas exchanged one new Petrosearch Texas share in exchange for 6.5 existing shares of Petrosearch Texas pursuant to a reverse split approved by the majority of its shareholders. Simultaneously, and solely for the purpose of redomicile, Petrosearch Texas merged into Petrosearch Nevada, a company with identical articles of incorporation, bylaws, capitalization and board of directors members, resulting in each post reverse share of Petrosearch Texas receiving one share of Petrosearch Nevada. We relied upon Section 3(a)9 of the Act for this exchange to approximately 192 existing shareholders of Petrosearch Texas. No underwriter participated in, nor did we pay any commissions or fees to any underwriter or other person in connection with any of these transactions.

     Additionally, all of the existing Petrosearch Texas warrants were exchanged for our warrants on the same terms, giving effect to the reverse split, pursuant to Section 3(a)9 of the Act for this exchange. As part of this exchange, we issued 3,696,154 warrants to approximately 44 individuals who had previously been issued warrants as compensation to directors, executive officers, and subsidiary presidents, and as consideration to members of the Advisory Committee for their services. No underwriter or other person participated in, nor did we pay any commissions or fees to any underwriter or other person in connection with any of these transactions.

ITEM  27.  EXHIBITS.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Exhibit
Number         Description
--------       -----------
3.1       Articles of Incorporation of Petrosearch Energy Corporation (1)
3.2       Bylaws of Petrosearch Energy Corporation (1)
3.3       Articles of Merger (1)
4.1       Share Purchase Agreement dated January 24, 2005 with CBarney Investments (1)
4.2       Amended Share Purchase Agreement dated April 19, 2005 with CBarney Investments (1)
4.3       Share Purchase Agreement dated January 24, 2005 with Mark X (1)
4.4       Amended Share Purchase Agreement dated April 19, 2005 with Mark X (1)
4.5       Share Purchase Agreement with Mark 1 dated November 24, 2004 (1)
4.6       Common Stock Purchase Warrant [Form Of] (1)
4.7       Subscription and Registration Rights Agreement [Form Of] (1)
5.1       Legal Opinion of Axelrod, Smith & Kirshbaum, P.C.  (Form Of)  (15)
10.1      Revolving Credit Facility dated October 1, 2004 with Fortuna Asset Management (1)
10.2      Revolving Credit Note dated October 2004 with Fortuna Energy, L.P. (1)
10.3      Assignment of Overriding Royalty Interest (Fortuna Energy, L.P.) dated October 2004 (1)
10.4      Pledge Agreement (Fortuna Energy, L.P.) dated October 2004 (1)
10.5      Master Deed of Trust (Fortuna) dated October 2004 (1)
10.6      Amended and Restated Revolving Credit Note with Fortuna Energy, LP dated
          September 29, 2005 (5)
10.7      Amended and Restated Revolving Credit Agreement with Fortuna Energy, LP dated
          September 29, 2005 (5)
10.8      Warrant Agreement (Fortuna Energy, LP dated September 29, 2005 (5)
10.9      Joint Operating Agreement [Form Of] (1)
10.10     Employment Agreement dated November 15, 2004 with Richard Dole (1)
10.11     Employment Agreement dated May 1, 2005 with Wayne Beninger (1)
10.12     Employment Agreement dated May 1, 2005 with David Collins (1)
10.13     Gas Purchase, Gathering, Treating and Processing Agreement with Bear Paw Energy, LLC dated December 1, 2003 (2)
10.14     Crude Oil Purchase Contract with Plains Marketing, L.P. dated January 25, 2005 (2)
10.15     Lease Purchase Contract with Eighty Eight Oil, LLC dated November 1, 2003 (2)
10.16     Asset Purchase Agreement with Quinduno Energy dated October 18, 2005 (6)
10.17     Agreement with Rock Energy Partners Operating, L.P. and Rock Energy Partners, L.P.
          dated January 11, 2006 (7)
10.18     Amended Right of First Refusal Agreement with Rock Energy Partners Operating, L.P.
          and Rock Energy Partners, L.P. dated January 11, 2006 (7)
10.19     Subscription Agreement (Form Of) (8)
10.20     Warrant Agreement (Form Of) (8)
10.21     Extension Agreement with ExxonMobil Corporation dated March 30, 2006 (9)
10.22     Second Amended and Restated Program Agreement with Harding Company dated
          August 29, 2006 (10)
10.23     Second Amendment to Petrosearch-Garwood Agreement dated September 21, 2006 (11)
10.24     Option Agreement with Rock Energy Partners dated September 21, 2006 (12)
10.25     Securities Purchase Agreement dated November 1, 2006, by and between Garwood
          Petrosearch, Inc. and Laurus Master Fund, Ltd. (12)
10.26     Secured Term Note dated November 1, 2006, by and between Garwood Petrosearch, Inc.
          and Laurus Master Fund, Ltd. (12)
10.27     Stock Pledge Agreement dated November 1, 2006, by and between Petrosearch Energy
          Corporation and Laurus Master Fund, Ltd. (12)
10.28     Master Security Agreement dated November 1, 2006, by Garwood Petrosearch, Inc. (12)
10.29     Deed of Trust dated November 1, 2006 by Garwood Petrosearch, Inc. (12)
10.30     Common Stock Purchase Warrant dated November 1, 2006, by Garwood Petrosearch, Inc. (12)
10.31     Partnership Agreement dated December 15, 2006 (DDJET) (13)
10.32     Note and Warrant Purchase Agreement with RCH Petro Investors, LP dated
          February 1, 2007 (14)
10.33     8% Senior Secured Convertible Note dated February 7, 2007 (RCH Petro Investors, LP) (14)
10.34     Pledge and Security Agreement dated February 7, 2007 (RCH Petro Investors, LP) (14)


                                   Page 47

10.35     Registration Rights Agreement dated February 7, 2007 (RCH Petro Investors, LP) (14)
10.36     Warrant Agreement dated February 7, 2007 (RCH Petro Investors, LP) (14)
10.37     Employment  Agreement  of  Richard  D.  Dole  (16)
10.38     Employment  Agreement  of  Wayne  Beninger (16)
10.39     Employment  Agreement  of  David  Collins (16)
10.40     Investment Banking Agreement with Arabella Securities (17)
14.1      Code of Ethics (4)
21.1      List of Subsidiaries (4)
23.1      Consent of McCartney Engineering, LLC, Consulting Petroleum Engineers (15)
23.2      Consent of Ryder Scott Company, Petroleum Consultants (15)
23.3      Consent of Ham, Langston & Brezina, P.C., Independent Auditors (17)


Footnotes  to  Exhibits:
-----------------------
1 Previously filed as an exhibit to our Form SB-2 Registration Statement on June 3, 2005 and incorporated herein by reference.
2    Previously  filed  as  an  exhibit  to  our  Form  SB-2/A  Amendment  No. 1
     Registration  Statement  on  July  22,  2005  and  incorporated  herein  by reference.
3 Previously filed as an exhibit to our Form SB-2/A, Amendment No. 2 Registration Statement on August 5, 2005 and incorporated herein by reference.
4 Previously filed as an exhibit to our annual report on Form 10-KSB for the fiscal year ended December 31, 2006 and incorporated herein by reference.
5 Previously filed as an exhibit to our current report on Form 8-K filed October 4, 2005 and incorporated herein by reference.
6 Previously filed as an exhibit to our current report on Form 8-K filed November 2, 2005 and incorporated herein by reference.
7 Previously filed as an exhibit to our current report on Form 8-K filed January 18, 2006 and incorporated herein by reference.
8 Previously filed as an exhibit to our current report on Form 8-K filed February 9, 2006 and incorporated herein by reference.
9 Previously filed as an exhibit to our current report on Form 8-K filed April 3, 2006 and incorporated herein by reference.
10 Previously filed as an exhibit to our current report on Form 8-K filed September 5, 2006 and incorporated herein by reference.
11 Previously filed as an exhibit to our current report on Form 8-K filed September 27, 2006 and incorporated herein by reference.
12 Previously filed as an exhibit to our current report on Form 8-K filed November 7, 2006 and incorporated herein by reference.
13 Previously filed as an exhibit to our current report on Form 8-K filed December 20, 2006 and incorporated herein by reference.
14 Previously filed as an exhibit to our current report on Form 8-K filed February 7, 2007 and incorporated herein by reference.
15 Previously filed as an exhibit to our Form SB-2 Registration Statement on April 13, 2007 and incorporated herein by reference.
16 Previously filed as an exhibit to our Form 8-K filed on June 7, 2007 and incorporated herein by reference.
17   Filed herewith.


ITEM  28.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes  to:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act:
          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
         (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (5) That for the purpose of determining any liability under the Securities Act to any purchaser:

          (a)  If  the  small  business  issuer  is  relying  on  Rule  430B:

               (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (ii) Each  prospectus  required  to  be  filed  pursuant  to Rule
                    424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (b)  If  the  small  business  issuer  is  subject  to  Rule  430C:

               Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of July, 2007.

PETROSEARCH  ENERGY  CORPORATION

By  /s/ Richard D. Dole
    -------------------
Richard D. Dole
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature                  Title                                  Date

By /s/ Richard D. Dole     President, Chief Executive Officer     July 3, 2007
   --------------------    and Chairman of the Board
Richard D. Dole

By /s/ David Collins       Chief Financial Officer                July 3, 2007
   --------------------    Principal Financial Officer
David Collins              and Chief Accounting Officer

By /s/ Gerald Agranoff     Director                               July 3, 2007
    -------------------
Gerald Agranoff

By /s/ Richard Majeres     Director                               July 3, 2007
   --------------------
Richard Majeres

                         PETROSEARCH ENERGY CORPORATION
                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS
                                -----------------


UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (MARCH 31, 2007):
-------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2007 AND DECEMBER 31, 2006  F-2
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED
    MARCH 31, 2007 AND2006                                              F-3
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE THREE
    MONTHS ENDED MARCH 31, 2007                                         F-4
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED
    MARCH 31, 2007 AND 2006                                             F-5
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                              F-6


CONSOLIDATED FINANCIAL STATEMENTS (DECEMBER 31, 2006):
------------------------------------------------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM                  F-11
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2006 AND 2005            F-12
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
    DECEMBER 31, 2006 AND 2005                                          F-13
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE YEARS
    ENDED DECEMBER 31, 2006 AND 2005                                    F-14
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
    DECEMBER 31, 2006 AND 2005                                          F-16
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                              F-17

                                      PETROSEARCH ENERGY CORPORATION
                                        CONSOLIDATED BALANCE SHEETS
                                   MARCH 31, 2007 AND DECEMBER 31, 2006


ASSETS                                                                        MARCH 31,     DECEMBER 31,
------                                                                           2007           2006
                                                                             (UNAUDITED)     (SEE NOTE)
                                                                             ------------  ---------------
Current assets:
  Cash                                                                       $10,540,493   $    3,715,618
  Accounts receivable:
     Joint owners-billed, net of allowance of $83,073                            293,918          421,081
    Joint owners-unbilled                                                          5,103           15,213
    Oil and gas production sales                                                 201,797          146,408
  Prepaid expenses and other current assets                                    1,062,698          829,104
                                                                             ------------  ---------------
      Total current assets                                                    12,104,009        5,127,424
                                                                             ------------  ---------------

Property and equipment:
  Oil and gas properties, full cost method of accounting:
    Properties subject to amortization                                        26,009,252       23,462,639
    Properties not subject to amortization                                     5,568,720        6,309,169
  Other property and equipment                                                   149,348          149,348
                                                                             ------------  ---------------
    Total                                                                     31,727,320       29,921,156
  Less accumulated depreciation, depletion and amortization                   (2,535,994)      (2,357,347)
                                                                             ------------  ---------------
    Total property and equipment, net                                         29,191,326       27,563,809

Prepaid oil and gas costs                                                         14,507           14,507

Other assets                                                                     853,725          656,790
                                                                             ------------  ---------------

      Total assets                                                           $42,163,567   $   33,362,530
                                                                             ============  ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Current portion of long-term debt                                          $ 1,859,972   $    1,863,531
  Current portion of long-term debt Kallina                                      310,844          298,806
  Trade note payable                                                             290,864          409,819
  Accounts payable                                                               773,043        1,062,679
  Accrued liabilities for Barnett property costs                               1,045,319          607,013
  Accrued liabilities                                                            867,482          925,183
  Warrant liability                                                              589,694          317,752
                                                                             ------------  ---------------
    Total current liabilities                                                  5,737,218        5,484,783

Long-term debt, net of current portion                                         1,601,882        2,066,074
Long-term debt, net of current portion - Kallina                               6,661,162        6,963,694
Convertible debt                                                               5,313,303                -
Other long-term obligations                                                      916,354          906,996
                                                                             ------------  ---------------
    Total liabilities                                                         20,229,919       15,421,547
                                                                             ------------  ---------------

Stockholders' equity:
  Preferred stock, par value $1.00 per share, 20,000,000 shares authorized:
    Series A  8% convertible preferred stock, 1,000,000 shares authorized; 483,416 shares issued and outstanding at March 31,
      2007 and December 31, 2006                                                 483,416          483,416
    Series B convertible preferred stock, 100,000 shares
      authorized; 43,000 shares issued and outstanding at March 31,
      2007 and December 31, 2006                                                  43,000           43,000
  Common stock, par value $0.001 per share, 100,000,000 shares
    Authorized; 38,773,499 and 37,927,070 shares issued and
      outstanding at March 31, 2007 and December 31, 2006,
      respectively                                                                38,773           37,927
Additional paid-in capital                                                    30,117,335       23,928,090
Unissued common stock                                                            176,408          771,429
Accumulated deficit                                                           (8,925,284)      (7,322,879)
                                                                             ------------  ---------------
    Total stockholders' equity                                                21,933,648       17,940,983
                                                                             ------------  ---------------

    Total liabilities and stockholders' equity                               $42,163,567   $   33,362,530
                                                                             ============  ===============

Note: The balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

See accompanying notes to unaudited condensed consolidated financial statements

                         PETROSEARCH ENERGY CORPORATION
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006

                                                          THREE MONTHS ENDED
                                                              MARCH 31,
                                                          2007          2006
                                                      ------------  ------------
Oil and gas production revenues                       $   362,976   $   121,914
                                                      ------------  ------------

Operating costs and expenses:
  Lease operating and production taxes                     77,293       161,690
  Depreciation, depletion and amortization                178,647        37,381
  General and administrative                              739,090       722,548
                                                      ------------  ------------

    Total costs and expenses                              995,030       921,619
                                                      ------------  ------------

Operating loss                                           (632,054)     (799,705)
                                                      ------------  ------------

Other income (expense):
  Interest income                                          62,778        19,592
  Interest expense                                       (434,800)      (44,954)
  Amortization of financing costs and debt discount      (326,387)      (19,563)
  Change in value of warrant liability                   (271,942)            -
                                                      ------------  ------------

    Total other income (expense)                         (970,351)      (44,925)
                                                      ------------  ------------

      Net loss                                        $(1,602,405)  $  (844,630)
                                                      ============  ============

Basic and diluted net loss per common share           $     (0.04)  $     (0.03)
                                                      ============  ============

Weighted average common shares                         38,729,888    29,327,487
                                                      ============  ============

                  See accompanying notes to unaudited condensed
                        consolidated financial statements

                                                 PETROSEARCH ENERGY CORPORATION
                                         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                           FOR THE THREE MONTHS ENDED MARCH 31, 2007


                                                                                                                      TOTAL-
                                        SERIES A             SERIES B       ADDITIONAL    UNISSUED      ACCUM-        STOCK-
                  COMMON STOCK       PREFERRED STOCK     PREFERRED STOCK      PAID-IN      COMMON       ULATED       HOLDERS
                SHARES    AMOUNT    SHARES     AMOUNT    SHARES    AMOUNT     CAPITAL      STOCK       DEFICIT        EQUITY
              ----------  -------  ---------  --------  ---------  -------  -----------  ----------  ------------  ------------
Balance
at
December
31, 2006      37,927,070  $37,927    483,416  $483,416     43,000  $43,000  $23,928,090  $ 771,429   $(7,322,879)  $17,940,983
Issuance of
common
stock
committed        771,429      771                                               770,658   (771,429)                          -
Common
stock issued
for
employee
compen-
sation            25,000       25                                                20,725                                 20,750
Common
stock issued
for services      50,000       50                                                61,926                                 61,976
Common
stock
committed
for board
compen-
sation                                                                                      45,000                      45,000
Common
stock
committed
for interest
expense                                                                                    131,408                     131,408
Issuance of
warrants
with
debt                                                                          2,667,968                              2,667,968
Beneficial
conversion
feature of
convertible
debt                                                                          2,667,968                              2,667,968
Net loss                                                                                              (1,602,405)   (1,602,405)
              ----------  -------  ---------  --------  ---------  -------  -----------  ----------  ------------  ------------
Balance at
March 31,
2007          38,773,499  $38,773    483,416  $483,416     43,000  $43,000  $30,117,335  $ 176,408   $(8,925,284)  $21,933,648
              ==========  =======  =========  ========  =========  =======  ===========  ==========  ============  ============

 See accompanying notes to unaudited condensed consolidated financial statements

                          PETROSEARCH ENERGY CORPORATION
                       CONSOLIDATED STATEMENT OF CASH FLOWS
                FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006

                                                           THREE MONTHS ENDED
                                                               MARCH 31,
                                                           2007          2006
                                                       ------------  ------------
Cash flows from operating activities:
Net loss                                               $(1,602,405)  $  (844,630)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depletion, depreciation and amortization expense         178,647        37,380
  Stock based compensation                                 259,134             -
  Amortization of deferred rent                             (1,227)       (1,227)
  Amortization of debt discount                            156,684         8,841
  Amortization of beneficial conversion feature            122,897             -
  Amortization of financing costs                           46,726        10,722
  Accretion of asset retirement obligation                   8,607             -
  Change in value of warrant liability                     271,942             -
Changes in operating assets and liabilities:
  Accounts receivable                                       81,884       128,422
  Prepaid expenses and other assets                       (333,342)       12,392
  Accounts payable and accrued liabilities                (456,587       (32,617)
  Trade note payable                                      (118,955)            -
                                                       ------------  ------------

Net cash used in operating activities                   (1,385,995)     (680,717)
                                                       ------------  ------------

Cash flows from investing activities:
  Capital expenditures, including purchases and
    development of properties                           (1,256,630)   (3,944,545)
  Purchase of prepaid credits for oil and gas
    properties, net                                              -      (159,586)
                                                       ------------  ------------

Net cash used in investing activities                   (1,256,630)   (4,104,131)
                                                       ------------  ------------

Cash flows from financing activities:
  Proceeds from the sale of common stock                         -     2,692,097
  Proceeds from convertible debt                        10,000,000             -
  Repayment of notes payable                              (532,500)            -
                                                       ------------  ------------

Net cash provided by financing activities                9,467,500     2,692,097
                                                       ------------  ------------

Net increase (decrease) in cash and cash equivalents     6,824,875    (2,092,751)

Cash and cash equivalents at beginning of year           3,715,618     4,052,844
                                                       ------------  ------------

Cash and cash equivalents at end of year               $10,540,493   $ 1,960,093
                                                       ============  ============

Supplemental disclosures of cash flow information:
  Interest paid                                        $   132,680   $    90,695
                                                       ============  ============

  Income taxes paid                                              -             -
                                                       ============  ============

See accompanying notes to unaudited condensed consolidated financial statements

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   INTERIM FINANCIAL STATEMENTS
     ----------------------------

     The accompanying un-audited interim financial statements have been prepared without audit pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to such rules and regulations. These unaudited consolidated condensed financial statements should be read in conjunction with the audited financial statements and notes thereto of Petrosearch Energy Corporation (the
     "Company") for the year ended December 31, 2006. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of financial position, results of operations and cash flows for the interim periods presented have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the respective full year.


2.   INCOME TAXES
     ------------

     The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management's assessment as to their realization.

     The difference between the 35% federal statutory income tax rate and amounts shown in the accompanying interim financial statements is primarily attributable to the utilization of net operating loss carry-forwards and a valuation allowance recorded against net deferred tax assets.


3.   STOCK WARRANTS
     --------------

     The Company periodically issues incentive stock warrants to executives, officers, directors and employees to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. Warrants are also issued as part of financing transactions. The issuances of such warrants are approved by the Board of Directors. The exercise price of a warrant granted is determined by the fair market value of the stock on the date of grant. The Company issues shares of authorized common stock upon exercise of warrants.

     In December 2004, the FASB issued SFAS 123(R), which is a revision of SFAS 123. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock warrants, to be recognized as stock-based compensation expense in the Company's Consolidated Statements of Operations based on their fair values. For purposes of determining compensation expense associated with stock warrants, the fair value of the Company's stock was determined based upon the Black-Scholes option pricing model.

     For warrants granted during the first quarter of 2007 and 2006, the fair value of such warrants was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

                                                   2007       2006
                                                 --------  ----------
     Dividend yield                                 -0-        -0-

     Expected volatility                            105%       70%

     Risk free interest                            4.52%      3.00%

     Expected lives                               4 years   2-4 years

     The Black-Scholes option valuation model was developed for use in estimating fair value of traded options or warrants that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock warrants have characteristics significantly different from those of traded options/warrants, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock warrants.

     A summary of the Company's stock warrant activity and related information for the quarter ended March 31, 2007 follows:

                                                                                 WEIGHTED
                                                                                  AVERAGE      TOTAL
                                                                                   GRANT     INTRINSIC
                                            NUMBER OF                WEIGHTED    DATE FAIR     VALUE
                                             SHARES                   AVERAGE      VALUE      WARRANT
                                              UNDER      EXERCISE    EXERCISE    ($/SHARE)   EXERCISES
                                             WARRANT       PRICE       PRICE        (2)         (1)
                                           -----------  -----------  ---------  -----------  ----------
Warrants outstanding at December 31, 2006  14,147,690   $0.92-$9.75  $    1.88

Issued                                      5,225,000   $      1.40  $    1.40  $     0.51
Cancelled                                    (242,311)  $      9.75  $    9.75
                                           -----------  -----------  ---------  -----------  ----------

Warrants outstanding at March 31, 2007     19,130,379   $0.92-$9.75  $    1.65
                                           ===========  ===========  =========

All outstanding stock warrants are exercisable at March 31, 2007. A summary of outstanding stock warrants at March 31, 2007 follows:

                                        WEIGHTED
 NUMBER OF                REMAINING     AVERAGE                  WEIGHTED
  COMMON                 CONTRACTED    REMAINING                  AVERAGE    AGGREGATE
   STOCK     EXPIRATION     LIFE      CONTRACTUAL    EXERCISE    EXERCISE    INTRINSIC
EQUIVALENTS     DATE       (YEARS)    TERM (YEARS)     PRICE       PRICE     VALUE(1)
-----------  ----------  -----------  ------------  -----------  ---------  -----------
    300,004  April 2007      .08                    $      9.75  $    9.75
    161,538    May 2007      .17                    $6.50-$9.75  $    7.27
     76,923   July 2007      .25                    $5.20-$6.50  $    6.24
              September
    269,231        2007      .42                    $4.88-$5.20  $    5.15
    150,000  March 2008      1.00                   $      1.95  $    1.95
                 August
     20,000        2008      1.37                   $      1.95  $    1.95
               November
  4,851,969        2008      1.67                   $0.98-$1.95  $    1.93
               February
  1,060,714        2009      1.92                   $      2.00  $    2.00
                January
  5,225,000        2011      3.83                   $      1.40  $    1.40
                October
    575,000        2011      4.58                   $       .92  $     .92
               December
  6,440,000        2011      4.75                   $       .92  $     .92
-----------                           ------------                          -----------

 19,130,379                                   3.33                          $ 4,468,800
===========                           ============                          ===========

     (1) The intrinsic value of a warrant is the amount by which the current market value of the underlying stock exceeds the exercise price of the warrant, or the market price at the end of the period less the exercise price.

     (2) The weighted average grant date fair value was determined by using the Black Scholes Option Pricing Model as described above.

     The following table provides a detail of stock-based compensation incurred during the three months ended March 31, 2007, and 2006:

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                                 2007        2006
                                                               ---------  -----------
     Restricted stock                                            82,726   $  545,000
     Committed restricted stock                                 176,408            -
                                                               ---------  -----------
       Total stock-based compensation                           259,134   $  545,000
     Less amounts capitalized                                   (88,750)    (545,000)
                                                               ---------  -----------
       Stock compensation expense, net of amounts capitalized  $170,384            -
                                                               =========  ===========

     Amounts capitalized in 2007 are for prepaid expenses. Amounts expensed in the first quarter of 2007 include $38,976 for general and administrative expense and $131,408 for interest expense. Amounts capitalized in 2006 were for property costs. The above table excludes common stock issued for cash, warrants issued in financing arrangements, and debt discounts recorded in equity.

4.   RELATED PARTY TRANSACTIONS
     ---------------------------

     During the three months ended March 31, 2007 there were no related party transactions.

5.   NON-CASH INVESTING AND FINANCING ACTIVITIES
     --------------------------------------------

     During the three months ended March 31, 2007 and 2006, the Company engaged in non-cash financing and investing activities as follows:

                                                                               THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                                 2007       2006
                                                                              ----------  --------
     Issuance of common stock for acquisition of property                              -  $545,000
                                                                              ==========  ========

     Increase in accounts payable and accrued liabilities for property costs  $  841,605         -
                                                                              ==========  ========

     Beneficial conversion feature on convertible debt                        $2,667,968         -
                                                                              ==========  ========

     Issuance of warrants with debt                                           $2,667,968         -
                                                                              ==========  ========

     Issuance of convertible debt for financing costs                         $  450,000         -
                                                                              ==========  ========

6.   EARNINGS PER SHARE
     -------------------

     The Company has adopted SFAS No. 128, which provides for calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.

     Following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations for the three months ended March 31, 2007 and 2006:

                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,
                                                                 2007           2006
                                                             -------------  ------------
     Net loss                                                $ (1,602,405)  $  (844,630)
     Less:  Preferred stock dividends (1)                          (9,668)       (9,668)
                                                             -------------  ------------

     Net loss available to common  stockholders (numerator)  $ (1,612,073)  $  (854,298)
                                                             =============  ============

     Weighted average shares of common stock                   38,729,888    29,327,487
                                                             =============  ============

     Basic and diluted net loss per share                    $      (0.04)  $     (0.03)
                                                             =============  ============

     (1)  Dividends  are  undeclared

     For the three month periods ended March 31, 2007 and March 31, 2006 potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share. For the three months ended March 31, 2007, these securities included in-the-money warrants for the purchase of 1,513,922 common shares and preferred stock convertible into 94,218 common shares. For the three months ended March 31, 2006, these securities included in-the-money warrants for the purchase of 168,296 common shares and preferred stock convertible into 94,218 common shares.


7.   CONVERTIBLE DEBT
     ----------------

     The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") and EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and
     Potentially  Settled  in,  a  Company's  Own  Stock"  ("  EITF  00-19").

     SFAS 133 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments in accordance with EITF 00-19. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of SFAS 133. SFAS 133 and EITF 00-19 also provide an exception to this rule when the host instrument is deemed to be conventional (as that term is described in the implementation guidance to SFAS 133 and further clarified in EITF 05-2 "The Meaning of "Conventional Convertible Debt Instrument" in Issue No. 00-19).

     The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with the provisions of EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features," ("EITF 98-5") and EITF 00-27 "Application of EITF 98-5 to Certain Convertible Instruments." Accordingly, the Company records when necessary discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts associated with beneficial conversion features under these arrangements are amortized over the term of the related debt.

     On February 1, 2007 the Company executed a Note and Warrant Purchase Agreement with an Institutional Investor for the sale of a $10,000,000, 8% Senior Secured Convertible Promissory Note and a four-year warrant to purchase 5,000,000 shares of common stock at an exercise price of $1.40 per share for total proceeds of $10,000,000. At the option of the investor, the three-year Convertible Note will be convertible into shares of common stock at a price of $1.00 per share after the earlier of one year from the closing of the transaction or three months after a registration statement relating to this transaction becomes effective. The Warrant is exercisable one year after the closing of the transaction.

     The Company may elect to redeem part or all of the outstanding Convertible Note at the later of (i) such time as RCH Petro Investors, L.P.
     (RCH) has the right to convert; and (ii) twelve months from the date of closing, at one-hundred ten percent (110%) of the principal amount of the Convertible Note, provided however that such redemption right only applies if, upon receiving notice of redemption, the lender has the right to convert all the shares the Company intends to redeem at the applicable conversion price and the applicable registration statement for the resale of such shares of common stock is effective.

     The Convertible Note is collateralized by a security interest in twenty five percent of the membership interest of the Company's wholly owned subsidiary, Exploration Holding Co., LLC, which owns one-hundred percent of Barnett Petrosearch, LLC. Barnett Petrosearch is the subsidiary which owns a 5.54% interest in DDJET, Ltd, LLP, and participates in the Barnett Shale Project.

     The debentures meet the definition of conventional convertible debt in EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock. We have evaluated each of the features of the debentures and concluded that none of these features constitute embedded derivatives that must be bifurcated from the host contract and accounted for as derivatives in accordance with SFAS 133, Accounting for Derivative Instruments and Hedging Activities.

     The Company allocated the debt proceeds to the warrants and the debt based on the relative fair value of each. In accordance with EITF 98-5 and EITF 00-27, the Company recorded a discount of $2.7 million to the convertible note for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. The fair value assigned to the warrants of $2.7 million was also recorded as a debt discount.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


To the Board of Directors and Stockholders
Petrosearch Energy Corporation


We have audited the accompanying consolidated balance sheets of Petrosearch Energy Corporation and subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Petrosearch Energy Corporation and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



                                        /s/  Ham,  Langston  &  Brezina,  L.L.P.



Houston,  Texas

March  30,  2007

                                   PETROSEARCH ENERGY CORPORATION
                                    CONSOLIDATED BALANCE SHEETS
                                     DECEMBER 31, 2006 AND 2005

ASSETS                                                                          2006          2005
------                                                                      ------------  ------------

Current assets:
  Cash                                                                      $ 3,715,618   $ 4,052,844
  Accounts receivable:
    Joint owners-billed, net of allowance of $83,073                            421,081     1,342,386
    Joint owners-unbilled                                                        15,213         1,958
    Oil and gas production sales                                                146,408         9,345
  Prepaid expenses and other current assets                                     829,104       517,482
                                                                            ------------  ------------
      Total current assets                                                    5,127,424     5,924,015
                                                                            ------------  ------------

Property and equipment:
  Oil and gas properties, full cost method of accounting:
    Properties subject to amortization                                       23,462,639    11,849,520
    Properties not subject to amortization                                    6,309,169     3,513,597
  Other property and equipment                                                  149,348       147,047
                                                                            ------------  ------------
    Total                                                                    29,921,156    15,510,164
  Less accumulated depreciation, depletion and amortization                  (2,357,347)   (1,966,000)
                                                                            ------------  ------------
    Total property and equipment, net                                        27,563,809    13,544,164

Prepaid oil and gas costs                                                        14,507        81,603

Other assets                                                                    656,790        66,462
                                                                            ------------  ------------

    Total assets                                                            $33,362,530   $19,616,244
                                                                            ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Current portion of long-term debt                                         $ 1,863,531   $   908,168
  Current portion of long-term debt Kallina                                     298,806             -
  Trade note payable                                                            409,819             -
  Accounts payable                                                            1,062,679       561,546
  Accrued liabilities                                                         1,532,196       750,036
  Warrant liability                                                             317,752             -
                                                                            ------------  ------------
    Total current liabilities                                                 5,484,783     2,219,750
                                                                            ------------  ------------

Long-term debt, net of current portion                                        2,066,074     2,537,251
Long-term debt, net of current portion - Kallina                              6,963,694             -
Other long-term obligations                                                     906,996       670,456
                                                                            ------------  ------------
    Total liabilities                                                        15,421,547     5,427,457
                                                                            ------------  ------------

Stockholders' equity:
  Preferred stock, par value $1.00 per share, 20,000,000 shares authorized:
    Series A  8% convertible preferred stock, 1,000,000 shares authorized;
    483,416 shares issued and outstanding at December 31, 2006 and 2005         483,416       483,416
    Series B convertible preferred stock, 100,000 shares authorized;
    43,000 shares issued and outstanding at December 31, 2006 and  2005          43,000        43,000
  Common stock, par value $0.001 per share, 100,000,000 shares
  Authorized; 37,927,070 and 28,497,761 shares issued and outstanding
  at December 31, 2006 and 2005                                                  37,927        28,497
  Additional paid-in capital                                                 23,928,090    18,089,828
  Unissued common stock                                                         771,429       545,000
  Accumulated deficit                                                        (7,322,879)   (5,000,954)
                                                                            ------------  ------------
      Total stockholders' equity                                             17,940,983    14,188,787
                                                                            ------------  ------------

      Total liabilities and stockholders' equity                            $33,362,530   $19,616,244
                                                                            ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                         PETROSEARCH ENERGY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                       2006          2005
                                                   ------------  ------------
Oil and gas production revenues                    $ 1,232,958   $ 1,701,043
                                                   ------------  ------------

Operating costs and expenses:
  Lease operating and production taxes                 653,265       581,313
  Depreciation, depletion and amortization             391,347       563,252
  General and administrative                         2,766,235     3,268,088
                                                   ------------  ------------

    Total costs and expenses                         3,810,847     4,412,653
                                                   ------------  ------------

Operating loss                                      (2,577,889)   (2,711,610)
                                                   ------------  ------------

Other income (expense):
  Interest income                                       73,585        51,031
  Interest expense                                    (801,067)     (240,452)
  Gain on sale of securities                         1,000,000             -
  Change in value of warrant liability                 (16,554)            -
                                                   ------------  ------------

    Total other income (expense)                       255,964      (189,421)
                                                   ------------  ------------

      Net loss                                     $(2,321,925)  $(2,901,031)
                                                   ============  ============

Basic and diluted net loss per common share        $     (0.08)  $     (0.11)
                                                   ============  ============

Weighted average common shares                      31,253,819    25,409,348
                                                   ============  ============

    The accompanying notes are an integral part of these consolidated financial statements.

                                                  PETROSEARCH ENERGY CORPORATION
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                                                                        TOTAL
                                        SERIES A             SERIES B         ADDITIONAL   UNISSUED                     STOCK-
                   COMMON STOCK      PREFERRED STOCK      PREFERRED STOCK      PAID-IN      COMMON     ACCUMULATED     HOLDERS
                 SHARES    AMOUNT    SHARES     AMOUNT    SHARES    AMOUNT     CAPITAL       STOCK       DEFICIT        EQUITY
               ----------  -------  ---------  --------  ---------  -------  ------------  ---------  -------------  ------------
Balance at
December 31,
2004           18,792,120  $18,792    483,416  $483,416     43,000  $43,000  $ 6,884,784   $       -  $ (2,099,923)  $ 5,330,069

Common Stock
issued
for cash        9,174,873    9,174          -         -          -        -   10,600,545           -             -    10,609,719

Common stock
issued and
committed for
oil and gas
properties        500,000      500          -         -          -        -      544,500     545,000             -     1,090,000

Compensation
awarded to
Board of
Directors          30,768       31          -         -          -        -       59,969           -             -        60,000

Issuances of
warrants
with debt               -        -          -         -          -        -       88,422           -             -        88,422

Cancellation
of warrants             -        -          -         -          -        -      (88,392)          -             -       (88,392)

Net loss                -        -          -         -          -        -            -           -    (2,901,031)   (2,901,031)
               ------------------------------------------------------------------------------------------------------------------
Balance at
December 31,
2005           28,497,761  $28,497    483,416  $483,416     43,000  $43,000  $18,089,828   $ 545,000  $ (5,000,954)  $14,188,787
               ==================================================================================================================

    The accompanying notes are an integral part of these consolidated financial statements.


                                                  PETROSEARCH ENERGY CORPORATION
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                                                                                        TOTAL
                                          SERIES A            SERIES B       ADDITIONAL    UNISSUED                     STOCK-
                     COMMON STOCK      PREFERRED STOCK     PREFERRED STOCK     PAID-IN      COMMON     ACCUMULATED     HOLDERS
                   SHARES    AMOUNT    SHARES    AMOUNT    SHARES   AMOUNT     CAPITAL      STOCK        DEFICIT        EQUITY
                 ----------  -------  --------  --------  --------  -------  -----------  ----------  -------------  ------------
Balance at
December 31,
2005             28,497,761  $28,497   483,416  $483,416    43,000  $43,000  $18,089,828  $ 545,000   $ (5,000,954)  $14,188,787

Common stock
issued for cash   8,368,576    8,369                                           4,787,768    771,429                    5,567,566

Issuance of
common stock
committed           500,000      500                                             544,500   (545,000)                           -

Common stock
issued for
employee
compensation        300,000      300                                             239,700                                 240,000

Common stock
issued for
services             82,500       83                                              54,501                                  54,584

Exercise of
warrants            178,233      178                                             174,491                                 174,669

Issuance of
warrants to
lender                                                                            37,302                                  37,302

Net loss                                                                                                (2,321,925)   (2,321,925)
                 ----------------------------------------------------------------------------------------------------------------
Balance at
December 31,
2006             37,927,070  $37,927   483,416  $483,416    43,000  $43,000  $23,928,090  $ 771,429   $ (7,322,879)  $17,940,983
                 ================================================================================================================

    The accompanying notes are an integral part of these consolidated financial statements.

                                     PETROSEARCH ENERGY CORPORATION
                                  CONSOLIDATED STATEMENT OF CASH FLOWS
                             FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                                 2006           2005
                                                                             -------------  ------------
Cash flows from operating activities:
Net loss                                                                     $ (2,321,925)  $(2,901,031)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depletion, depreciation and amortization expense                                391,347       563,252
  Write off of prepaid oil and gas costs                                                -        60,000
  Stock based compensation                                                        294,584        60,000
  Amortization of deferred rent                                                    (5,082)           77
  Amortization of debt discount and financing costs                               161,887        48,283
  Accretion of asset retirement obligation                                         28,505             -
  Change in value of warrant liability                                             16,554             -
  Bad debt expense                                                                      -       145,443
  Gain on sale of securities                                                   (1,000,000)            -
Changes in operating assets and liabilities:
  Accounts receivable                                                             488,455       368,664
  Prepaid expenses and other assets                                              (960,403)     (235,055)
  Accounts payable and accrued liabilities                                        853,423      (599,672)
  Trade note payable                                                              409,819             -
                                                                             -------------  ------------

Net cash used in operating activities                                          (1,642,836)   (2,490,039)
                                                                             -------------  ------------

Cash flows from investing activities:
  Capital expenditures, including purchases and development of properties     (14,141,190)   (7,815,083)
  Purchase of prepaid credits for oil and gas properties, net                           -       (59,323)
  Proceeds from sale of property                                                  509,015     2,072,002
  Proceeds from sale of equity securities                                       1,000,000             -
                                                                             -------------  ------------

Net cash used in investing activities                                         (12,632,175)   (5,802,404)
                                                                             -------------  ------------

Cash flows from financing activities:
  Proceeds from the sale of common stock                                        5,760,616    10,609,719
  Proceeds from exercise of warrants                                              174,669             -
  Proceeds from notes payable                                                  10,880,000     3,950,000
  Repayment of notes payable                                                   (2,877,500)   (3,315,000)
                                                                             -------------  ------------

Net cash provided by financing activities                                      13,937,785    11,244,719
                                                                             -------------  ------------

Net (decrease) increase in cash and cash equivalents                             (337,226)    2,952,276

Cash and cash equivalents at beginning of year                                  4,052,844     1,100,568
                                                                             -------------  ------------

Cash and cash equivalents at end of year                                     $  3,715,618   $ 4,052,844
                                                                             =============  ============

Supplemental disclosures of cash flow information:
  Interest paid                                                              $    546,031   $   227,192
                                                                             =============  ============

  Income taxes paid                                                          $          -   $         -
                                                                             =============  ============


    The accompanying notes are an integral part of these consolidated financial statements.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES
     ----------------------------------------------------

     ORGANIZATION
     ------------

     Petrosearch Energy Corporation (the "Company"), a Nevada Corporation formed in November 2004, is an independent oil and gas company based in Houston, Texas, with a second office in Dallas, Texas. The Company is a resource based exploration and development company with operations focused in three core areas of the lower 48 states of the United States with existing production in Texas, North Dakota and Oklahoma. The three core areas of operation include a Barnett Shale project through the participation in DDJET Limited LLP, the development of a Texas Panhandle water flood project and the exploitation of the Wilcox trend in the SW Garwood Field of South Texas.

     PRINCIPLES  OF  CONSOLIDATION
     -----------------------------

     The consolidated financial statements presented herein include the accounts of the Company and its wholly-owned subsidiaries. In addition, during 2006, the consolidated financial statements of the Company include its pro-rata share of the accounts of the DDJET Limited LLP Partnership, in which the company has a 5.54 percent ownership interest. All significant inter-company accounts and transactions have been eliminated.

     ACCOUNTING  ESTIMATES
     ---------------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Our most significant financial estimates are based on remaining proved natural gas and oil reserves. Estimates of proved reserves are key components of our depletion rate for natural gas and oil properties and our full cost ceiling test limitation. In addition, estimates are used in computing taxes, preparing accruals of operating costs and production revenues, asset retirement obligations and fair value of stock options and the related compensation expense. See Note 14 - Supplemental Oil and Gas Information (Unaudited) for more information relating to estimates of proved reserves. Because there are numerous uncertainties inherent in the estimation process, actual results could differ materially from these estimates.

     BUSINESS  SEGMENTS
     ------------------

     The Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise that engage in activities from which it may earn revenues and incur expenses. Operating segments have separate financial information and this information is regularly evaluated by the chief decision maker for the purpose of allocating resources and assessing performance.

     Segment reporting is not applicable for us as each of our operating areas has similar economic characteristics and each meets the criteria for aggregation as defined in SFAS 131. All of our operations involve the exploration, development and production of natural gas and oil, and all of our operations are located in the United States. We have a single, company-wide management team that administers all properties as a whole rather than as discrete operating segments. We track only basic operational data by area, and do not maintain comprehensive financial statement information by area. We measure financial performance as a single enterprise and not on an area-by-area basis. Throughout the year, we freely allocate capital resources on a project-by-project basis across our entire asset base to maximize profitability without regard to individual areas or segments.

     OIL  AND  GAS  PROPERTIES
     -------------------------

     The Company follows the full cost method of accounting for crude oil and natural gas properties. Under this method, all direct costs and certain directly related internal costs associated with acquisition of properties and successful, as well as unsuccessful, exploration and development activities are capitalized. Depreciation, depletion and amortization of capitalized crude oil and natural gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of-production method based on proved reserves. Net capitalized costs of crude oil and natural gas properties, as adjusted for asset retirement obligations, net of salvage value, are limited, by country, to the lower of unamortized cost or the cost ceiling, defined as the sum of the present value of estimated future net revenues from proved reserves based on unescalated prices discounted at 10 percent, plus the cost of properties not being amortized, if any, plus the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any, less related income taxes. Excess costs are charged to proved property impairment expense. No gain or loss is recognized upon sale or disposition of crude oil and natural gas properties, except in unusual circumstances.

     The following table reflects the depletion expense incurred from oil and gas properties during the years ended December 31, 2006 and 2005:

                                             2006      2005
                                           --------  --------
       Depletion Expense                   $361,933  $543,654
                                           ========  ========
       Depletion expense per BOE produced  $  18.51  $  15.24
                                           ========  ========

     At December 31, 2006 and 2005, unproved oil and gas properties not subject to amortization included $6,309,169 and $3,513,597, respectively, of property acquisition, exploration and development costs that are not being amortized. These costs will begin to be amortized when they are evaluated and proved, reserves are discovered, impairment is indicated or when the lease terms expire. Unproved leasehold costs consist of interest in leases located in Mississippi, Oklahoma and Texas.

     The following table reflects the periods when costs were incurred for unproved oil and gas properties costs:

                                     2004      2005       2006       TOTAL
                                   --------  --------  ----------  ----------
       Property acquisition costs  $309,961  $431,334  $2,872,847  $3,614,142
       Exploration costs                  -         -   2,695,027   2,695,027
                                   ------------------------------------------

         Total                     $309,961  $431,334  $5,567,874  $6,309,169
                                   ==========================================

     Unproved properties represent costs associated with properties on which the Company is performing exploration activities or intends to commence such activities. These costs are reviewed periodically for possible impairments or reduction in value based on geological and geophysical data. If a reduction in value has occurred, costs being amortized are increased.

     OTHER  PROPERTY  AND  EQUIPMENT
     -------------------------------

     Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of 3 to 5 years for office furniture and equipment and transportation and other equipment. Additions or improvements that increase the value or extend the life of an asset are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. Disposals are removed from the accounts at cost less accumulated depreciation and any gain or loss from disposition is reflected in operations. Depreciation expense for other property and equipment for the years ended December 31, 2006 and 2005 was $29,414 and $19,598, respectively.

     ASSET RETIREMENT OBLIGATIONS
     ----------------------------

     Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations ("SFAS 143"). This statement applies to obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction and development of the assets. SFAS 143 requires that the fair value of a liability for a retirement obligation be recognized in the period in which the liability is incurred. For oil and gas properties, this is the period in which an oil or gas well is acquired or drilled. The asset retirement obligation is capitalized as part of the carrying amount of the Company's oil and gas properties at its discounted fair value. The liability is then accreted each period until the liability is settled or the well is sold, at which time the liability is reversed.

     A reconciliation of the Company's asset retirement obligation liability is as follows:

                                                 As of December 31,
                                                 2006         2005
                                              -----------  ----------
       Beginning asset retirement obligation  $  633,455            -
         Liabilities incurred                     76,826   $  633,455
         Liabilities settled                     (30,056)           -
         Revisions in estimated cash flows       166,347            -
       Accretion expense                          28,505            -
                                              -----------  ----------
       Ending asset retirement obligation     $  875,077   $  633,455
                                              ===========  ==========

     CASH  AND  CASH  EQUIVALENTS
     ----------------------------

     For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

     RECEIVABLES
     -----------

     The Company routinely assesses the recoverability of all material trade and other receivables to determine their collectibility. Many of the Company's receivables are from joint interest owners on properties of which the Company is the operator. Thus, the Company may have the ability to withhold future revenue disbursements to recover any non-payment of joint interest billings. Generally, the Company's crude oil and natural gas receivables are collected within two months. The Company accrues a reserve on a receivable when, based on the judgment of management, it is probable that a receivable will not be collected and the amount of any reserve may be reasonably estimated. As of December 31, 2006 and 2005, the Company provided an allowance of $83,073 for doubtful accounts for trade receivables or joint interest owner receivables.

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     ---------------------------------------

     The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made, which is the case for financial instruments outstanding as of December 31, 2006 and 2005. The Company assumes the book value of those financial instruments that are classified as current approximates fair value because of the short maturity of these instruments. For non-current financial instruments, the Company uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar instruments.

     RESTORATION,  REMOVAL  AND  ENVIRONMENTAL  LIABILITIES
     ------------------------------------------------------

     The Company is subject to extensive federal, state and local environmental laws and regulations. These laws regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed.

     Liabilities for expenditures of a noncapital nature are recorded when environmental assessments and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments for the liability or component are fixed or reliably determinable. As of December 31, 2006, the Company believes it has no such liabilities.

     CONCENTRATION  OF  CREDIT  RISK  AND  MAJOR  CUSTOMERS
     ------------------------------------------------------

     Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with major financial institutions selected based upon management's assessment of the banks' financial stability. Balances regularly exceed the $100,000 federal depository insurance limit. The Company has not experienced any losses on deposits.

     The Company performs ongoing credit evaluations and, generally, requires no collateral from its customers or other joint interest owners. As of December 31, 2006, 53%, 20%, and 17% of accounts receivable from oil and gas sales were from three customers.

     As of December 31, 2006, 43%, 30%, and 17% of accounts receivable from joint interest owners were from three joint interest owners.

     During the years ended December 31, 2006 and 2005, respectively, 77% and 94% of the Company's revenue was received from two and three customers as follows:

                      2006        2005
                   ----------  ----------
       Customer A  $  787,839  $  879,542
       Customer B           -     552,998
       Customer C     160,605     172,540
       Others         284,514      95,963
                   ----------  ----------

         Total     $1,232,958  $1,701,043
                   ==========  ==========

     The Company had no other single customer that accounted for 10% or more of revenues in 2006 or 2005. Due to the nature of the demand of its products, crude oil and natural gas, the Company believes that it is not dependent on any single customer.

     REVENUE  RECOGNITION
     --------------------

     We use the entitlements method of accounting for the recognition of natural gas and oil revenues. Under this method of accounting, income is recorded based on our net revenue interest in production or nominated deliveries. We recognize and record sales when production is delivered to a specified pipeline point, at which time title and risk of loss are transferred to the purchaser. Our arrangements for the sale of natural gas and oil are evidenced by written contracts with determinable market prices based on published indices. We continually review the creditworthiness of our purchasers in order to reasonably assure the timely collection of our receivables. Historically, we have experienced no material losses on receivables.

     EARNINGS  (LOSS)  PER  SHARE
     ----------------------------

     The Company provides basic and dilutive earnings (loss) per common share information for each year presented. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2006 and 2005, potential dilutive securities, assuming the Company had net income, that had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share consisted of warrants for the purchase of 63,210 and 651,281 common shares, respectively, and convertible preferred stock convertible into 94,218 common shares.

     STOCK  BASED  COMPENSATION
     --------------------------

     Prior to January 1, 2006 the Company used SFAS No. 123, "Accounting for Stock-Based Compensation" which established financial accounting and reporting standards for stock-based employee compensation plans. It defined a fair value based method of accounting for an employee stock option or similar equity instrument and encouraged all entities to adopt that method of accounting for all of their employee stock compensation plans and include the cost in the income statement as compensation expense. However, it also allowed an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". During 2005, the Company accounted for compensation cost for stock option plans in accordance with APB Opinion No. 25.

     On January 1, 2006, the Company adopted SFAS 123(R), "Share-Based Payment" using the "modified prospective method" as defined by SFAS 123 (R). SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized as stock-based compensation expense in the Company's Consolidated Statement of Operations based on their fair values. Proforma disclosure is no longer an alternative. Accordingly, the Company now recognizes compensation expense for all stock options.

     CAPITALIZED  INTEREST
     ---------------------

     The Company capitalizes interest on expenditures made in connection with exploration and development projects that are not subject to current amortization. Interest is capitalized only for the period that activities are in progress to bring these projects to their intended use. Interest capitalized in 2006 and 2005 was $120,802 and $46,630, respectively.

     INCOME  TAXES
     -------------

     The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management's assessment as to their realization.

     OTHER  INCOME
     -------------

     On May 5, 2006 the Company sold 1,500,000 shares of Texcom Stock for a total of $1,000,000. The Company acquired the shares in November 2003 pursuant to a merger and a sale of a subsidiary.

     OFF BALANCE SHEET ARRANGEMENTS
     ------------------------------

     From time-to-time, the Company enters into off-balance sheet arrangements and transactions that can give rise to off-balance sheet obligations. As of December 31, 2006, the off-balance sheet arrangements and transactions that the Company has entered into include two operating lease agreements for office space. The Company does not believe that these arrangements are reasonably likely to materially affect its liquidity or availability of, or requirements for, capital resources.

     NEW ACCOUNTING PRONOUNCEMENTS
     -----------------------------

     The following discussions provide information about new accounting pronouncements that have been issued by the FASB:

     In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." SFAS 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures regarding fair value measurements. SFAS 157 does not add any new fair value measurements, but it does change current practice and is intended to increase consistency and comparability in such measurement. The provisions of SFAS 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007.

     Any amounts recognized upon adoption as a cumulative effect adjustment will be recorded to the opening balance of retained earnings in the year of adoption. The Company is currently evaluating the impact of adopting SFAS 157 on its financial statements and does not expect the interpretation to have a material impact on its results of operations or financial position.

     In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109" ("FIN 48"), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a tax return, including issues relating to financial statement recognition and measurement. FIN 48 provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is "more-likely-than-not" to be sustained if the position were to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged. If an uncertain tax position meets the "more-likely-than-not" threshold, the largest amount of tax benefit that is more than 50 percent likely to be recognized upon ultimate settlement with the taxing authority, is recorded. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. Consistent with the requirements of FIN 48, the Company adopted FIN 48 on January 1, 2007. The Company is currently evaluating the impact of adopting FIN 48 and does not expect the interpretation to have a material impact on its results of operations or financial position.

2.   SALE OF OIL AND GAS PROPERTIES
     ------------------------------

     Effective July 1, 2005, the Company's wholly owned subsidiary, TK Petrosearch, L.L.C., sold its interest in the Blue Ridge Salt Dome Field for $2,072,002 to the individual who had managed the TK PetroSearch, LLC subsidiary. The transaction has been reflected in the accompanying financial statements as a reduction of capitalized oil and gas properties as required by accounting principles generally accepted in the United States of America. The following represents the unaudited proforma effect on the consolidated statement of operations for the year ended December 31, 2005 as if the transaction occurred on January 1, 2005. The sale represents $30.16 per barrel of oil of the proved reserves sold.

                                                                     PROFORMA       PROFORMA
                                                     AS REPORTED    ADJUSTMENTS    (UNAUDITED)
                                                    -------------  -------------  -------------

       Oil and gas production revenues              $  1,701,043   $   (552,998)  $  1,148,045
       Costs and expenses                              4,412,653        359,162      4,053,491
                                                    -------------------------------------------
       Operating loss                                 (2,711,610)      (193,836)    (2,905,446)

       Other expenses                                   (189,421)                     (189,421)
                                                    -------------------------------------------
       Net loss                                     $ (2,901,031)  $   (193,836)  $( 3,094,867)
                                                    ===========================================

       Basic and diluted net loss per common share  $      (0.11)  $      (0.01)  $      (0.12)
                                                    ===========================================

     In November 2006, the Company sold its interests in Burleson County, Texas for proceeds of $509,015. The transaction has been reflected in the accompanying financial statements as a reduction of capitalized oil and gas properties as required by accounting principles generally accepted in the United States of America. Proformas are not included as this was not a producing property.

3.   INTERESTS  IN  OIL  AND  GAS  PROPERTIES
     ----------------------------------------

     BARNETTSHALE  PROJECT,  8  COUNTIES,  TEXAS
     -------------------------------------------

     Effective December 15, 2006, the Company's wholly owned subsidiary, Barnett Petrosearch LLC ("Barnett"), joined in the formation of a Partnership, DDJET Limited LLP, ("Partnership") for the development of Barnett Shale properties in the Fort Worth Basin, Texas. Barnett owns a 5.54% interest in the Partnership along with partners, Metroplex Barnett Shale LLC (a wholly owned subsidiary of Exxon Mobil Corporation), which will direct operations, and Cinco County Barnett Shale LLC, (a privately held Dallas-based company). The decision to hold the Company's ownership interest in the oil and gas leases and infrastructure assets of the Barnett Shale project in a partnership was to ensure the alignment of the interests of all the owners and to simplify the operations relative to the project.

     The Partnership's assets include all leases acquired to date within an 8-county contract area, under a previous agreement among affiliates of the three partners, along with associated facilities including nearly 100 miles of pipeline and options on separate pipeline rights of way. Pursuant to the Partnership agreement the Company takes its gas in-kind and is billed separately each month for its proportionate share of the leasing, drilling and completion costs as if our interest was a working interest. ExxonMobil has agreed to market the Company's gas for the first year of the partnership.

     The Partnership Agreement provides for an initial agreed capital and cash and non-cash operating expense budget which runs through calendar 2008. The Initial budget cannot be amended unless unanimously agreed to by the partners. In addition to the $5,500,000 investment through December 31, 2006, the Company's capital requirement through 2008 based upon Barnett's Partnership percentage is approximately $18,300,000. The Partnership will continue its leasing activities within the 8-county contract area, but the current oil and gas lease inventory is sufficient to support all Partnership drilling activities through the initial budget period.

     The Partnership Agreement provides that if a partner does not meet its financial obligations on a timely basis, the defaulting partner can be, among other available remedies, expelled from the Partnership. If this occurs and if unanimous agreement as to the value of the defaulting partner's Partnership interest cannot be reached, then the value of that partner's interest will be determined using the Partnership's appraisal methods. All accrued obligations and fees related to the valuation would then be deducted. The resulting figure would then be further reduced by an additional thirty percent (30%) to achieve a figure which is the amount which would be paid to the defaulting partner for its interest upon expulsion.

     SOUTHWEST  GARWOOD  PROJECT,  COLORADO  COUNTY,  TEXAS
     ------------------------------------------------------

     Effective November 1, 2006, the Company exercised its option to acquire a 100% working interest (68% after payout working interest) from Rock Energy Partners Operating, L.P. in the Anthony Kallina et al lease covering 438.16 acres and the existing Kallina 46#1 well in the Southwest Garwood Field of Colorado County, Texas. As part of this transaction, the Company gave up a 20% working interest in 240 acres and a 21.5% after payout working interest in 445 acres.

     In connection with Petrosearch's exercise of the option and acquisition of these interests into its newly formed subsidiary, Garwood Petrosearch, Inc. ("Garwood"), Garwood executed an agreement with Laurus Master Fund, Ltd. ("Laurus") for Laurus to provide financing for the acquisition, payment of the previous working interest owner's vendor obligations and the completion costs for the Kallina 46#1 well (Note 6).

     On November 13, 2006, Garwood farmed out a 12.5% working interest in the Kallina lease and the Kallina 46 #1 well to an industry partner on a heads up basis. Garwood retains an 87.5% working interest in the Kallina lease and the Kallina 46 #1 well before payout and a 59.5% working interest after payout.

     In the SW Garwood project, as a result of the exercise of this option and the sale of the interest in the entire SW Garwood Project, Petrosearch entities now own a 16% working interest in 640 acres; a 16% after payout working interest in 640 acres; and an 87.5% before payout and 75.5% after payout working interest in 438 acres.

     The net cost to exercise the Company's option after the 12.5% farm-out was approximately $4,500,000. Included in unproved property costs as of December 31, 2006, is approximately $5,400,000 of costs related to the Southwest Garwood Project.

     NORTH  TEXAS/PANHANDLE  WATER  FLOOD  PROJECT
     ---------------------------------------------

     Effective November 15, 2005, the Company entered into an agreement to purchase a 100% working interest in 1755 acres of leases in the Quinduno Field located in Roberts County, Texas from Quinduno Energy, L.L.C, ("Quinduno"). The agreement provides for the payment of the purchase price of $2,000,000 cash and 3,000,000 shares of unregistered common shares of the Company to occur in three phases as the project progresses. The Company is currently in the first phase of the project and has paid $750,000 and issued

     1,000,000 shares of stock to Quinduno. Should the Company decide to progress into Phase II of the project, the Company's next payment to Quinduno of $500,000 and 500,000 shares of common stock of the Company will be due on May 15, 2007. Upon completion of the entire project, the seller will back in for a 10% working interest after Petrosearch has been repaid all capital expenditure costs plus $9.5 million.

     At any time after completion of the first phase of the project, should the Company, in the Company's sole discretion, determine to terminate further operations, then the Company must offer Quinduno the Company's interest in the leases for a purchase price equal to an internal rate of return to the Company of twenty-two and one half percent (22.5%), calculated monthly, using the closing date under the Agreement as the commencement date and, taking into account all acquisition cash, all capital expenditures, plus a sum of $7,500,000 and the net income received from the project. Quinduno will have 45 days to exercise its right of refusal to repurchase the leases, at which time, upon Quinduno's refusal to repurchase, the Company may sell the Company's interest in the leases to a third party.

     GRUMAN #18-1 WELL AND GRUMAN LEASES
     -----------------------------------

     Effective September 28, 2005, the Company purchased an additional 21.25% working interest in the producing Gruman #18-1 Well, and Gruman Leases for $637,500, increasing the Company's working interest in the property to 85%. In March, 2006, the Company began drilling the Gruman 18-3 well intended to be a water injection well. The well reached total depth of 9,890 feet on April 14, 2006.

     In October 2006, the Company undertook certain remedial work on the Gruman 18-1 which has improved the production on the well. The Company is currently assessing the positive impact on the long term production.

     On February 1, 2007 we began injecting produced water into the Gruman 18-3 well. The result has been to reduce the cost of operating the Gruman 18-1. The Company is considering supplementing this injection with water from the Dakota for pressure maintenance in the mound. The Company has established that the Gruman 18-3 is in pressure communication with the Gruman 18-1. Further testing or stimulation may be necessary to achieve the desired future injection rates.

4.   PREPAID  EXPENSES  AND  OTHER  CURRENT  ASSETS
     ----------------------------------------------

     Prepaid expenses and other current assets consist of the following at December 31, 2006 and 2005:

                                             2006      2005
                                           --------  --------
       Prepaid expenses                    $244,775  $152,386
       Prepaid bonds                        285,022   277,000
       Current portion of financing costs   235,429    42,890
       Other receivables                     63,878    45,206
                                           --------  --------

                                           $829,104  $517,482
                                           ========  ========


5.   ACCRUED  LIABILITIES
     --------------------

     Accrued liabilities consist of the following at December 31, 2006 and 2005:

                                                             2006       2005
                                                          ----------  --------
       Revenue payable and operated prepayment liability  $  367,915  $ 21,297
       Accrued interest payable                              169,060    36,794
       Accrued liabilities for capital additions             604,449   500,000
       Financing costs payable                               193,050         -
       Accrued liability for professional fees                84,778    50,000
       Other accrued expenses                                112,944   141,945
                                                          ----------  --------

                                                          $1,532,196  $750,036
                                                          ==========  ========

6.   LONG-TERM  DEBT  AND  NOTES
     ---------------------------

     At December 31, 2006, principal payments due over the next five-year period and thereafter are following:

                                     2007        2008        2009        Total
                                  ----------  ----------  ----------  -----------
       Revolving Credit Facility  $2,130,000  $2,135,000           -  $ 4,265,000

       Secured Term Note          $  298,806  $  507,714  $6,455,980  $ 7,262,500

       Trade Note Payable         $  409,819           -           -  $   409,819
                                  ----------  ----------  ----------  -----------

         Total Payments           $2,838,625  $2,642,714  $6,455,980  $11,937,319
                                  ==========  ==========  ==========  ===========

     REVOLVING  CREDIT  AGREEMENT
     ----------------------------

     On September 29, 2005, the Company entered into an amended and restated revolving credit agreement to borrow up to $10,000,000 over a two-year period to October 1, 2007, from a private, non-public entity. The agreement has supplemental terms that were effective on October 16, 2006 through a separate letter agreement as discussed below. Proceeds of the credit line are to be used to finance activity related to eight new prospects including costs associated with acquisitions of oil and gas leases, oil and gas drilling, reworking, production, transportation, marketing and plugging activities under the leases, and all lender charges and fees. Advances under the amended and restated revolving credit agreement bear interest at a rate of the Wall Street Journal Prime Rate plus three percent (3%) per year. Each advance of principal under the amended facility is treated as a separate loan and is repayable in six (6) interest only installments followed by up to twenty four (24) principal and interest installments based upon a 30-month amortization. The Company will be assessed a one quarter of one percent (.25%) standby fee on available undrawn principal each quarter. The note matures on April 1, 2008. As of December 31, 2006, the balance outstanding under the line of credit agreement was $4,265,000, $2,130,000 of which is due in the next twelve months and $2,135,000 of which is due in 2008.

     The loan is collateralized by a first lien on the particular oil and gas leases acquired with the funds, but the Company is entitled to obtain partial releases if the ratio of proved developed and proved undeveloped reserves underlying the collateral base meets certain criteria. According to the terms of the agreement, the unused available funds under the line of credit will only be available for draw by the Company if at all times the Company's proved developed reserves equal or exceed twenty-five percent
     (25%) of the outstanding principal and interest indebtedness under the agreement and if the principal balance of the note outstanding after the requested draw is less than the sum of 1) the actual costs of the oil and gas lease purchased and or funded, and 2) the sum of 75% of the Company's proved developed reserves and 50% of the Company's proved undeveloped reserves from all sources pledged as collateral.

     As consideration for entering into the agreement, the lender received an overriding royalty in each oil and gas lease acquired with facility funds equal to 2% of the Company's acquired net revenue interest in the lease. The overriding royalty interests were earned when the lender funds have been utilized by the Company for direct and or indirect acquisition expenses or drilling expenses. In addition, the lender received 100,000 warrants (2005 warrants) to purchase common stock of the Company at an exercise price of $2.00 per share and an expiration date of November 1, 2007.

     Under the terms of the credit facility, the Company is required to offer to the lender the opportunity to participate in up to a minimum of 33.3% and up to 100% based on the sole discretion of the Company.

     On October 16, 2006, the Company entered into a Letter Agreement to amend its existing revolving credit facility with the lender. The principal available under the revolving borrowing base remains $10,000,000. Under the terms of the transaction, Fortuna advanced the Company $780,000 for the purpose of paying amounts due for the Barnett Shale Project which was repaid to Fortuna in December, 2006. As part of the financing, the Company pledged additional interests in its oil and gas properties as collateral. The lender also agreed to relinquish all of its past and future overriding royalty interest assignments delivered to the lender other than assignments associated with the Blue Ridge Field upon debt repayment. In addition, the Company agreed to issue to Fortuna 475,000 five year warrants with a strike price of $0.92 per share (2006 warrants). The Warrants contain a "put" provision which will allow Fortuna to "put" the warrants to the Company at a price of $0.65 per share for two (2) years. Additionally, as part of the transaction, the Company agreed to issue 100,000 new warrants, which expire five (5) years from the date of issue, at a price of $0.92 per share (2006 warrants) to replace 100,000 warrants previously issued to Fortuna at a price of $2.00 per share, which were previously set to expire on November 1, 2007. The warrants have piggyback registration rights. All other terms of the amended and restated revolving credit agreement remain in full force and effect.

     The Company allocates the proceeds received from debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the 2006 and 2005 warrants as a debt discount was calculated at $338,500 and $88,422, respectively. The unamortized debt discount was $335,395 at December 31, 2006. The debt discount is recognized as interest expense over the period until the notes mature. In the event the debt is settled prior to the maturity date, an expense will be recognized based on the difference between the carrying amount and the amount of the payment.

     SECURED  TERM  NOTE
     -------------------

     Garwood Petrosearch, Inc. ("Garwood"), a wholly-owned subsidiary of the Company, executed a Securities Purchase Agreement and Secured Term Note with an entity to provide financing for payment of obligations related to the drilling of the Kallina 46 #1 well and payment of the future completion costs for the Kallina 46 #1. The note is for the amount of $8,300,000 and matures on November 1, 2009. Advances under the note bear interest at Wall Street Journal Prime plus 2% with a minimum interest rate of 8% and a maximum interest rate of 15%. Payments under the note will be paid from 90% of net production revenues beginning on the earlier to occur of (i) receipt of actual proceeds from production from the Kallina 46 #1 well and (ii) a date which is 120 days after the closing date of the transaction and require a minimum monthly payment of $87,500. Upon any event of default, the lender would be entitled to receive 100% of the net production revenues relating to oil and gas properties of Garwood. The note is collateralized by Garwood's recently acquired interest in the Kallina 46 #1 well and the related Section 46 acreage. The note has a balance of $7,262,500 outstanding as of December 31, 2006.

     As a part of the financing arrangement, Garwood issued the lender a warrant to acquire, upon payout of the note indebtedness, 45% of Garwood's outstanding common stock such that upon exercise of the warrant, Garwood would be owned 55% by the Company and 45% by the lender. The fair value of the warrant at the time of the transaction was deemed to be of insignificant value due to the lack of proved reserves and the initial stages of the subsidiary.

     TRADE  NOTE  PAYABLE
     --------------------

     Effective October 24, 2006, the Company entered into a note payable agreement with a vendor in the amount of $487,293 bearing interest at an annual rate of 11.25% and a maturity date of November 1, 2007. The note is not collateralized and has a balance outstanding of $409,819 as of December 31, 2006.

7.   INCOME  TAXES
     -------------

     Through December 31, 2006, the Company has incurred losses since its inception and, therefore, has not been subject to federal income taxes. As of December 31, 2006, the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $21,300,000 which expire in various tax years through 2026. Under the provisions of Section 382 of the Internal Revenue Code, the ownership change in the Company that resulted from the recapitalization of the Company could limit the Company's ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

     The composition of deferred tax assets and the related tax effects at December 31, 2006 and 2005 are as follows:

                                                    2006          2005
                                                ------------  ------------
       Deferred tax assets:
         Net operating loss carry-forward       $ 7,246,463   $ 3,874,325
         Allowance for doubtful accounts             28,245        42,868
         Contribution carryover                       3,515         2,346
                                                --------------------------

           Total deferred tax assets              7,278,223     3,919,539

         Less valuation allowance                (2,416,054)   (1,628,636)
                                                --------------------------

         Net deferred tax asset                   4,862,169     2,290,903
                                                --------------------------

       Deferred tax liabilities:
         Book/tax basis difference in oil and
           Gas properties                        (4,851,493)   (2,277,366)
         Book/tax basis difference in property
           and equipment                            (10,676)      (13,537)
                                                --------------------------

           Total deferred tax liability          (4,862,169)   (2,290,903)
                                                --------------------------

             Net deferred tax                   $         -   $         -
                                                ==========================

     The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss for the years ended
     December  31,  2006  and  2005  is  as  follows:

                                                                 2006                 2005
                                                           AMOUNT       %       AMOUNT       %
                                                         ----------  -------  ----------  -------
       Benefit for income tax at federal statutory rate  $(789,455)  (34.0)%  $(986,351)  (34.0)%
       Non-deductible expenses and other                     2,037       0.0      5,347       0.0
       Increase in valuation allowance                     787,418      34.0    981,004      34.0
                                                         ----------------------------------------
                                                         $       -     -   %  $       -     -   %
                                                         ========================================

8.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

     OPERATING LEASE
     ---------------

     The Company rents office space under long-term office leases that expire through 2010. The future minimum lease payments required under the operating leases that have initial non-cancelable lease terms in excess of one year amount to $398,881 of which $96,234 is to be paid in 2007, $99,989 is to be paid in 2008, $101,888 is to be paid in 2009, and $100,770 is to be paid in 2010. Rent expense incurred under operating leases during the years ended December 31, 2006 and 2005 was $95,152 and $101,321, respectively.

     LEGAL  PROCEEDINGS
     ------------------

     We  are  currently  not  a party to any material pending legal proceedings.

9.   STOCKHOLDERS'  EQUITY
     ---------------------

     The Company has the authority to issue up to 120,000,000 shares of stock, consisting of 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share.

     PREFERRED  STOCK
     ----------------

     The Company's articles of incorporation authorize the issuance of up to 20,000,000 shares of preferred stock with characteristics determined by the Company's board of directors.

     As of December 31, 2006 and 2005, the Company has 1,000,000 shares of Series A 8% Convertible Preferred Stock ("Series A Preferred") authorized and 483,416 shares outstanding. The shares have a par and stated value of $1.00 per share. If declared by the Board of Directors, dividends are to be paid quarterly in cash or in common stock of the Company to the holders of shares of the Series A Preferred. The shares of the Series A Preferred rank senior to the common stock both in payment of dividends and liquidation preference. The Series A Preferred is convertible into common stock of the Company at a conversion price of $6.50 per share. Beginning August 19, 2003, the Company had the right to redeem all or part of the shares of Series A Preferred for cash at a redemption price equal to $6.50 per share plus all accrued and unpaid dividends on the shares to be redeemed. As of December 31, 2006, no dividends have been declared and approximately $170,000 of dividends were in arrears related to the Series A Preferred if the Company decided to declare dividends.

     As of December 31, 2006 and 2005, the Company has 100,000 shares authorized and 43,000 shares issued and outstanding of Series B Convertible Preferred Stock ("Series B Preferred"). The shares have a par and stated value of $1.00 per share. The shares of the Series B Preferred rank senior to the common stock in liquidation preference. The Series B Preferred is convertible into common stock of the Company at an initial conversion price of $2.14 per share at the option of the holder. Beginning October 1, 2003, the Company had the right to redeem all or part of the shares of Series B Preferred for cash at a redemption price equal to $6.50 per share.

     STOCK  WARRANTS
     ---------------

     The Company periodically issues incentive stock warrants to executives, officers, directors and employees to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. The issuance of such warrants are approved by the Board of Directors. The exercise price of a warrant granted is determined by the fair market value of the stock on the date of grant. For purposes of determining compensation expense associated with stock warrants in 2005, the intrinsic value of the Company's stock was determined based upon the quoted market price of the Company's common stock for executives, officers and directors and fair value of the Company's stock was determined based upon the Black-Scholes option pricing model for non-employees. For purposes of determining compensation expense associated with stock warrants in 2006, the fair value of the Company's stock was determined based upon the Black-Scholes option pricing model for non-employees and employees. The Company issues shares of authorized common stock upon exercise of warrants.

     The Company issued the following warrants in 2006 and 2005:

     Pursuant to a private placement done in February, 2006, the Company issued 964,285 three year warrants to purchase shares of the Company's common stock with an exercise price of $2.00 per share to the accredited investors. In addition, the Company issued 96,429 warrants to purchase shares of the Company's common stock to the placement agency. The warrants issued to the placement agent are exercisable for three years and have an exercise price of $2.00 per share. The shares of common stock underlying the warrants have piggyback registration rights. The fair value of the warrants of $674,084 was recorded in equity as a cost of raising capital.

     In connection with the modification of the Revolving Credit Agreement with Fortuna (Note 6), the Company modified the terms of 100,000 warrants held by Fortuna by extending the expiration date from November 1, 2007 to October 15, 2011, and by lowering the exercise price from $2.00 to $0.92 per share. The difference in value between the new and revised warrants of $37,302 was based on the Black-Scholes Option Pricing Model and was recorded as additional debt discount with an offset to additional paid in capital. In addition to the modification of warrants, the Company granted Fortuna 475,000 warrants at an exercise price of $0.92 for a term of five years. The warrants are "puttable" back to Fortuna for a period of two years, commencing 180 days from issuance, at a price of $0.65 per share. In addition, there are piggyback registration rights for the warrants upon the Company's next registration of any securities. In compliance with FAS 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", the fair value of the warrants of $301,198 was recorded as a liability in the accompanying financial statements and was marked-to-market as of December 31, 2006 to $317,752. The warrants were valued by a third party using the Black-Scholes Option Pricing Formula with a put option floor. If settlement would have occurred at December 31, 2006, the Company would have paid $308,750, which is the maximum amount the Company could be required to pay to redeem the instrument.

     Pursuant to a private placement done in December, 2006, the Company issued 6,440,000 five year warrants to purchase shares of the Company's common stock with an exercise price of $0.92 per share to the accredited investors. The shares of common stock underlying the warrants have piggyback registration rights. The value of the warrants of $3,359,104 was recorded in equity as a cost of raising capital.

     During 2005, the Company granted warrants to purchase 1,215,000 shares of common stock of the Company to board of directors and employees for services performed during 2005. The warrants expire in 2008 and have an exercise price of $1.95, which exceeded the fair market value of the common stock at the date of grant and, thus, no compensation cost was recorded.

     In September, 2005, the Company granted warrants to purchase 100,000 shares of common stock of the Company with an exercise price of $2.00 and an expiration date in 2007 to a lender for financing costs associated with the Company's amended credit facility with the lender (Note 6). The value allocated to the warrants as a debt discount was $88,422.

     During December, 2005, the Company extended the expiration date of warrants held by an officer of the Company to purchase 92,308 shares of common stock of the Company at an exercise price of $0.98 per share from August 28, 2006, to November 15, 2008. The exercise price exceeded the fair market value of the common stock at the modification date, thus, no compensation cost was recorded.

     During 2005, the Company cancelled warrants to purchase 153,847 shares of common stock of the Company valued at $88,392 to reduce a note receivable from a former officer of the Company.

     A summary of the Company's stock warrant activity and related information for the years ended December 31, 2006 and 2005 follows:

                                                                      WEIGHTED       TOTAL
                                                                       AVERAGE     INTRINSIC
                                 NUMBER OF                WEIGHTED      GRANT        VALUE
                                  SHARES                   AVERAGE    DATE FAIR     WARRANT
                                   UNDER      EXERCISE    EXERCISE      VALUE      EXERCISES
                                  WARRANT       PRICE       PRICE     ($/SHARE)       (1)
                                -------------------------------------------------------------
       Warrants outstanding at
       December 31, 2004         7,333,905   $0.98-$9.75  $    3.77

         Issued                  1,407,308   $0.98-$2.00  $    1.89  $      0.66
         Cancelled                (246,155)  $      0.98  $    0.98
                                -------------------------------------------------------------

       Warrants outstanding at
       December 31, 2005         8,495,058   $0.98-$9.75  $    3.57

         Issued                  8,075,714   $0.92-$2.00  $    1.06  $      0.54
         Exercised                (178,233)  $      0.98  $    0.98               $   84,082
         Cancelled              (2,244,849)  $0.98-$1.63  $    5.41
                                -------------------------------------------------------------

       Warrants outstanding at
       December 31, 2006        14,147,690   $0.98-$9.75  $    1.88
                                ===================================

     All outstanding stock warrants are exercisable at December 31, 2006. A summary of outstanding stock warrants at December 31, 2006 follows:

                                                 WEIGHTED
      NUMBER OF                    REMAINING     AVERAGE                  WEIGHTED
       COMMON                     CONTRACTED    REMAINING                  AVERAGE    AGGREGATE
        STOCK     EXPIRATION         LIFE      CONTRACTUAL    EXERCISE    EXERCISE    INTRINSIC
     EQUIVALENTS   DATE             (YEARS)    TERM (YEARS)     PRICE       PRICE     VALUE (1)
     -----------  --------------  -----------  ------------  -----------  ---------  -----------

         211,541   February 2007          .17                $      9.75  $    9.75
          30,770      March 2007          .25                $      9.75  $    9.75
         300,004      April 2007          .34                $      9.75  $    9.75
         161,538        May 2007          .42                $6.50-$9.75  $    7.27
          76,923       July 2007          .50                $5.20-$6.50  $    6.24
         269,231  September 2007          .67                $4.88-$5.20  $    5.15
         150,000      March 2008         1.25                $      1.95  $    1.95
          20,000     August 2008         1.62                $      1.95  $    1.95
       4,851,969   November 2008         1.92                $0.98-$1.95  $    1.93
       1,060,714   February 2009         2.17                $      2.00  $    2.00
         575,000    October 2011         4.88                $       .92  $     .92
       6,440,000   December 2011         4.92                $       .92  $     .92
     -----------                               ------------                          -----------

      14,147,690                                       3.31                          $   420,900
     ===========                               ============                          ===========

     (1) The intrinsic value of a warrant is the amount by which the current market value of the underlying stock exceeds the exercise price of the warrant, or the market price at the end of the period less the exercise price.

     In  December 2004, the FASB issued SFAS 123(R), which is a revision of SFAS
     123. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock warrants, to be recognized as stock-based compensation expense in the Company's Consolidated Statements of Operations based on their fair values. Proforma disclosure is no longer an alternative, as was permitted by SFAS 123. Until the adoption of the provisions of SFAS 123(R) on January 1, 2006, the Company elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options and warrants because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", required use of option valuation models that were not developed for use in valuing employee stock options or warrants. Under APB 25, if the exercise price of the Company's employee stock warrants is greater than or equal to the market price of the underlying stock on the date of grant, no compensation expense was recognized.

     The adoption of SFAS 123(R) has not resulted in any compensation charges in 2006 related to warrants outstanding at December 31, 2005, because all employee stock warrants were vested as of December 31, 2005.

     Although it is no longer required due to the adoption of SFAS 123(R), proforma information regarding net income and earnings per share was required by Statement 123 and 148 (included for purposes of 2005 proforma comparison), and has been determined as if the Company had accounted for its employee stock warrants under the fair value method of these Statements. For warrants granted to employees or directors during 2006 and 2005, the fair value of such warrants was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

                                2006          2005
                            -------------  ----------
       Dividend yield            -0-          -0-

       Expected volatility   70% - 100%       70%

       Risk free interest   3.00% - 4.79%    3.00%

       Expected lives         3-5 years    2-4 years

     The Black-Scholes option valuation model was developed for use in estimating fair value of traded options or warrants that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock warrants have characteristics significantly different from those of traded options/warrants, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock warrants.

     For purposes of proforma disclosures, the estimated fair value of the warrants is included in expense over the vesting period or expected life of the warrant.

                                                                        2006          2005
                                                                    ------------  ------------
     Net loss as reported                                           $(2,321,925)  $(2,901,031)

     Add: Stock-based employee compensation expense  included in
     reported net loss, net of tax                                      240,000        60,000

     Deduct: Stock-based employee compensation expense  determined
     under the fair value method, net of tax                           (240,000)     (893,855)
                                                                    ------------  ------------

     Proforma net loss                                              $(2,321,925)  $(3,734,886)
                                                                    ============  ============

     Basic and diluted net loss per common share, as reported       $     (0.08)  $     (0.11)
                                                                    ============  ============

     Proforma basic and diluted net loss per common share           $     (0.08)  $     (0.15)
                                                                    ============  ============

     No tax effects were included in the determination of proforma net loss because the deferred tax asset resulting from stock-based employee compensation would be offset by an additional valuation allowance for deferred tax assets.

     The following table provides a detail of stock-based compensation incurred during the years ended December 31, 2006, and 2005:

                                                                       2006          2005
                                                                   ------------  ------------
     Warrants                                                      $ 4,371,688   $    88,422
     Restricted stock                                                  294,584     1,150,000
                                                                   ------------  ------------
       Total stock-based compensation                                4,666,272     1,238,422
     Less amounts offset in equity as syndication costs             (4,033,188)            -
     Less amounts recorded as a debt discount                         (338,500)      (88,422)
     Less amounts capitalized                                          (15,383)   (1,090,000)
                                                                   ------------  ------------
       Stock compensation expense, net of amounts capitalized      $   279,201   $    60,000
                                                                   ============  ============

     Amounts capitalized in 2006 are for prepaid expenses, and amounts capitalized in 2005 are for leasehold acquisition costs. Amounts expensed are included as a component of general and administrative expense. The above table excludes common stock issued for cash.

10.  RELATED  PARTY  TRANSACTIONS
     ----------------------------

     During the year ended December 31, 2006, the Company did not engage in any transactions with related parties. During the year ended December 31, 2005, the Company was engaged in several transactions with related parties as follows:

     During the year ended December 31, 2005, a vendor owned by the spouse of a director of the Company through December 8, 2005, at which time he resigned as director, provided drilling services totaling $485,570. The balance owed to this vendor was $-0- at December 31, 2005. The director's spouse was also a 15 - 30% working interest owner in the Fort Bend County Prospect (Blue Ridge) which the Company sold in 2005. Accounts receivable from the spouse for joint interest billings was $-0- as of December 31, 2005.

     Mr. Wayne Beninger, who became the Company's Chief Operating Officer on May 16, 2005, is the owner of Southwest Oil & Gas Management (Southwest) which has provided engineering and geological consulting services for the Company's projects. When Mr. Beninger became an employee of the Company, the agreement with Southwest was terminated. From January 1, 2005, until the agreement was terminated on May 15, 2005, the Company paid Southwest approximately $365,000 for engineering and geological consulting services. Mr. Beninger has an option to purchase for $1.00 a 5% interest (after payout to the Company and its drilling partner) in the Company's subsidiary that holds the Jefferson County, Mississippi project. The first well on that prospect was a dry hole and the Company does not intend to pursue any other wells in that prospect.

11.  EARNINGS  PER  SHARE
     --------------------

     Following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations for the years ended December 31, 2006 and 2005:

                                                                   2006          2005
                                                               ------------  ------------
       Net loss                                                $(2,321,925)  $(2,901,031)
       Less:  Preferred stock dividends                            (38,673)      (38,673)
                                                               ------------  ------------

       Net loss available to common  stockholders (numerator)  $(2,360,598)  $(2,939,704)
                                                               ============  ============

       Weighted average shares of common stock                  31,253,819    25,409,348
                                                               ============  ============

       Basic and diluted net loss per share                    $     (0.08)  $     (0.11)
                                                               ============  ============

12.  NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES
     -----------------------------------------------

     During the years ended December 31, 2006 and 2005, the Company engaged in various non-cash financing and investing activities as follows:

                                                                          2006       2005
                                                                        --------  ----------
     Transfer of overriding royalty interest for debt issuance costs    $      -  $   64,784
                                                                        ========  ==========

     Reduction in note receivable for property costs                    $282,532  $        -
                                                                        ========  ==========

     Issuance of common stock for acquisition of property               $      -  $1,090,000
                                                                        ========  ==========

     Reduction in financing costs for transfer of overriding royalty
     interest                                                           $ 46,348  $        -
                                                                        ========  ==========

     Increase in accounts payable and accrued liabilities for property
     costs                                                              $870,080  $  500,000
                                                                        ========  ==========

     Increase in property costs associated with asset retirement
     obligation                                                         $243,172  $  633,455
                                                                        ========  ==========

     Increase in accrued liabilities for costs of raising capital       $193,050  $        -
                                                                        ========  ==========

     Issuance of warrants with debt                                     $338,500  $   88,422
                                                                        ========  ==========

     Cancellation of warrants for reduction in note receivable          $      -  $   88,392
                                                                        ========  ==========

     Transfer of automobile for reduction in liability                  $      -  $   15,346
                                                                        ========  ==========

13.  IMPAIRMENT  AND  SALE  OF  OIL  AND  GAS  PROPERTIES
     ----------------------------------------------------

     At December 31, 2006 and 2005, the net capitalized costs of crude oil and natural gas properties included in the amortization base did not exceed the present value of the estimated reserves; as such, no write-down was recorded.

14.  SUPPLEMENTAL OIL AND GAS INFORMATION - UNAUDITED
     ------------------------------------------------

     The following supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission ("SEC") and SFAS No. 69, Disclosures About Oil and Gas Producing Activities (`Statement 69").

     ESTIMATED QUANTITIES OF PROVED OIL AND GAS RESERVES
     ---------------------------------------------------

     Set forth below is a summary of the changes in the estimated quantities of the Company's crude oil and condensate, and gas reserves for the periods indicated, as estimated by the Company as of December 31, 2006. All of the Company's reserves are located within the United States. Proved reserves cannot be measured exactly because the estimation of reserves involves numerous judgmental determinations. Accordingly, reserve estimates must be continually revised as a result of new information obtained from drilling and production history, new geological and geophysical data and changes in economic conditions.

     Proved reserves are estimated quantities of gas, crude oil, and condensate, which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

                                                    OIL         GAS
     QUANTITY OF OIL AND GAS RESERVES              (BBLS)      (MCF)
     --------------------------------            ----------  ----------
     Total proved reserves at December 31, 2004    373,797   1,247,037

     Extensions and discoveries                  2,033,869   1,121,000
     Production                                    (33,676)     (4,725)
     Sale of Assets                                (64,771)      - 0 -
     Revisions to previous estimate                 36,575    (519,565)
                                                 ----------  ----------

     Total proved reserves at December 31, 2005  2,345,794   1,843,747
                                                 ==========  ==========

     Extensions and discoveries                      3,421     455,000
     Production                                    (16,489)    (17,504)
     Revisions to previous estimate               (575,085)   (971,834)
                                                 ----------  ----------

     Total proved reserves at December 31, 2006  1,757,641   1,309,409
                                                 ==========  ==========


     PROVED DEVELOPED RESERVES:

       December 31, 2006                           263,604     557,409
                                                 ==========  ==========

       December 31, 2005                           330,838     229,747
                                                 ==========  ==========

     CAPITALIZED COSTS OF OIL AND GAS PRODUCING ACTIVITIES
     -----------------------------------------------------

     The following table sets forth the aggregate amounts of capitalized costs relating to the Company's oil and gas producing activities and the aggregate amount of related accumulated depletion, depreciation and amortization as of December 31, 2006 and 2005:

                                                                       2006          2005
                                                                   ------------  ------------
       Unevaluated properties, not subject to amortization         $ 6,309,169   $ 3,513,597
       Properties subject to amortization                           23,462,639    11,849,520
                                                                   ------------  ------------

         Total capitalized costs                                    29,771,808    15,363,117

       Less accumulated depletion, depreciation  and amortization   (2,307,020)   (1,929,727)
                                                                   ------------  ------------

         Net capitalized costs                                     $27,464,788   $13,433,390
                                                                   ============  ============

     COSTS INCURRED IN OIL AND GAS PRODUCING ACTIVITIES
     --------------------------------------------------

     The following table reflects the costs incurred in oil and gas property acquisition, exploration and development activities during the years ended December 31, 2006 and 2005:

                                             2006        2005
                                          ----------  ----------
       Acquisition costs                  $3,884,783  $4,079,919
                                          ==========  ==========

       Exploration and development costs  $8,345,181  $1,147,816
                                          ==========  ==========

       Development costs                  $2,687,742  $1,096,124
                                          ==========  ==========

     STANDARDIZED  MEASURE  OF  DISCOUNTED  FUTURE  NET  CASH  FLOWS
     ---------------------------------------------------------------

     The following table reflects the Standardized Measure of Discounted Future Net Cash Flows relating to the Company's interest in proved oil and gas reserves as of December 31, 2006 and 2005:

                                                            2006           2005
                                                        -------------  -------------
       Future cash inflows                              $110,627,480   $158,565,979
       Future development and production costs           (50,421,345)   (59,263,004)
                                                        -------------  -------------

       Future net cash inflows before income taxes        60,206,135     99,302,975
       Future income taxes                                (9,611,255)   (27,804,833)
                                                        -------------  -------------

       Future net cash flows                              50,594,880     71,498,142
       10% discount factor                               (25,820,824)   (36,654,786)
                                                        -------------  -------------

         Standardized measure of discounted future net
           cash inflow                                  $ 24,774,056   $ 34,843,356
                                                        =============  =============

     The following are the principal sources of change in the standardized measure of discounted future net cash flows during 2006:

     Beginning of year                                                   $ 34,843,356
     Sales of oil and gas produced, net of production costs                  (496,028)
     Net changes in prices and production costs                            (4,126,970)
     Extensions, discoveries, and improved recovery, less related costs     1,672,043
     Development costs incurred during the period                           2,498,278
     Revisions of estimated development costs                              (1,190,277)
     Revisions of previous quantity estimates                             (20,819,265)
     Accretion of discount                                                  3,484,336
     Net change in income taxes                                             8,908,583
                                                                         -------------
                                                                         $ 24,774,056
                                                                         =============

     Total standardized measure of discounted future net cash inflow decreased to $24,774,056 as of December 31, 2006 from $34,843,356 as of December 31, 2005. The two main factors that caused the decrease in both reserve quantities and PV-10 value from 2005 to 2006 were related to the Company's Texas Panhandle waterflood project. The reasons were as follows:
     1) the price of natural gas used to calculate the PV-10 value decreased from $13.08 to $5.24 as of the years ended December 31, 2005 and 2006, respectively; and 2) our independent reserve engineer made an internal decision in their reserve estimation process for the year ended December 31, 2006 to place greater confidence on different areas of available data related to the waterflood as compared to the year end 2005 reserve estimate. This shift in focus on other data by the independent reserve engineer caused a decrease in the estimate of our Proved Undeveloped reserves in the Texas Panhandle project of approximately 570,000 barrels of oil equivalent.

     STANDARDIZED  MEASURE  OF  DISCOUNTED  FUTURE  NET  CASH  FLOWS
     ---------------------------------------------------------------

     Future net cash flows at each year end, as reported in the above schedule, were determined by summing the estimated annual net cash flows computed by:
     (1) multiplying estimated quantities of proved reserves to be produced during each year by current prices, and (2) deducting estimated expenditures to be incurred during each year to develop and produce the proved reserves (based on current costs).

     Income taxes were computed by applying year-end statutory rates to pretax net cash flows, reduced by the tax basis of the properties and available net operating loss carryforwards. The annual future net cash flows were discounted, using a prescribed 10% rate, and summed to determine the standardized measure of discounted future net cash flow.

     The Company cautions readers that the standardized measure information which places a value on proved reserves is not indicative of either fair market value or present value of future cash flows. Other logical assumptions could have been used for this computation which would likely have resulted in significantly different amounts. Such information is disclosed solely in accordance with Statement 69 and the requirements promulgated by the SEC to provide readers with a common base for use in preparing their own estimates of future cash flows and for comparing reserves among companies. Management of the Company does not rely on these computations when making investment and operating decisions.

15.  SUBSEQUENT EVENTS
     -----------------

     CONVERTIBLE DEBT AGREEMENT

     On February 1, 2007 the Company executed a Note and Warrant Purchase Agreement with an Institutional Investor for the sale of a $10,000,000, 8% Senior Secured Convertible Promissory Note and a four-year warrant to purchase 5,000,000 shares of common stock at an exercise price of $1.40 per share for total proceeds of $10,000,000. At the option of the investor, the three-year Convertible Note will be convertible into shares of common stock at a price of $1.00 per share after the earlier of one year from the closing of the transaction or three months after a registration statement relating to this transaction becomes effective. The

     Warrant  is  exercisable  one  year  after  the closing of the transaction.

     The Company may elect to redeem part or all of the outstanding Convertible Note at the later of (i) such time as the investor has the right to convert; and (ii) twelve months from the date of closing, at one-hundred ten percent (110%) of the principal amount of the Convertible Note, provided however that such redemption right only applies if, upon receiving notice of redemption, the lender has the right to convert all the shares the Company intends to redeem at the applicable conversion price and the applicable registration statement for the resale of such shares of common stock is effective.

     The Convertible Note is collateralized by a security interest in twenty-five percent of the membership interest of the Company's wholly owned subsidiary, Exploration Holding Co., LLC, which owns one-hundred percent of Barnett Petrosearch, LLC. Barnett Petrosearch is the subsidiary which owns a 5.54% interest in DDJET, Ltd, LLP, and participates in the Barnett Shale Project.